Exhibit 3.3
Execution Version

G-PRIVATE EQUITY LP
Amended and Restated
Agreement of Limited Partnership
Dated as of April 1, 2025

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AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
G-PRIVATE EQUITY LP
AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of G-Private Equity LP, a Delaware limited partnership (the “Partnership”), dated as of April 1, 2025, among the undersigned (herein called the “Unitholders,” which term shall include any Persons hereafter admitted to the Partnership and shall exclude any Persons who cease to be Unitholders) (such agreement, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires, this “Agreement”).
WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership filed in the office of the Secretary of State of the State of Delaware on December 9, 2024, and an Agreement of Limited Partnership was entered into as of January 6, 2025 and effective as of December 9, 2024 (the “Original Agreement”), between the General Partner and GS MBD Fund Initial Investor LLC, a Delaware limited liability company (the “Original Unitholder”); and
WHEREAS, the Unitholders desire to amend and restate the terms and provisions of the Original Agreement to, inter alia, admit Unitholders and evidence the withdrawal of the Original Unitholder.
NOW, THEREFORE, the parties hereto agree to be bound by the terms and provisions hereof and to amend and restate the Original Agreement in its entirety to read as follows:
ARTICLE I
GENERAL PROVISIONS
Section 1.01    Partnership Name.
The name of the Partnership is G-Private Equity LP.
Section 1.02    Place of Business and Registered Office; Registered Agent.
The Partnership shall maintain a registered office at Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, DE 19807. The principal place of business of the Partnership shall be 200 West Street, New York, NY 10282-2198, or such other place as the General Partner may determine from time to time. The name and address of the Partnership’s registered agent is Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, DE 19807.
Section 1.03    Fiscal Year.
The fiscal year of the Partnership (the “Fiscal Year”) for financial statement and U.S. federal income tax purposes shall end on December 31st, or such other date as may be selected by the General Partner without the consent of the Unitholders and permitted or required by law.
Section 1.04    Liability of Unitholders.
(a)    The names of all Unitholders, the amounts of their respective Class Percentages and the number and class of units of limited partnership interests in the Partnership (“Units”) allocated to such Unitholders shall be set forth in the books and records of the Partnership and may be updated from time to time by or on behalf of the General Partner in accordance with the provisions hereof and / or the Investment Management Agreement.
(b)    Except as provided herein or by the Delaware Act, the General Partner shall have the liabilities of a partner in a partnership without limited partners. The Unitholders shall have no liability except for breaches of their obligations hereunder and as otherwise provided by this Agreement and the Delaware Act.
(c)    As used in this Agreement, the term “former Unitholder” refers to such Persons as hereafter from time to time cease to be a Unitholder pursuant to the terms and provisions of this Agreement.
Section 1.05    Purposes and Powers of the Partnership.
(a)    The Partnership is organized for the object and purpose of engaging in any lawful act or activity for which limited partnerships may be formed under the Delaware Act, including the following:
(i)    to invest its capital, directly or indirectly, principally in Single Asset Private Equity Investments, Other Secondaries Investments and Liquidity Assets;
(ii)    to, directly or indirectly, issue, invest in, purchase, borrow, lend and sell or transfer, and / or to exercise all rights, powers, privileges and other incidents of ownership with respect to capital stock, preorganization certificates and subscriptions, warrants, partnership interests, equity interests in trusts and limited liability companies, convertible debt securities and other equity and equity-related securities (including preferred equity and other similar securities or instruments with equity-like returns or any equity component (including shareholder loans)), notes, loans, debt securities and other evidences of indebtedness (whether secured or unsecured and including loans acquired with or without equity or equity-related securities), participation interests in respect thereof, and trust receipts, whether such securities are readily marketable or not and whether of a speculative nature or not, and in rights and options relating thereto directly or indirectly with respect to operating companies or their Affiliates (including entities managed by an investment manager other than Goldman Sachs) (such investments, together with Single Asset Private Equity Investments, Other Secondaries Investments and Liquidity Assets, referred to herein collectively as the “Investments” and each, as an “Investment”) and
(iii)    to, directly or indirectly, identify, acquire, hold, manage and dispose of such Investments in accordance with the terms of this Agreement.
(b)    The Partnership (and the General Partner, acting for and on behalf of the Partnership) shall have the power to enter into, make and perform all such contracts and other undertakings, and engage in all such activities and transactions (including financings), as the General Partner may deem necessary or advisable for or incidental to the carrying out of the foregoing objects and purposes, including:
(i)    to pursue, negotiate and enter into transactions with respect to Investments and, in connection therewith, to facilitate investments in Portfolio Assets, including providing or arranging for financing for investments in Portfolio Assets;
(ii)    either by itself or by contract with others, including a corporation, partnership or limited liability company whose stockholders, partners, members, directors, officers or employees are stockholders, partners, members, directors, officers or employees of the Investment Manager or any Affiliate of the Investment Manager, to maintain for the conduct of Partnership affairs one or more offices and in connection therewith to rent or acquire office space, engage personnel, whether part-time or full-time, and to do, or cause to be done, such other acts as the General Partner may deem necessary or desirable in connection with the maintenance and administration of the affairs of the Partnership;
(iii)    to register or qualify the Partnership under any applicable United States federal or state or non-U.S. laws, or to obtain exemptions under such laws, if such registration, qualification or exemption is deemed necessary or desirable by the General Partner;

(iv)    to form, or jointly form with one or more of the Other Investment Vehicles (including the Employee Fund and / or any other co-investor), one or more corporations, partnerships, limited liability companies, or other appropriate entities for the purpose of financing, making, holding or disposing of any Investment or Investments, or incurring indebtedness for borrowed money or otherwise, to cause any such entities to issue common or preferred equity interests or evidences of indebtedness or other debt interests, and to register or qualify or obtain exemptions for any such entities as provided in clause (iii) above, or to obtain the listing thereof on one or more securities exchanges or the quotation thereof on trading systems;
(v)    to engage financial and other advisors, service providers, brokers, underwriters, custodians, attorneys, accountants, transfer agents, administrators, consultants, including, for the avoidance of doubt, Industry Advisors, appraisers and such other Persons as the General Partner may deem necessary or desirable (any of which may be Goldman Sachs);
(vi)    to incur (or cause a Portfolio Asset to incur) indebtedness for borrowed money or otherwise as contemplated by Section 2.11, acting on its own or through any other financing vehicle and to provide Credit Support therefor;
(vii)    to utilize Derivative Financial Instruments; and
(viii)    to take all such other actions as the General Partner may deem necessary or advisable to achieve the investment objective, including as contemplated by the Partnership’s Offering Memorandum, or pursuant to the authority granted to the General Partner under Section 2.02.
(c)    Subject to Section 2.11, the investment restrictions set forth in the Offering Memorandum and any applicable restrictions set forth in this Agreement, the Partnership may perform all activities necessary or incidental to making, maintaining, or harvesting Investments, including (i) entering into guarantees or providing letters of credit, (ii) making bridge investments (debt or equity) in a Portfolio Asset, (iii) making loans to a Portfolio Asset, its management and / or directors, Industry Advisors or others, in each case, as deemed appropriate in connection with the investment, (iv) acquiring or investing in debt securities or other debt instruments or other evidences of indebtedness and (v) incurring indebtedness or other obligations (whether recourse or non-recourse to the assets of the Partnership) or making guarantees to support indebtedness or other obligations.
Section 1.06    Assignability of Units; Assignment by General Partner.
(a)    Except as provided in Section 1.06(b), a Unitholder may not sell, exchange, assign, pledge, hypothecate, mortgage, charge, transfer or otherwise dispose of (each, a “Transfer”) its Units or any beneficial or other interest therein, in whole or in part, to any Person except by operation of law pursuant to the death, adjudication of incompetency, insolvency or bankruptcy of the Unitholder, nor substitute any other Person as a Unitholder without (i) the prior written consent of the General Partner, which may be withheld in its sole discretion, (ii) the receipt by the General Partner of a certificate, document or agreement from the transferee of the Unitholder’s Units (in form and content acceptable to the General Partner) confirming that such transferee is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules promulgated thereunder and an “accredited investor” as defined in Regulation D promulgated under the Securities Act (together with supporting information if requested by the General Partner) and that such transferee may only resell such Units to another “qualified purchaser” and, in any event, subject to all of the provisions of this Agreement, and such other certificates, documents or agreements as the General Partner may request, and (iii) if requested by the General Partner, the receipt by the General Partner not less than ten (10) Business Days prior to the date of any proposed Transfer of a written opinion of reputable counsel (who may be counsel for the Partnership), satisfactory in form and substance to the General Partner, to the effect that such Transfer would not:
(i)    require registration of the Units under the Securities Act, the Exchange Act or any other securities laws applicable to the Partnership or the Units to be transferred;

(ii)    result in the Partnership failing to qualify for an exception from registration, or otherwise being required to register, as an investment company under the Investment Company Act;
(iii)    result in a risk that the Partnership would be treated as a publicly traded partnership taxable as a corporation or otherwise be taxable as a corporation, in each case for U.S. federal income tax purposes;
(iv)    result in any material adverse consequence to Portfolio Assets or the Partnership’s other investment activities;
(v)    result in the Partnership holding “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code (or other similar applicable law);
(vi)    result in any other material adverse tax, legal, regulatory or other consequences to the Partnership (or its Unitholders generally, or to one or more of its Affiliates, including Goldman Sachs); or
(vii)    result in any violation of other applicable laws or regulations.
(b)    For the avoidance of doubt, a Transfer of a Unitholder’s Units includes entering into any financial instrument or contract, the value of which is determined in whole or in part by reference to the Partnership (including the amount of Partnership distributions, the value of Partnership assets, or the results of Partnership operations). Prior to any Transfer, each purchaser or transferee of Units will be required to represent that the Units are being acquired for its own account, for investment, and not with a view to resale or distribution, and may be required to meet such other requirements, and provide such other documentation in accordance with Section 9.16, as may be determined by the General Partner from time to time, in its sole discretion, including but not limited to those set forth in this Section 1.06. Any such transferee of Units that are transferred in accordance with the provisions of this Section 1.06 shall be admitted as a Unitholder of the Partnership upon the execution by or on behalf of such Person of a counterpart signature page to this Agreement and such other documentation evidencing such transfer and admission as may be required by the General Partner. The General Partner shall have the right, in its sole discretion, to allocate, or otherwise charge, to any transferring Unitholder all or a portion of the expenses, including attorneys’ fees, incurred by the Partnership in connection with any Transfer of all or a portion of a Unitholder’s Units. Any attempted Transfer not made in accordance with this Section 1.06 shall be cancelled.
(c)    The General Partner may not assign its rights, obligations, responsibilities and interests in, or arising under, this Agreement (in whole or in part) to any Person or Persons; provided, however, that the foregoing limitation shall not apply to an assignment by the General Partner of all or any part of its rights, obligations, responsibilities and interests in, or arising under, this Agreement to any Person that is a subsidiary or Affiliate of, or a successor to, the General Partner. The General Partner may also assign its rights, obligations, responsibilities and interests in, or arising under, this Agreement (in whole or in part) to any Person or Persons upon the prior consent of a Majority in Interest or any Specified Person. Any Person or Persons to whom the General Partner assigns its rights, obligations, responsibilities and interests in, or arising under, this Agreement (in whole or in part) in accordance with this Section 1.06 shall simultaneously with such assignment become the sole or an additional general partner of the Partnership, as the case may be, and shall continue the business of the Partnership, and no dissolution of the Partnership shall be effected thereby; provided that, such Person agrees to be bound by all of the provisions of this Agreement. Any assignee of the entire rights, obligations, responsibilities and interests in, or arising under, this Agreement of the General Partner in accordance with this Section 1.06 is hereby authorized to and shall continue the business of the Partnership without dissolution.

Section 1.07    Reliance by Third Parties.
Persons dealing with the Partnership, including the Investment Manager and / or the Sub-Investment Manager, are entitled to rely conclusively upon the power and authority of the General Partner herein set forth and the delegation of certain such power and authority to the Investment Manager and the Sub-Investment Manager provided in Section 2.04.
Section 1.08     Definitions.
As used in this Agreement, the following terms shall have the following meanings:
“Accounting Period” shall mean the following periods: The initial Accounting Period shall commence upon the commencement of operations of the Partnership. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close at the close of business on the first to occur of (i) the last Business Day of each calendar month, (ii) the last Business Day of each Fiscal Year, (iii) the effective date of the admission of a new Unitholder pursuant to Section 3.03, (iv) the effective date of an additional Subscription pursuant to Section 3.03, (v) the effective date of any repurchase or complete withdrawal pursuant to Article V or Article VI hereof, (vi) the date when the Partnership dissolves, or (vii) such other date(s) as determined by the General Partner in its sole discretion.
“Additional Growth Fund” shall mean the additional investment vehicles established by AM Private that are focused on investments in equity, equity-related and similar securities or instruments of single portfolio companies and other assets primarily alongside certain current and future Goldman Sachs private investment funds focused on growth, sustainability and / or life sciences (including in the Asia-Pacific region).
“Administrator” shall have the meaning specified in Section 2.02(i).
“Administrator Fees” shall have the meaning specified in Section 2.07(b)(xxi).
“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.
“Advisory Committee” shall have the meaning specified in Section 2.08(a).
“Affiliate”, with respect to any Person means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For the purposes of Section 9.19, “control” shall be determined under Section 2(a) of the BHCA.
“Affiliated Unitholder” shall mean affiliates of Goldman Sachs that hold Units.
“Agreement” shall have the meaning specified in the preamble preceding this Article I.
“AM Private” shall mean Goldman Sachs Asset Management Private.
“AM Private Investments” shall mean Single Asset Private Equity Investments managed by AM Private.
“Beginning Value” shall mean, with respect to any Accounting Period, the value of the Partnership’s Net Assets at the beginning of such Accounting Period (for the avoidance of doubt, after giving effect to any repurchases, distributions and Subscriptions as of the beginning of such Accounting Period, and without giving effect to any accrued but unpaid Carried Interest).
“BHC Unitholder” shall mean a Unitholder that is (i) a bank holding company, as defined in Section 2(a) of the BHCA, (ii) a Person subject to Section 4 of the BHCA irrespective of whether such

Person is a bank holding company, (iii) a non-bank subsidiary (as defined in Section 2(d) of the BHCA) of a bank holding company or any such other Person, or (iv) an affiliate (as defined in Section 2(k) of the BHCA) of a bank holding company or any such other Person that is not a bank or a subsidiary of a bank.
“BHCA” shall mean the U.S. Bank Holding Company Act of 1956, as the same may be amended from time to time.
“Board” shall have the meaning specified in Section 2.01.
“Business Day” shall mean any day on which commercial banks are open for business in New York, New York.
“Carried Interest” shall have the meaning specified in Section 4.04(a).
“Carry Recipients” shall mean (i) Goldman Sachs in its capacity as a holder of Class A Units, (ii) in the discretion of the General Partner, certain of its employees who are senior professionals within Goldman Sachs, in their capacity as holders of Class A Units and (iii) any Person to whom all or part of the Class A Units of any Carry Recipient has been transferred and, in each case, which has been admitted to the Partnership as a Unitholder in respect of such Class.
“Class” or “Classes” shall have the meaning specified in Section 3.01.
“Class A” shall mean the Class described and referred to as “Class A” in the Offering Memorandum.
“Class A Units” shall mean the Units issued to the Carry Recipients, directly or indirectly, as further described and referred to as “Class A Units” in the Offering Memorandum.
“Class Account” shall have the meaning specified in Section 4.01(a).
“Class G Units” shall mean the Units described and referred to as “Class G Units” in the Offering Memorandum.
“Class Percentage” shall have the meaning specified in Section 4.02.
“Class RSD Lock-Up Period” shall have the meaning specified in Section 5.02(a).
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Communications Act” shall mean the Communications Act of 1934, as amended.
“Confidential Information” shall have the meaning specified in Section 9.15(a).
“Consolidated Class” shall have the meaning specified in Section 3.02.
“Consulting Group” shall mean one or more councils or consulting groups formed by the Investment Manager, whose members, in the judgment of the Investment Manager, are expected to add value to the Partnership’s activities.
“Continuation Vehicle” shall mean a fund vehicle formed by an Underlying Manager for the purpose of acquiring interests in one or more portfolio companies or assets from one or more other investment vehicle(s) managed by the same Underlying Manager. Whether a Continuation Vehicle is considered to invest in a single portfolio company or asset (including with respect to what constitutes a single portfolio company or asset) shall be determined by the Investment Manager and / or the Sub-Investment Manager in its sole discretion.
“Credit Support” shall have the meaning specified in Section 2.11(a)(v).
“CRS” shall mean the European Union Council Directive 2014/107/EU, any law, rule, regulation, or other guidance promulgated thereunder, and any intergovernmental or similar agreements pursuant thereto.
“DAC 6” shall mean the European Union Council Directive 2018/822/EU implemented in Luxembourg under the law dated March 25, 2020, as amended, any law, rule, regulation, or other guidance promulgated thereunder, and any intergovernmental or similar agreements pursuant thereto.
“Delaware Act” shall mean the Delaware Revised Uniform Limited Partnership Act, as the same may be amended from time to time.
“Delegation Agreement” shall mean the Delegation Agreement between the Partnership, the Investment Manager and the Sub-Investment Manager pursuant to which the Investment Manager has delegated certain investment management functions in relation to the Partnership to the Sub-Investment Manager, or any successor agreement thereto (where the context requires).
“Derivative Financial Instruments” shall mean swaps, caps, collars, floors, forward contracts, options and / or any other financial instruments with similar characteristics.
“DEUCC” shall have the meaning specified in Section 9.11.
“Director” shall have the meaning specified in Section 2.01.
“Director Disapproval Notice” shall have the meaning specified in Section 9.20(a).
“Dissolution Event” shall have the meaning specified in Section 7.01(a).
“Dissolution Meeting” shall have the meaning specified in Section 7.01(b)(iii).
“Dissolution Record Date” shall have the meaning specified in Section 7.01(b)(i)(B).
“Distribution Fee” shall have the meaning specified in Section 2.06(d).
“Distributor” shall have the meaning specified in Section 2.06(d).
“DRIP” shall mean the Partnership’s Distribution Reinvestment Plan, attached hereto as Exhibit C, as amended, modified, revised or restated from time to time.
“Early Exit Fee” shall have the meaning specified in Section 5.02(d).
“Effective Date” shall have the meaning specified in Section 2.07(c).
“Eligible Investor” shall mean, unless otherwise determined by the General Partner, “U.S. Persons” within the meaning of Regulation S under the Securities Act and within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes that are “accredited investors” (as defined in Regulation D of the Securities Act) and (i) “qualified purchasers” as defined in Section 2(a)(51) of the Investment Company Act and the rules promulgated thereunder or (ii) “knowledgeable employees” as defined in Rule 3c-5 under the Investment Company Act.
“Eligible Operating Expenses” shall mean all Operating Expenses other than any costs and expenses described in clauses (x)(B), (x)(C), (xii), (xiii), (xx), (xxiii), (xxvi), (xxvii), (xxix), (xxxiii) and (xxxviii)

of the definition of “Operating Expenses” in Section 2.07(b) below and any costs and expenses of Underlying Funds borne by the investors in such Underlying Funds.
“Employee Fund” shall mean any one or more investment entities affiliated with Goldman Sachs, which may be organized for the direct or indirect benefit of qualified current and former Goldman Sachs employees (as determined by the Investment Manager) and their respective investment vehicles to invest, among other things, directly or indirectly, in or alongside the Partnership or Other Investment Vehicles.
“Ending Value” shall mean, with respect to any Accounting Period, the value of the Partnership’s Net Assets at the end of such Accounting Period (before giving effect to any Early Exit Fee or any accrued but unpaid Carried Interest and after adding back any Management Fee and Distribution Fee paid or accrued during such Accounting Period, but after giving effect to all other expenses for such Accounting Period).
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ESG” shall have the meaning specified in Section 2.07(b)(xviii).
“ESPI” shall mean the Office of Economic Sanctions Policy and Implementation of the U.S. Department of State.
“Excess Profits” shall have the meaning specified in Section 4.04(a)(i).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.
“Expense Threshold” shall have the meaning specified in Section 2.07(c).
“FATCA” shall mean Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any applicable intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“FCC” shall mean the United States Federal Communications Commission.
“FCC Rules” shall mean all applicable rules, regulations and policies of the FCC.
“Feeder Fund” means an investment vehicle, whether formed by the Investment Manager, an Affiliate of the Investment Manager, or a third party, that invests all or substantially all of its assets in the Partnership, and designated as such by the Investment Manager.
“Feeder Fund Investor” means a limited partner, unitholder, member or similar equity investor in a Feeder Fund.
“Financing” shall have the meaning specified in Section 2.11(a).
“First Closing” shall mean the first date on which Units are issued to Unitholders other than Goldman Sachs or the General Partner, which shall occur on such date as reasonably determined by the General Partner in its discretion.
“Fiscal Year” shall have the meaning in Section 1.03.
“FOIA” shall mean the United States Freedom of Information Act, as amended.

“GAAP NAV” shall mean the Partnership’s calculation of NAV in accordance with U.S. GAAP, as reflected in the financial statements of the Partnership.
“General Partner” shall mean G-Private Equity GP Advisors LLC, a Delaware limited liability company, or any Person who, at the time of reference thereto, has been duly appointed as the general partner of the Partnership.
“Goldman Sachs” shall mean Goldman Sachs & Co. LLC, together with The Goldman Sachs Group, Inc. (or any Person that succeeds to the business of The Goldman Sachs Group, Inc., substantially as an entirety), and its other subsidiaries and Affiliates (excluding Portfolio Assets).
“Goldman Sachs Value Accelerator” shall mean Goldman Sachs’ proprietary operation consulting resource platform.
“G-PE” shall mean the Partnership and G-PE Lux.
“G-PE Lux” shall mean G-Private Equity (Lux), a sub-fund of Goldman Sachs Alternatives SICAV, an evergreen investment vehicle domiciled in Luxembourg.
“GS Regulatory Repurchase” shall mean any repurchase of Units held by Goldman Sachs (including any Employee Fund) that Goldman Sachs determines is necessary or appropriate to comply with, or diminish or otherwise modify the burden associated with, any laws, regulations or reporting requirements applicable to Goldman Sachs.
“High Water Mark” shall mean, with respect to a Class, an amount initially equal to zero and cumulatively increased by the absolute value of any negative annual Total Returns of such Class and decreased by any positive annual Total Returns of such Class (subject to adjustment pursuant to Section 4.04(b)); provided that the High Water Mark shall at no time be less than zero; provided, further, that the calculation of the High Water Mark will exclude the Total Returns related to any Units repurchased during the applicable period, which Units will be subject to the Carried Interest upon such repurchase as set forth in Section 4.03.
“Hurdle Amount” means, for any annual or other relevant period, an amount that results in a 5% annualized internal rate of return on the NAV of the relevant Class calculated using the “XIRR” function in Microsoft Excel or an equivalent function in another software package that considers the effective accounting date of all activity included in the calculation (subject to adjustment pursuant to Section 4.04(b)) and taking into account the timing and amount of all distributions accrued or paid (without duplication) in respect of such Class since the beginning of such period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units repurchased during the applicable period (which Units will be subject to Carried Interest upon repurchase as set forth in Section 4.04). The Hurdle Amount is not cumulative and will reset each year.
“Indebtedness” shall have the meaning specified in Section 2.11(b).
“Indemnified Person(s)” shall have the meaning specified in Section 2.05(b).
“Indemnified Specified Persons” shall have the meaning specified in Section 2.05(b).
“Independent Person” shall mean the General Partner (so long as the General Partner is not an Affiliate of Goldman Sachs), the Directors of the General Partner (all of whom will be independent of Goldman Sachs), an Other Investment Vehicle Advisory Committee or one or more other persons (or committee of persons) who are not affiliated with Goldman Sachs, in each case to the extent appointed by Goldman Sachs to review and approve or disapprove certain matters on behalf of the Partnership.

“Industry Advisors” shall mean one or more Persons with industry, managerial or other expertise who are not employees of Goldman Sachs (but who may be former employees of Goldman Sachs) and who are retained by the Investment Manager and / or the Sub-Investment Manager in connection with the Partnership’s investment activities.
“Investment” shall have the meaning in Section 1.05(a).
“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended.
“Investment Management Agreement” shall mean the Investment Management Agreement among the Partnership, the General Partner and the Investment Manager, substantially in the form attached hereto as Exhibit A.
“Investment Manager” shall mean Goldman Sachs & Co. LLC (in its capacity as investment manager of the Partnership) or a successor investment manager of the Partnership.
“Leverage Limit” shall have the meaning specified in Section 2.11(b).
“Liquidation Agent” shall have the meaning specified in Section 7.02(c).
“Liquidity Assets” shall mean cash, cash equivalents, short term liquid instruments (such as money market instruments) and other tradeable securities or debt instruments (including syndicated bank loans, public fixed income securities and exchange-traded funds).
“Majority in Interest” shall mean Unitholders holding a majority of the Units then entitled to vote in the Partnership (based on the NAV of the outstanding Units (excluding from such vote any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner)), subject to any adjustment required under Section 9.19.
“Management Fee” shall have the meaning specified in Section 2.06(a).
“Management Indemnified Person” shall have the meaning specified in Section 2.05(a).
“Media Company” shall mean any Portfolio Asset that, directly or indirectly, owns, controls or operates a broadcast station, cable television system, a wireless or wireline telecommunications business, daily newspaper, any other communications facility or any other activity regulated by, or otherwise subject to ownership restrictions imposed by, the FCC (including restrictions imposed by Section 310(b) of the Communications Act).
“Meeting Request” shall have the meaning specified in Section 7.01(b)(i)(A).
“Multi-Strategy Annual Funds” shall mean the investment vehicles that AM Private expects to form each year and the multi-strategy funds that qualify and have been authorized as European long-term investment funds pursuant to Regulation (EU) 2015/760 of the European Parliament and of the Council of 29 April 2015 on European long-term investment funds as amended from time to time that AM Private expects to offer interests in, as well as their predecessor vehicles and their successor vehicles.
“NAV” shall have the meaning specified in Section 2.02(i). For the avoidance of doubt, any reference in this Agreement to “NAV” shall refer to the Transactional NAV (as defined below) of the Partnership, unless indicated otherwise.
“Net Assets” shall mean the excess of the Partnership’s total assets over its total liabilities, determined in accordance with Section 4.06.

“Net Capital Appreciation” shall mean, with respect to any Accounting Period, the excess, if any, of the Ending Value over the Beginning Value.
“Net Capital Depreciation” shall mean with respect to any Accounting Period, the excess, if any, of the Beginning Value over the Ending Value.
“New Issues” shall have the meaning as such term is defined under Financial Industry Regulatory Authority Rule 5130, as amended, supplemented and interpreted from time to time.
“OFAC” shall have the meaning specified in Section 6.02.
“Offering Memorandum” shall mean the Offering Memorandum of the Partnership, as amended or supplemented from time to time.
“Offset Fees” shall have the meaning specified in Section 2.06(b).
“Operating Expenses” shall have the meaning specified in Section 2.07(b).
“Organizational Expenses” shall have the meaning specified in Section 2.07(a).
“Original Agreement” shall have the meaning specified in the recitals preceding this Article I.
“Original Unitholder” shall have the meaning specified in the recitals preceding this Article I.
“Other Investment Vehicle” shall mean all entities, separate accounts and / or other investment vehicles (other than the Partnership) (including the Additional Growth Funds, the Vintage Funds, the PECP Funds, G-PE Lux, the Multi-Strategy Annual Funds, the Goldman Sachs balance sheet and any applicable employee funds as well as other vehicles and accounts formed in the future, including entities, accounts and / or other investment vehicles having similar or different investment objectives and strategies to the Partnership) established, sponsored and / or managed by Goldman Sachs.
“Other Investment Vehicle Advisory Committee” shall mean the limited partner advisory committee of an Other Investment Vehicle alongside which the Partnership invests.
“Other Secondaries Investments” shall mean certain other transactions which seek to provide liquidity, capital or partnering solutions to investors and managers in the private markets (including Continuation Vehicles that acquire multiple assets) and other investment opportunities identified for the Vintage Funds.
“Partnership” shall have the meaning specified in the preamble preceding this Article I.
“Partnership Representative” shall have the meaning specified in Section 8.03(a).
“PECP Funds” means the Private Equity Co-Investment Partners family of funds, which includes Private Equity Co-Investment Partners IV LLC, Private Equity Co-Investment Partners IV Offshore LP and Private Equity Co-Investment Partners IV Offshore SCSp and any predecessor funds and successor funds.
“Person” shall mean any individual, partnership, limited liability company, corporation, trust, estate or other entity.
“Portfolio Asset” shall mean any Person in which the Partnership has made one or more investments, directly or indirectly, and all subsidiaries and parent companies, including parent holding companies thereof, as reasonably determined by the General Partner. For the avoidance of doubt, references herein to Portfolio Assets may refer to an investment by the Partnership in a Single Asset Private Equity Investment, XIG Investment and / or Liquidity Asset.

“Repurchase Cap” shall have the meaning specified in Section 5.03(a).
“Repurchase Cut-Off Date” shall have the meaning specified in Section 5.02(a).
“Repurchase Date” shall have the meaning specified in Section 5.02(a).
“Repurchase Request” shall have the meaning specified in Section 5.02(a).
“Repurchasing Unitholders” shall have the meaning specified in Section 7.01(a).
“Resignation Event” shall have the meaning specified in Section 2.03(c).
“Revocation Notice” shall have the meaning specified in Section 9.18.
“Roll-Up” shall have the meaning specified in Section 4.01(e).
“RSD Units” shall mean the Units referred to as “Class RSD01” and “Class RSD02” Units in the Offering Memorandum.
“Sanctioned Unitholder” shall mean any Unitholder subject to sanctions under any Sanctions Laws and Regulations, for and only for the period of time that such Unitholder is subject to such sanctions.
“Sanctions Laws and Regulations” shall mean (i) any U.S. sanctions laws and regulations imposed or administered by OFAC or ESPI, (ii) any other trade, economic, military or other sanctions laws or regulations imposed by the United Nations or any governmental or regulatory authority of the United States, the European Union, individual member states of the European Union or His Majesty’s Treasury of the United Kingdom and (iii) applicable anti-money laundering laws and regulations relating to the fight against money laundering and against terrorism financing.
“Sarbanes-Oxley” shall mean the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, in each case as the same may be amended.
“Sarbanes-Oxley Insider” shall mean any Unitholder of the Partnership who is a director or executive officer (or equivalent thereof) of The Goldman Sachs Group, Inc.
“Second Closing” shall mean the subsequent Subscription Date immediately following the First Closing.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“Securities Act” shall mean the United States Securities Act of 1933, as amended.
“Service Company” shall mean any third-party service provider engaged by the Investment Manager to provide a manager, director, officer and / or corporate administrative services with respect to the General Partner and / or Partnership and their respective Affiliates and successors.
“Single Asset Private Equity Investment” shall mean Investments with exposure to a single Portfolio Asset or asset, as further described in the Offering Memorandum.

“Specified Person Member” means, with respect to a Specified Person, such Specified Person, any member of such Specified Person (if such Specified Person is a committee or other group of Persons), and any Person appointing any such member.
“Specified Persons” means the Advisory Committee or Independent Person(s) in each case to the extent appointed by Goldman Sachs to review and approve or disapprove certain matters on behalf of the Partnership.
“Sub-Account” shall have the meaning specified in Section 4.01(c).
“Sub-Distributor” shall have the meaning specified in Section 2.06(d).
“Sub-Investment Manager” shall mean Goldman Sachs Asset Management, L.P. (in its capacity as sub-investment manager of the Partnership) or a successor sub-investment manager of the Partnership.
“Subscription” shall have the meaning specified in Section 3.03(a).
“Subscription Booklets” shall mean the forms of subscription agreements with the Unitholders relating to the offering of the Units (including any annexes and / or supplements thereto).
“Subscription Date” shall have the meaning specified in Section 3.03(b).
“Subscription Request” shall have the meaning specified in Section 3.03(b).
“Successor Agreement” shall have the meaning specified in Section 2.04(c).
“Taxes” shall mean taxes imposed by any U.S. federal, state, or local, or non-U.S. taxing authority, including penalties and interest thereon, any additions to tax and any related costs and expenses.
“Tax-Exempt Owner” shall mean a Person that is, or is directly or indirectly owned (in whole or in part) by, a “U.S. tax-exempt entity” (or a tax-exempt account), including any corporation 50% or more of which is owned by one or more U.S. tax-exempt entities. For purposes of the definition of “Tax-Exempt Owner,” a “U.S. tax-exempt entity” means: (i) the United States, any State or political division thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing; (ii) a United States organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code; or (iii) any Indian tribal government described in Section 7701(a)(40) of the Code.
“Tax Reporting Regime” shall mean FATCA, DAC 6, CRS or any comparable U.S. federal, state or local or non-U.S. law, or any directive or implementing authority of any of the foregoing.
“Third-Party Financing Provider” shall mean each third-party financing provider from which G-PE purchases certain assets.
“Third-Party Information” shall have the meaning specified in Section 9.15(f).
“Total Returns” means, for any annual or other relevant period, the sum of: (i) all distributions accrued or paid (without duplication) in respect of the relevant Class since the beginning of such period plus (ii) the amount of any change in the Partnership’s Transactional NAV attributable to the relevant Class since the beginning of such period (subject to adjustment pursuant to Section 4.04(b)) after giving effect to the Management Fees and applicable Organizational Expenses and Operating Expenses of the Partnership; provided that the calculation of Total Returns will be made at the level of each Class and will (i) exclude the impact of any Distribution Fees paid during the applicable period, (ii) treat any withholding tax on distributions paid by or received by the Partnership as distributions made by the Partnership, and (iii) exclude all Taxes (whether paid, payable, accrued or otherwise (taking into account applicable accounting standards and / or such other considerations as the Investment Manager determines to be relevant) in the relevant calendar year) of the Partnership and / or any intermediate entity through which the Partnership indirectly invests in an Investment, each as determined in good faith by the Investment Manager. For the avoidance of doubt, the Partnership’s performance as shown in the Partnership’s annual audited financial statements will be based on the GAAP NAV rather than the Transactional NAV.
“TPB Provisions” shall have the meaning specified in Section 9.08.
“Transactional NAV” shall mean the Partnership’s calculation of NAV for purposes of determining the Expense Threshold, measuring the investment restrictions set forth in the Offering Memorandum and calculating subscription Units, Management Fees, Distribution Fees, Transfer Agent Fees, Administrator Fees, Carried Interest, repurchase proceeds and / or other similar asset-based fees. For the avoidance of doubt, the calculations of “Transactional NAV,” to the extent that they incorporate valuations of certain Partnership’s assets and liabilities, will not be prepared in accordance with U.S. GAAP.
“Transfer” shall have the meaning specified in Section 1.06(a).
“Transfer Agent Fees” shall mean any fees of, and out-of-pocket expenses incurred by, any Person acting as transfer agent to the Partnership (including any fees and expenses of third-party agent(s) engaged by the transfer agent to assist in providing transfer agent services for the Partnership).
“Treasury Regulations” shall mean the United States Treasury Regulations promulgated under the Code, as they may be amended from time to time.
“U.S. GAAP” shall mean U.S. generally accepted accounting principles.
“Underlying Funds” shall mean investments in or related to partnerships, limited liability companies, corporations and other privately traded or publicly traded pooled investment vehicles.
“Underlying Manager” shall mean the manager of an Underlying Fund.
“Unit Repurchase Plan” shall have the meaning specified in Section 5.02(a).
“Unitholder” shall have the meaning specified in the preamble preceding this Article I.
“Units” shall have the meaning specified in Section 1.04(a).
“Valuation Day” shall have the meaning specified in Section 4.06(a).
“Value Accelerator Members” shall mean members of the Goldman Sachs Value Accelerator.
“Vintage Funds” shall mean the Vintage family of funds, which includes Vintage IX A LP, Vintage IX B LP, Vintage IX A Offshore SCSp and Vintage IX B Offshore SCSp and any predecessor or successor funds thereto.
“Volcker Rule” shall mean Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation VV as adopted by the Board of Governors of the Federal Reserve, each as amended.
“XIG” shall mean Goldman Sachs External Investing Group.
“XIG Investment” shall mean Other Secondaries Investments together with XIG Single Asset Investments.

“XIG Single Asset Investments” shall mean any Single Asset Private Equity Investments managed by XIG.
All other defined terms used in this Agreement shall have the respective meanings assigned to them in the Sections in which they appear. For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the words “including,” “includes,” “include,” and other words of similar import shall be deemed to be followed by the phrase “without limitation.” For the avoidance of doubt, any reference to the Investment Manager in this Agreement shall include, where the context so requires, the Sub-Investment Manager. Except as otherwise expressly provided hereunder and / or in the Investment Management Agreement or the Delegation Agreement (as applicable), in any case where Goldman Sachs, the General Partner, the Investment Manager or the Sub-Investment Manager (as applicable) or the Independent Person is authorized or required to take an action, make any determination or give any approval, it shall do so in its sole discretion or sole judgment taking into account any considerations it deems appropriate and when so doing shall not, to the fullest extent permitted by law, be, subject to any duties or standards existing under applicable law, including the Delaware Act (or in equity). It is intended that the terms of this Agreement be construed in accordance with their fair meanings and not against any particular Person, including the General Partner. Except as otherwise provided herein, all non-U.S. dollar assets and liabilities shall be considered to be the U.S. dollar equivalent thereof at the then-applicable conversion spot rates as determined by the Investment Manager and / or the Sub-Investment Manager.
ARTICLE II
MANAGEMENT OF THE PARTNERSHIP
Section 2.01    Management Generally.
Subject to Section 2.04, the management of the Partnership shall be vested exclusively in the General Partner, and the General Partner on behalf of the Partnership shall execute and deliver, pursuant to Section 2.04, (i) the Investment Management Agreement delegating the oversight and management of the Partnership to the Investment Manager and (ii) the Delegation Agreement delegating certain oversight and management of the Partnership to the Sub-Investment Manager. The General Partner will be managed by a board of directors (the “Board,” and each person who serves on the Board, a “Director”) comprised of individuals who are independent of Goldman Sachs. The Unitholders (other than the General Partner) shall have no part in the management or control of the Partnership and shall have no authority or right to act on behalf of, or bind, the Partnership in connection with any matter.
Section 2.02    Authority of the General Partner.
Subject to Section 2.04, the General Partner shall have the power on behalf of itself and / or for and on behalf and in the name of the Partnership (as applicable) to carry out any and all of the objects, purposes and powers of the Partnership set forth in Section 1.05 (and to delegate certain power and authority to the Investment Manager and the Sub-Investment Manager, as applicable, as provided for in Section 2.04) and to perform all acts which it may deem necessary or appropriate for or incidental to the carrying out of such objects and purposes, in accordance with any applicable law, including the power and authority to:
(a)    make investments and purchase, sell, convert or otherwise redeem, liquidate, deal in or dispose of, any investments, security or other property for the Partnership (and contract with respect to the foregoing), including in any such transaction (x) in which Goldman Sachs is acting as agent, and to pay commissions to Goldman Sachs in connection with any such transaction, (y) in which Goldman Sachs is acting as agent for a Portfolio Asset or its Affiliates or sponsors, and Goldman Sachs receives commissions in connection with any such transaction, or (z) in which Goldman Sachs purchases or sells such security or other property as principal;

(b)    subject to the Leverage Limit set forth in Section 2.11(b), lend, either with or without security, funds or other properties of the Partnership (including lending to or through the General Partner, Goldman Sachs or any of their Affiliates), borrow or raise funds (including borrowing from the General Partner, Goldman Sachs or any of their Affiliates), and secure the obligations of the Partnership by pledges or hypothecation of all or any part of the property of the Partnership;
(c)    open, maintain, and close bank, money market, brokerage and other accounts to receive and disburse money;
(d)    manage the Investments, including the administration of Investments and the realization of those Investments;
(e)    exercise any voting or consent rights, in person or by proxy, with respect to the Investments;
(f)    make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, at the discretion of the General Partner, be necessary or desirable for the acquisition, management, or disposition of Investments and other assets of the Partnership;
(g)    do any and all acts on behalf of the Partnership (including any such actions with respect to certain tax matters pursuant to Section 8.03) and exercise all rights of the Partnership (including exercise of (i) any voting rights and other rights as a holder of Investments or creditor or as party to a shareholder, credit or loan agreement or indenture or similar agreement and (ii) any rights to elect to adjust the tax basis of assets) with respect to its interest in any Person;
(h)    employ, engage, replace and / or dismiss on behalf and at the expense of the Partnership, any and all financial advisors, underwriters, attorneys, accountants, consultants, appraisers or custodians of the assets of the Partnership or other agents, professionals, intermediaries and advisors, including Goldman Sachs and / or Industry Advisors or Consulting Group members or other consultants, on such commercially reasonable terms and for such reasonable compensation as the General Partner may determine whether or not such Person may be an Affiliate of the General Partner or may also be otherwise employed by any Affiliate of the General Partner and such other Persons as the General Partner may deem necessary or desirable including, for the avoidance of doubt, entities affiliated with Goldman Sachs;
(i)    engage internal staff of Goldman Sachs to perform accounting services for the Partnership, engage one or more Persons (including Goldman Sachs) pursuant to an administration agreement to provide certain administrative services (any such Person providing such services being referred to herein as an “Administrator”), including calculating the net asset value (the “NAV”) of the Partnership, each Class and Unitholders’ Sub-Accounts, valuing securities and other assets, including securities which are not readily marketable, assisting in the preparation of the Partnership’s financial statements, assisting in the preparation and distribution of reports to each Unitholder and providing other administrative services to the Partnership;
(j)    engage one or more Persons (including Goldman Sachs) to provide certain transfer agency services to the Partnership, including maintaining a registry for the ownership of Units and other services relating to tracking of subscriptions, repurchases and transfers, on such commercially reasonable terms and for such reasonable compensation as the General Partner may determine;
(k)    enter into, execute, supplement, acknowledge, deliver and take any action under any and all contracts, agreements, or other instruments as the General Partner shall determine to be appropriate or incidental to the furtherance of the purposes or objectives of the Partnership and / or in connection with any investment or any strategy in which the Partnership invests, including the Investment Management Agreement or amendments thereto, granting or refraining from granting any waivers, consents and approvals with respect to any of the foregoing and any matters incidental thereto, and the exercise of all rights thereunder;

(l)    admit an assignee of all or any portion of a Unitholder’s Units to be a substituted Unitholder in the Partnership pursuant to and subject to the terms of Section 1.06;
(m)    incur all expenditures permitted by this Agreement, and, to the extent that funds of the Partnership are available or callable, pay, and establish reserves in respect of, all expenses, debts and obligations of the Partnership;
(n)    make loans to, provide letters of credit or guarantees to, or make bridge investments in or bridge loans to a Portfolio Asset, its management, directors, advisors, Industry Advisors, or others as deemed appropriate in connection with an Investment, or acquire or invest in debt securities or other debt instruments or other evidences of indebtedness;
(o)    utilize Derivative Financial Instruments in accordance with the provisos in Section 1.05(b)(vii);
(p)    admit one or more additional Unitholders to the Partnership pursuant to and subject to the terms of Section 3.03;
(q)    commence, manage, file, prosecute, defend, settle or compromise litigation, other claims or arbitration on behalf of the Partnership at law or equity and before any governmental, administrative or other regulatory agency, body or commission;
(r)    invest any of the Partnership’s cash balances which it determines at any time, in its sole discretion, not to allocate to investments, in any instruments it deems appropriate in its sole discretion, including money market funds sponsored by Goldman Sachs;
(s)    liquidate Partnership assets in order to obtain cash necessary to meet the Repurchase Requests or for any other reason in its sole discretion;
(t)    make distributions to Unitholders in cash or otherwise (to the extent permitted hereunder);
(u)    prepare and file all necessary returns and statements required to be filed by or on behalf of the Partnership, pay all Taxes, assessments and other impositions applicable to the Partnership and withhold amounts with respect thereto from funds otherwise distributable to any Unitholder;
(v)    determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Partnership;
(w)    enter into, consent to and perform any cross transaction in which Goldman Sachs acts for both the Partnership and a party on the other side of the transaction, including circumstances where Goldman Sachs acts as a broker for both the Partnership and a party on the other side of the transaction, and enter into, consent to and perform any principal transactions in which the Partnership purchases property (including securities) from or sells property (including securities) to Goldman Sachs;
(x)    bring and defend actions and proceedings at law or equity and before any governmental, administrative or other regulatory agency, body or commission; and
(y)    take all actions and authorize any member, employee, officer, manager, director or other agent of the General Partner or agent or employee of the Partnership, to act for and on behalf of the Partnership, in all matters necessary to, in connection with, or incidental to, any of the foregoing and in order to comply with the provisions of this Agreement.
The General Partner, its Affiliates and their managers, directors, members, stockholders, partners, officers and employees shall devote so much of their time to the affairs of the Partnership as in the judgment of the General Partner the conduct of its business shall reasonably require, and none of the General Partner,

Goldman Sachs or any of their Affiliates shall be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. Nothing contained in this Section 2.02 shall be deemed to preclude the General Partner, Goldman Sachs or any of their Affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling or holding securities, options, separate accounts, investment contracts, currency, currency units or any other asset and any interest therein for the account of any such other business, for their own accounts, for any of their family members or for other clients. No Unitholder (other than Goldman Sachs or any of its Affiliates) shall, by reason of being a Unitholder of the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to Goldman Sachs or any of its Affiliates from the conduct of any business other than the business of the Partnership (and only to the extent provided herein) or from the conduct of any activities for any account other than that of the Partnership (and only to the extent provided herein). Nothing in this Agreement shall limit or restrict the right of any partner, officer or employee of the General Partner to engage in any other business or to devote his or her time and attention in part to any other business.
Section 2.03    General Partner Removal; Resignation.
(a)    If the Investment Manager, a Specified Person and / or a Majority in Interest determines that a Resignation Event has occurred, a Majority in Interest shall have the right to vote at a meeting duly called for such purpose to remove the General Partner and appoint a successor General Partner for the Partnership, and upon an affirmative vote of a Majority in Interest, the General Partner shall resign as General Partner and the appointment of such successor General Partner shall be effective immediately thereafter.
(b)    The removed General Partner will have no liability or obligation arising out of its past service as the General Partner except for such conduct that would not entitle the General Partner to indemnification under Section 2.05. The removed General Partner and its Affiliates are entitled to the indemnification and exculpation rights provided in Section 2.05 for the General Partner and its Affiliates to the same extent as if the General Partner had not been removed.
(c)    A “Resignation Event” shall be deemed to have occurred upon the happening of the events described in the following clauses: (i) the conviction or guilty plea of the General Partner to a felony involving fraud or willful misconduct or any other intentional or criminal wrongdoing; (ii) the gross negligence, willful misfeasance, bad faith or any material violation of any applicable securities law on the part of the General Partner, resulting in or giving rise to an adverse effect on the Partnership; (iii) a material breach by the General Partner of this Agreement resulting in or giving rise to an adverse effect on the Partnership; or (iv) the General Partner (a) filing a voluntary bankruptcy petition under Title 11 of the United States Code or a similar proceeding for insolvency, liquidation or distribution (other than a case or proceeding the primary purpose of which is to replace the applicable general partner) or (b) having an involuntary bankruptcy petition under Title 11 of the United States Code or a similar proceeding for insolvency, liquidation or distribution filed against it and such case or proceeding is not stayed or dismissed within seventy-five (75) days after it is commenced.
(d)    In the event of any removal of the Investment Manager and subsequent termination of the Investment Management Agreement pursuant to Section 2.04, the General Partner may resign as general partner of the Partnership.
Section 2.04    Engagement of the Investment Manager and the Sub-Investment Manager.
(a)    The Unitholders authorize the General Partner with regard to, and acknowledge and agree that, (i) the General Partner shall, on behalf and in the name of the Partnership, engage Goldman Sachs & Co. LLC or an Affiliate thereof as the Investment Manager for the Partnership and execute and deliver the Investment Management Agreement, all without the further approval of any Unitholder, and (ii) notwithstanding anything herein to the contrary, pursuant to the Investment Management Agreement (or a Successor Agreement), and so long as the Investment Management Agreement (or a Successor Agreement) is in effect, the General Partner, in its capacity as general partner of the Partnership, for all purposes hereof will delegate to the Investment Manager the power and authority to take actions and make decisions in the Investment Manager’s discretion on behalf of the Partnership with regard to certain activities and matters concerning the Partnership, including: (A) all activities and matters that are related to, or ancillary or incidental to, the Investments and the Partnership’s investment activities and financing and Derivative Financial Instruments, including negotiating the terms thereof, making on behalf of the Partnership final and binding investment, disposition, harvesting, management, structuring, financing, and hedging decisions, binding the General Partner on behalf of the Partnership with respect to, and executing on behalf of the Partnership, all agreements, contracts and instruments relating to, or ancillary or incidental to, the Investments and financing and Derivative Financial Instruments, (B) making investment allocation decisions, (C) making decisions concerning the amount and timing of distributions to the Unitholders, (D) considering / making determinations in respect of certain potential conflicts of interest and determining whether to present such matters and / or certain other matters to the Advisory Committee or an Independent Person, (E) negotiating and entering into side letters or other similar agreements with Unitholders, (F) undertaking the liquidation of the Partnership and (G) making decisions concerning subscriptions, repurchases, distributions and valuations, in each case, in accordance with the Partnership’s purposes, powers, investment objective, policies and restrictions as stated in this Agreement.
(b)    The Unitholders acknowledge and agree that, to the fullest extent permitted by applicable law, the General Partner shall have no liability to the Partnership or the Unitholders in respect of making or taking of any such decisions or action by the Investment Manager on behalf of the Partnership. Any action taken, or document, agreement or instrument executed and delivered by the Investment Manager on behalf of the Partnership or otherwise shall be conclusive evidence of the authorization thereof and, to the extent within the authority of the Investment Manager under the Investment Management Agreement as set forth herein or therein, the General Partner shall, and shall be authorized by the Unitholders to, follow the directions of the Investment Manager with respect thereto.
(c)    The Investment Manager, other than as contemplated by this Section 2.04, may not assign (including through a direct or indirect sale of the Investment Manager) its rights, responsibilities and interests in, or arising under, the Investment Management Agreement; provided, however, that the foregoing limitation shall not apply to an assignment by the Investment Manager to (x) a Person which succeeds to the business of Goldman Sachs & Co. LLC or The Goldman Sachs Group, Inc. substantially as an entirety, (y) The Goldman Sachs Group, Inc. or any Person the ownership of which is substantially the same as that of The Goldman Sachs Group, Inc. or (z) any Person of which at least fifty percent (50%) of the voting securities or general partnership interests is owned, and which is controlled, directly or indirectly, by The Goldman Sachs Group, Inc., by any Person the ownership of which is substantially the same as that of The Goldman Sachs Group, Inc. or by any Person described in clause (x) above (any such assignment of the Investment Management Agreement or any replacement investment management agreement with a Person described in this sentence being referred to herein as a “Successor Agreement”).
(d)    The General Partner is authorized with regard to, and the Unitholders acknowledge and agree that, pursuant to the Investment Management Agreement or a Successor Agreement, the General Partner, in its capacity as general partner of the Partnership, shall constitute and appoint the Investment Manager and any Person succeeding as the Investment Manager thereunder or under any Successor Agreement, each acting singly, as its true and lawful representative, agent and attorney-in-fact, in its name, place and stead to make, execute, sign and file, if appropriate, any document necessary to effectuate the authority of the Investment Manager contemplated hereby. The General Partner may terminate the Investment Management Agreement or any Successor Agreement with the consent of a Majority in Interest, and the Investment Manager may be removed at any time by an affirmative vote of a Majority in Interest, at a meeting duly called for such purpose, in accordance with the provisions described in the Removal of the Investment Manager Summary of Terms attached hereto as Exhibit B. In addition, the Investment Manager may terminate the Investment Management Agreement or any Successor Agreement in its discretion, on ninety (90) days’ prior written notice to the Partnership. In the event of the removal of the Investment Manager in accordance with the provisions described in the Removal of the Investment Manager Summary of Terms attached hereto as Exhibit B, the General Partner, on behalf of and in the name of the Partnership, with the consent of a Majority in Interest, shall terminate the Investment Management Agreement or any Successor Agreement and the Class A Units will be allocated any accrued Carried Interest with respect to all Units as of the date of such termination as if such date of termination were the last Business Day of a calendar year. Any termination of the Investment Management Agreement shall be in accordance with the terms thereof.
(e)    The Unitholders acknowledge and agree that the power of attorney granted under this Section 2.04(e) and in the Investment Management Agreement is granted to secure a proprietary interest of the donee of the power and / or the performance of an obligation owed to the donee and shall (i) continue in full force and effect notwithstanding the subsequent dissolution, termination or bankruptcy of the General Partner or the Investment Manager granting the same or the transfer of all or any portion of such General Partner’s Units, and (ii) extend to such General Partner’s and the Investment Manager’s successors, assigns and legal representatives and shall be irrevocable; provided that, in the event of the resignation or removal of the Investment Manager, the power of attorney granted hereby to such resigned or removed Investment Manager shall, without any action by any Person, be revoked.
(f)    Notwithstanding anything herein to the contrary, this Agreement shall be interpreted and implemented in a manner consistent with the delegation of the power and authority provided for in this Section 2.04 to the Investment Manager and the Sub-Investment Manager pursuant to this Section 2.04 (including references herein to actions, determinations and decisions to be taken by the General Partner on behalf of the Partnership).
(g)    Pursuant to the Delegation Agreement, the Investment Manager will delegate to the portfolio management teams of the Sub-Investment Manager certain investment management functions in relation to the Partnership, certain other services with respect to XIG Investments and Liquidity Assets and certain other investments as determined by the Investment Manager and the Sub-Investment Manager from time to time. The Sub-Investment Manager shall have the ultimate responsibility for making any investment, disposition or management decisions on behalf of the Partnership with respect to XIG Investments and Liquidity Assets and such other investments, and the exercise of any of the other powers, rights, and discretions and the performance of duties, and functions delegated to the Sub-Investment Manager, in each case subject to the ultimate general supervision of the General Partner (excluding, for the avoidance of doubt, any investment management functions), as the context requires. Notwithstanding anything herein to the contrary, this Agreement shall be interpreted and implemented in a manner consistent with the delegation of the power and authority provided for in this Section 2.04 to the Sub-Investment Manager with respect to XIG Investments and Liquidity Assets (and / or such other investments, where the context so requires). With respect to any powers, rights, discretions, duties and / or functions delegated by the Investment Manager to the Sub-Investment Manager, reference to the Investment Manager in this Agreement shall be read as the reference to the Sub-Investment Manager, subject to the ultimate general supervision of the General Partner as the context requires. For the avoidance of doubt, any termination of the Investment Management Agreement shall automatically trigger the termination of the Delegation Agreement.
Section 2.05    Standard of Care; Indemnification.
(a)    None of (x) Goldman Sachs, the Investment Manager, the Sub-Investment Manager, members of the Consulting Groups, Value Accelerator Members and / or Industry Advisors and any of their respective officers, directors, partners, managing directors, stockholders, members, equity owners, employees or controlling persons and (y) the General Partner, the Service Companies and their respective officers, directors, managers, partners, managing directors, stockholders, members, other equity holders, employees and controlling persons (each, a “Management Indemnified Person”) shall be liable to the Partnership or to any Unitholder (or any former Unitholder) for (i) any act or omission performed or omitted by him, her or it (including any acts or omissions of or by another Management Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, fraud, any violation of any U.S. federal or state securities law (or, solely in the case of Management Indemnified Persons that are the General Partner or any of its officers, directors, partners, managing directors, stockholders, members, equity owners, employees or controlling Persons (if any), any material violation of any U.S. federal or state securities law), any willful and material breach by such Management Indemnified Person of this Agreement, the Investment

Management Agreement, the Delegation Agreement, any breach by such person of any fiduciary duty owed by such person to the Partnership under the Advisers Act, or any other intentional or criminal wrongdoing on the part of such Management Indemnified Person, (ii) any Tax liability imposed on the Partnership, any entity in which the Partnership invests, directly or indirectly, or any Unitholder (or former Unitholder), or (iii) any losses due to any act or omission performed or omitted by any brokers, or other agents or advisors of the Partnership (or their respective employees) (unless such broker, agent or advisor is a Management Indemnified Person in which case clause (i) of this paragraph would apply) so long as such persons were selected with reasonable care. The Partnership will indemnify each Management Indemnified Person for any loss or damage incurred by any of them on behalf of the Partnership, or in furtherance of the interests of the Partnership, or arising out of, or in connection with the Partnership, including the operations of the Partnership and the placement of the Units, except for losses arising solely from the Management Indemnified Person’s own willful misfeasance, gross negligence, bad faith, fraud, any material violation of any applicable securities law, any willful and material breach by such Management Indemnified Person of this Agreement, the Investment Management Agreement, the Delegation Agreement, any breach by such person of any fiduciary duty owed by such person to the Partnership under the Advisers Act, or any other intentional or criminal wrongdoing on the part of such Indemnified Person; provided that (x) a Management Indemnified Person will not be indemnified hereunder against any such liabilities and losses arising from a dispute solely among any of the Management Indemnified Persons unless the Partnership is a plaintiff, defendant or other participant in such proceedings or will (or could reasonably be expected to) receive any monetary benefit from the outcome of such proceeding and (y) the Partnership will not advance amounts for expenses incurred in connection with any claim that is brought, directly or indirectly, by a Majority in Interest. Additionally, each Unitholder will also be required to indemnify the Partnership and each Management Indemnified Person against Taxes attributable to such Unitholder. The provisions of this Agreement shall supersede, to the fullest extent permitted by law, the duties (fiduciary or otherwise) and liabilities of a Management Indemnified Person to the Partnership and / or any Unitholder otherwise existing at law or in equity. Further, the provisions of this Section 2.05 and any other exculpation or indemnification provisions of this Agreement do not restore or create, whether in contract or otherwise, any such duties or liabilities.
(b)    Subject to applicable law, no Specified Person, no Unitholder (or investor in an Other Investment Vehicle, as applicable) that has nominated a Specified Person nor any of their respective officers, directors, partners, managing directors, stockholders, members, equity owners, employees or controlling persons (collectively, the “Indemnified Specified Persons” and together with the Management Indemnified Persons, the “Indemnified Persons”), shall be liable to the Partnership or to any Unitholder for (i) any act or omission performed or omitted by any such Indemnified Specified Persons in connection with serving as a Specified Person (including any acts or omissions of or by another Indemnified Specified Person or Indemnified Person) or otherwise reviewing or approving any transaction, conflict or other matter brought before such Indemnified Specified Person, or for any costs, damages or liabilities arising therefrom in the absence of fraud, willful misfeasance or bad faith by such Indemnified Specified Person; or (ii) any losses due to any act or omission performed or omitted by agents or advisors of a Specified Person (or their respective employees) in the absence of fraud, willful misfeasance or bad faith by such Indemnified Specified Person (whether or not such Persons are directly employed by a Specified Person). In the event that the Indemnified Specified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person (including any Unitholder) in connection with any matter arising out of or in connection with the Partnership’s business or affairs, the Partnership will periodically reimburse such Indemnified Specified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided that, such Indemnified Specified Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Specified Person is not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation as provided in the exception contained in the following sentence. To the fullest extent permitted by law, the Partnership shall also indemnify each Indemnified Specified Person against any losses, claims, damages or liabilities to which they or any of them may become subject in connection with (i) any loss or damage incurred by any of them arising out of any Specified Persons’ activities in connection with serving as a Specified Person in the absence of fraud, willful misfeasance or bad faith by such Indemnified Specified Person; and (ii) any losses due to any act or omission performed or omitted by brokers, agents or advisors of a Specified Person or their respective employees, acting on behalf of, or in service of, a Specified Person or the Partnership (whether or not such Persons are directly employed by a Specified Person), and unless such broker, agent or advisor is an Indemnified Specified Person, in which case clause (i) of this sentence would apply. If for any reason the foregoing indemnification is unavailable to any Indemnified Specified Person (in the absence of fraud, willful misfeasance or bad faith by such Indemnified Specified Person) or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnified Specified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and such Indemnified Specified Person on the other hand but also the relative fault of the Partnership and such Indemnified Specified Person, as well as any relevant equitable considerations.
(c)    The reimbursement, indemnity and contribution obligations of the Partnership under this Article II shall be in addition to any liability which the Partnership may otherwise have, shall extend upon the same terms and conditions to the officers, directors, partners, managing directors, stockholders, members, other equity holders, employees and controlling Persons (if any) of each Indemnified Person, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Partnership, the General Partner, Goldman Sachs, and any such other Indemnified Person.
(d)    The advancement, reimbursement, indemnification and contribution rights provided by this Section 2.05 (i) shall not be deemed to be exclusive of any other rights to which the Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in an Indemnified Person’s official capacity and to action in any other capacity and (ii) shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the successors, assigns, heirs and personal representatives of such Indemnified Person.
(e)    The General Partner shall have power to purchase and maintain reasonable insurance on behalf of the General Partner and the other Indemnified Persons at the expense of the Partnership, against any liability that may be asserted against or incurred by them in any such capacity or arising out of the General Partner’s or such Indemnified Person’s status as such (other than any liabilities and losses arising from a dispute solely among any of the Management Indemnified Persons), whether or not the Partnership would have the power to indemnify the Indemnified Persons against such liability under the provisions of this Agreement. The General Partner may purchase and maintain insurance policies, including an errors and omissions insurance policy, which costs of the premiums and any other expenses associated with such insurance policies are expected to generally be borne by the Partnership and any other accounts managed by Goldman Sachs. Any insurer of such insurance purchased by the Investment Manager on behalf of any Indemnified Persons (to the extent a claim is made and such insurance is available) shall be the indemnitor of first resort for any losses, claims, damages or liabilities arising out of or in connection with the Investments and / or this Agreement, and the Partnership shall be the indemnitor of second resort for any such losses, claims, damages or liabilities on the terms as set out herein. In the event that the Partnership advances any indemnification to any Indemnified Person with respect to such losses, claims, damages or liabilities, and such Indemnified Person is entitled to seek indemnification or payment from a Person other than the Partnership in connection with the claim for which the Partnership has made such advance, the Partnership shall request that such Indemnified Person agree with the Partnership that the Partnership will be subrogated to the claim of the Indemnified Person against such other Person. It is agreed and understood that the foregoing subordination of the Partnership’s indemnification obligations shall only reduce such obligations hereunder to the extent indemnification is actually, unconditionally and fully received by the relevant Indemnified Person from insurance.
(f)    The reimbursement, indemnity and contribution obligations of the Partnership under this Section 2.05 shall be limited to the assets of the Partnership and any and all amounts distributed to the Unitholders (or former Unitholders), less any amounts otherwise previously returned to the Partnership in respect of such reimbursement, indemnity and contribution obligations pursuant to this Agreement, which each Unitholder agrees to return to the Partnership for such purpose in accordance with, and subject to the limitations set forth in, this Section 2.05(f). Notwithstanding the foregoing, after the second (2nd) anniversary of the date that the Partnership makes its final distribution, the Unitholders will not be obligated to contribute amounts previously distributed by the Partnership in connection with any reimbursement, indemnity or contribution obligation of the Partnership; provided that, (i) if at the end of such period, there are any obligations then pending or any other liabilities (in each case, whether contingent or otherwise) or claims then outstanding or in respect of which the General Partner had provided notice to the Unitholders prior to the end of such period, the Unitholders’ obligations to contribute any amounts pursuant to this paragraph shall survive with respect to such obligations, liabilities or claims until the date that any such obligations, liabilities or claims are ultimately resolved and satisfied and (ii) the limitations preceding this proviso do not apply to amounts required to be contributed directly or indirectly to or with respect to an XIG Investment as required by any related recall, reimbursement or recontribution obligation.
(g)    The General Partner may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the General Partner shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.
(h)    The General Partner may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(i)    The General Partner and Goldman Sachs shall be entitled to rely in good faith on the advice of counsel, public accountants, independent auditors or other experts experienced in the matter at issue, and any act or omission taken or suffered by the General Partner or Goldman Sachs in reasonable reliance on such advice shall in no event subject the General Partner or Goldman Sachs to liability to the Partnership or to any Unitholder, and the General Partner and Goldman Sachs shall be fully protected in so acting or omitting to act.
(j)    Without limitation of any other provision contained in this Agreement, the General Partner shall have the full right, power and authority on behalf of and in the name of the Partnership to enter into, execute, supplement, acknowledge and deliver any and all contracts, agreements, deeds, deed polls, guaranties, indemnities or other instruments as the General Partner determines to be appropriate to provide for the exculpation, reimbursement and indemnification of any Indemnified Person in a manner consistent with the provisions of this Section 2.05.
(k)    Notwithstanding anything to the contrary in Section 2.05(d), and solely for the avoidance of doubt, an Indemnified Person shall not be entitled to be fully reimbursed twice for the same loss, claim, damage or liability. By way of example, to the extent an Indemnified Person has been partially reimbursed for particular damages by insurance proceeds, such Indemnified Person can also seek compensation only for unreimbursed damages from the Partnership.
(l)    For the avoidance of doubt, the indemnification and contribution obligations of the Partnership referenced in Section 2.07(b)(xvi) are limited to claims, actions, obligations or other matters related to the Partnership and its operations.
(m)    Nothing in this Agreement, the Unitholders’ Subscription Booklets or any related document or agreement shall constitute a waiver or limitation of the General Partner’s and / or the Investment Manager’s potential liability, or of any rights which a Unitholder or the Partnership may have, under applicable securities laws or other laws which may not be waived, including any fiduciary duty arising under the Advisers Act.
(n)    An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.

(o)    The foregoing provisions of this Section 2.05 shall survive any termination of this Agreement.
Section 2.06    Management Fee; Distribution Fee:
(a)    Except as otherwise set forth herein, including in Section 2.06(c) and / or the Offering Memorandum, or in a supplement to this Agreement with respect to a Class, the Partnership shall pay the Investment Manager a management fee (the “Management Fee”) in respect of each Class for investment management and other management services, calculated and accrued monthly in advance (as of the beginning of the first Business Day of each month) and paid on a quarterly basis in arrears; provided that no Management Fee shall be charged in the first six (6) months following the First Closing. The monthly Management Fee for a Class shall be equal to one-twelfth (1/12th) of the applicable per annum Management Fee rate for such Class, as set forth in the Offering Memorandum, of the NAV of the relevant Class as of the beginning of the first Business Day of each month (using the NAV used to calculate the purchase price per Unit as of the immediately preceding Valuation Day (i.e., after giving effect to any subscriptions, distributions and repurchases as of such Valuation Day)). The Management Fee will be paid by the Partnership in respect of each Class specified in the Offering Memorandum as being subject to the Management Fee. The Management Fee will reduce the Class Accounts of the Classes to which it relates, as set forth in Section 4.01.
(b)    The Management Fee calculated with respect to a Class (other than Class A or such other Classes, if any, that are not charged Management Fees) will be reduced by an amount equal to 100% of such Class’s allocable portion of (i) any sponsor fees / transaction fees, commitment fees, break-up fees, monitoring fees (including accelerated monitoring fees) paid to AM Private and fees (other than equity, including stock and options) paid to AM Private employees (but excluding consultants, whether Value Accelerator Members, members of the Consulting Groups, Industry Advisors or other third parties) who serve on boards of directors of portfolio companies and / or (ii) any directors’ fees, managers’ fees, consulting fees, commitment fees, break-up fees and fees payable to Portfolio Asset advisory board members or investment committee members, in each case to the extent relating directly to XIG Investments or commitments (in each case whether paid in cash or in securities, but net of unreimbursed expenses associated with the generation of such fees) received by XIG or any Goldman Sachs employee in such employee’s capacity as an XIG employee (but, in each case, excluding consultants, whether Value Accelerator Members, members of the Consulting Groups, Industry Advisors or other third parties), in each case of clauses (i) and (ii) excluding any amount of such fees which represent VAT (“Offset Fees”), will be credited against future Management Fees payable in respect of such Class to the Investment Manager.1 The aggregate reduction amount with respect to Offset Fees related to a particular investment will be allocated pro rata among the Partnership and any Other Investment Vehicles participating in such investment based on their respective participation in the investment. The Management Fee payable for any month will not be reduced for any fees received by Goldman Sachs or its employees in respect of the Partnership’s Investments (which will be retained by Goldman Sachs or such employees) other than Offset Fees as set forth herein. Each Class’s pro rata share of the offsets described above will be calculated based on the NAV of such Class relative to the NAV of the Partnership at the time the applicable fees are paid, and the offsets attributable to Classes that are not charged Management Fees, will not be shared with Classes that are charged Management Fees and, for the avoidance of doubt, will be for the benefit of Goldman Sachs. If the offset amount in respect of a Class exceeds the amount of such Class’s Management Fee obligation for any month, the excess amount will be carried forward and applied against such Class’s Management Fee for succeeding months.
(c)    The Management Fee and the Distribution Fee will be appropriately prorated (and potentially partially refunded) for periods of less than a full calendar month (e.g., if Units are issued or
1 In certain cases, monitoring fees may be accelerated in connection with the sale or initial public offering of the underlying Portfolio Asset. In such a case, AM Private and / or XIG, as applicable may receive a payment equal to all or some portion of future annual monitoring fees, and 100% of a Class’s allocable portion (other than the allocable portion of Classes that are not charged Management Fees) of accelerated monitoring fees will be credited against future Management Fees payable in respect of such Class to the Investment Manager.

repurchased or the Partnership terminates intra-month) as determined by the General Partner (as delegated to the Investment Manager).
(d)    The Investment Manager, in its capacity as distributor for the Partnership (the Investment Manager in such capacity, the “Distributor”), shall be authorized to appoint one or more affiliated or third-party sub-distributors, and the Partnership may engage one or more additional distributors, in each case including, without limitation, banks, investment advisers, registered broker-dealers, trust companies and others, who may or may not be affiliated with Goldman Sachs, on such terms as the Distributor may determine (any such person, a “Sub-Distributor”). In connection therewith, the Distributor and / or any Sub-Distributor (as agreed between the Sub-Distributor and the Distributor and / or between the Sub-Distributor and the Partnership) shall be entitled to a distribution fee from each relevant Class (the “Distribution Fee”) at the applicable per annum rate set forth in the Offering Memorandum, calculated and accrued monthly in advance (as of the beginning of the first Business Day of each month) and paid on a quarterly basis in arrears. For the avoidance of doubt, the Distribution Fee shall be in addition to, and shall not offset in whole or in part, the Management Fees payable by the Partnership in respect of each Class and the Distribution Fee shall not be subject to the Management Fee offsets set forth in Section 2.06(b) and the Distribution Fee will not be subject to any fee holiday.
Section 2.07    Organizational and Operating Expenses.
(a)    The Partnership shall be responsible for all payment, fees, costs, expenses and other liabilities or obligations incurred in connection with (i) the organization of the Partnership and the offer and sale of Units in the Partnership, (ii) the organization of one or more feeder vehicles of the Partnership (including, for the avoidance of doubt, any Feeder Funds) and the offer and sale of interests therein, (iii) printing in connection with the offer and sale of Units in the Partnership, (iv) regulatory filings and other related regulatory expenses in connection with the offer and sale of Units in the Partnership, (v) marketing Units in the Partnership (including costs incurred in registration for marketing and / or offering in, or otherwise complying with the local laws of, any jurisdiction), (vi) travel related to the marketing, offering and sale of Units in the Partnership, (vii) the Partnership’s organizational documents and offering materials, (viii) the organizational documents and offering materials of one or more feeder vehicles of the Partnership (including, for the avoidance of doubt, any Feeder Funds), (ix) distribution agreements or placement agreements with respect to Units in the Partnership or feeder vehicles that invest in the Partnership (including, for the avoidance of doubt, any Feeder Funds) (including the reimbursement of out-of-pocket expenses of any Distributor or placement agent), (x) side letters and other agreements entered into with any Unitholder, (xi) the review and processing of Subscription Booklets and related documentation, (xii) webcasts, any electronic subscription platform, video conferencing, automation or artificial intelligence software or similar technology services utilized in connection with marketing Units in the Partnership, (xiii) the expenses of any entity established to hold the equity and / or voting interests of the General Partner incurred prior to or in connection with the First Closing, (xiv) any expenses relating to organizational documents of the General Partner or any entity established to hold the equity and / or voting interests of the General Partner incurred prior to or in connection with the First Closing and (xv) the drafting, negotiation, execution, and delivery of the documents referred to in clauses (i) to (xiv) as well as any modification to or amendment or supplement of such documents, any distribution of such documentation to the prospective Unitholders (as well as such prospective Unitholders’ attorneys and other advisors), and other related expenses (including expenses incurred in connection with the organization of the General Partner) (in each case to the extent incurred through or in connection with the First Closing, “Organizational Expenses”); provided that notwithstanding anything to the contrary herein, the Investment Manager has agreed to advance all Organizational Expenses, and the Partnership will pay or reimburse the Investment Manager for such Organizational Expenses within two (2) years following the First Closing, and such Organizational Expenses shall be amortized over sixty (60) months following the First Closing (unless otherwise determined by the General Partner).
(b)     Except as otherwise provided herein, the Partnership and any Feeder Funds collectively shall bear any direct or indirect “Operating Expenses” incurred by the Partnership, any Feeder Funds, the General Partner and / or the Investment Manager on their behalf, as allocated by the General Partner (and delegated to the Investment Manager) in its good faith discretion; provided that such Operating Expenses

(i) may be allocated on a non-pro rata basis among Classes or Unitholders (e.g., expenses or liabilities incurred in respect of one or more particular Classes or Unitholders), (ii) if allocable to the Partnership and any Feeder Funds as well as one or more Other Investment Vehicles , will generally be allocated among the Partnership and any such Feeder Funds, on the one hand, and one or more such Other Investment Vehicles, on the other hand, in a manner that the Investment Manager deems to be fair and equitable, which may or may not be pro rata or on a different basis or (iii) may be borne by the Partnership on behalf of Other Investment Vehicles, if such allocation is deemed appropriate by the Investment Manager. For the avoidance of doubt, the Partnership will bear its pro rata share of the costs, expenses and fees in connection with the activities, meetings, conferences, symposia or other gatherings of Value Accelerator Members, Industry Advisors and Consulting Groups. All Organizational Expenses and Operating Expenses shall be paid out of subscriptions, borrowings, proceeds or other cash funds of the Partnership that are determined by the Investment Manager to be available for such purpose; provided, further, that, the General Partner or the Investment Manager may advance funds or arrange for one of their Affiliates to advance funds to the Partnership for the payment of Operating Expenses and the General Partner, the Investment Manager or any such Affiliate shall be entitled to the reimbursement, without interest, of any funds so advanced. In addition, Goldman Sachs will be entitled to reimbursement, without interest, for its reasonable out-of-pocket expenses, if any, in connection with its services and participation on the Advisory Committee. With respect to XIG Investments, Unitholders will indirectly bear a proportionate share of the organizational, offering and ongoing operating expenses, fees and other compensation and expenses of the Underlying Funds. As used herein, “Operating Expenses” shall include, whether incurred directly or indirectly by or on behalf of the Partnership, including by the Investment Manager, but not be limited to, the following (to the extent not reimbursed by the underlying portfolio companies or any other Person):
(i)    the expenses of any entity established to hold the equity and / or voting interests of the General Partner incurred following the First Closing;
(ii)    any expenses relating to organizational documents of the General Partner or any entity established to hold the equity and / or voting interests of the General Partner incurred following the First Closing;
(iii)    any expenses relating to the maintenance of registered offices of the General Partner or any entity established to hold the equity and / or voting interests of the General Partner;
(iv)    the funding of the General Partner’s capital contributions to the Partnership, any subsidiary vehicle, any alternative investment vehicle or any similar entity of the Partnership (together with any income tax obligations arising from such funding);
(v)    costs of any committee or Board meetings or actions, director, manager, trustee or other fees (including all costs of any director and trustee liability or other insurance);
(vi)    tax obligations associated with allocations of income in respect of the General Partner’s investments in the Partnership (or any subsidiary vehicle or alternative investment vehicle or similar entity of the Partnership);
(vii)    fees of professionals or other third-party service providers (including, tax advisors and accountants and, if applicable, advisors or consultants engaged to advise the General Partner in connection with any matters requiring the consent of the Partnership in its capacity as an investor of the Underlying Funds where the Investment Manager determines that it is unable to exercise the Partnership’s vote or advise the Partnership with respect to the exercise of the Partnership’s vote);
(viii)    accounting expenses incurred by the General Partner in preparing its books and records;
(ix)    costs associated with any amendment of the constituent documents or a restructuring of the General Partner or any other entity following the First Closing;

(x)    third-party investment-related expenses charged to the Partnership, including (A) expenses relating to valuing investments (whether or not completed), (B) expenses relating to identifying, evaluating, researching, investigating, registering, structuring, monitoring, hedging, managing, servicing, harvesting, selling or purchasing investments (whether or not completed) and (C) fees and expenses associated with any organizational and operating expenses of vehicles formed by the Investment Manager or its affiliates in connection with any co-investment opportunity; provided, that the Partnership’s allocable portion of deal expenses will be based on certain allocation guidelines that will take into account relevant considerations, including any arrangements and agreements in place with Other Investment Vehicles and whether transactions are ultimately consummated by Other Investment Vehicles, as set forth in the Offering Memorandum;
(xi)    third-party fees, costs and expenses related to obtaining, implementing (including initial onboarding), and maintaining (including licensing and subscription fees and expenses) any credit facility, portfolio, valuation (including fees and expenses of any third parties that may be engaged to provide valuation services) or other data monitoring and / or reporting software for the Partnership (such as, for example, iLevel);
(xii)    third-party debt-related expenses of the Partnership, including expenses related to raising leverage, refinancing, and servicing debt and the cost of compliance with lender requests;
(xiii)    third-party expenses relating to hedging strategies of the Partnership;
(xiv)    third-party legal, tax, administration and accounting expenses charged to the Partnership, including expenses for preparation of annual audited financial statements, tax return preparation, insurance, routine tax and legal advice (including tax preparation fees and expenses as well as other expenses related to reporting and filings done by external tax professionals or for outside consultants engaged to assist Goldman Sachs personnel with regard to such functions);
(xv)    third-party fees and expenses charged to the Partnership of consultants or advisors (including Value Accelerator Members, Industry Advisors and members of the Consulting Groups) engaged to provide consulting or advisory services to the Investment Manager, the Partnership and / or portfolio companies;
(xvi)    third-party legal costs and expenses associated with indemnity, litigation, claims, arbitration, mediation, settlements, government investigations or other disputes in connection with the business of the Partnership, if any (and the amount of any judgment or settlement paid in connection therewith) or the enforcement of the Partnership’s rights against any person or entity;
(xvii)    third-party insurance premiums charged to the Partnership (which insurance premiums may cover numerous investment vehicles and advisory accounts managed or advised by the Investment Manager, in which case such investment vehicles and advisory accounts will be allocated a share of the premiums);
(xviii)    third-party expenses related to compliance by the Partnership with any applicable law, rule or directive or any other regulatory requirement and related to compliance with the foregoing requirements by the Investment Manager or its affiliates to the extent such compliance relates to the Partnership’s activities, including, without limitation, costs and expenses and fees incurred in connection with establishing, implementing, monitoring and / or measuring the impact of any Environmental, Social and Governance (“ESG”) policies and programs with respect to the Partnership or its investments or prospective investments, including without limitation all fees, costs, and expenses incurred in connection with reporting on such ESG policies and programs or otherwise evaluating the Partnership or its investments’ or prospective investments’ achievement of any ESG objectives, any expenses relating to the regulatory and other filings made on an initial or ongoing basis;

(xix)    any costs and expenses relating to the appointment of the Distributor or any Sub-Distributor (including reimbursement for the out-of-pocket expenses incurred by the Distributor or any Sub-Distributors in marketing the Units and any additional amounts they may incur or may have incurred in connection with the marketing of the Units);
(xx)    any Transfer Agent Fees;
(xxi)    any costs, expenses and fees of any third-party Administrator appointed by the Partnership (“Administrator Fees”);
(xxii)    third-party costs and expenses incurred by the General Partner in connection with the operation of the Partnership and the General Partner, including fees payable to the directors of the General Partner and costs and expenses charged to or incurred by the Partnership in connection with or incidental to the operation of the Advisory Committee (including costs and expenses related to independent counsel and other advisors to the Advisory Committee);
(xxiii)    any costs incurred by the Investment Manager, an Affiliate thereof or any other person entrusted with such tasks for their role in liaising and communicating with distributors and end investors;
(xxiv)    expenses, if any, charged to the Partnership in connection with or incidental to any annual meetings or calls of the Partnership, in each case, whether held at Goldman Sachs’ offices or elsewhere (in each case, which meetings may or may not include actual and prospective Unitholders and / or of Other Investment Vehicles and other third-party attendees);
(xxv)    costs, expenses and fees incurred by the Partnership in connection with the activities, meetings, conferences, symposia or other gatherings related to the Partnership, its portfolio investments or sector opportunities, as determined by the Investment Manager, including of representatives of current and prospective Investments (whether or not the associated investment opportunity is consummated by the Partnership and / or by one or more other investment vehicles formed, managed or sponsored by Goldman Sachs, including Other Investment Vehicles) of the Partnership and Other Investment Vehicles, as well as of Consulting Groups, Value Accelerator Members and / or Industry Advisors (including, without limitation, travel and activities such as pipeline vetting, strategic planning for the Partnership and administrative matters (e.g., meetings with the Investment Manager or portfolio companies), in each case, whether held at Goldman Sachs’ offices or elsewhere (in each case, which meetings may or may not include actual and prospective Unitholders and / or of Other Investment Vehicles and other third-party attendees));
(xxvi)    costs, expenses and fees relating to transfers and repurchases of Units (although, as determined by the Investment Manager, the Partnership may require the transferor of Units to pay the expenses relating to the transfer); and printing, mailing and similar expenses;
(xxvii)    debt-related expenses, including expenses related to raising leverage, refinancing, and servicing debt and the cost of compliance with lender requests (including travel expenses relating to the foregoing);
(xxviii)    all fees and expenses in respect of any reporting or filing obligations to any government or regulatory body with competent authority and any legal and accounting expenses attributable to the Partnership;
(xxix)    brokers’ fees and commissions;
(xxx)    costs and expenses incurred as a result of any reorganization or restructuring (or the dissolution, winding up, or termination of) the Partnership;

(xxxi)    all costs and expenses incurred in connection with any restructuring of the General Partner;
(xxxii)    all expenses incurred in connection with the formation and operation of subsidiary vehicles, including any expenses similar to those that, if incurred by the Partnership, would be operating expenses;
(xxxiii)    fees and expenses payable by the Partnership to Underlying Managers;
(xxxiv)    costs and expenses and fees incurred by the Partnership in connection with the activities and meetings of the Consulting Groups;
(xxxv)    costs and charges for equipment or services used in communicating information regarding the Partnership’s transactions between the Investment Manager and other agents;
(xxxvi)    to the extent not already included as “Operating Expenses” pursuant to the preceding clauses, all other organizational- and offering-related payments, fees, costs, expenses and other liabilities or obligations incurred following the First Closing;
(xxxvii)    any fees, costs and expenses charged by Broad Street Luxembourg in connection with its provision of corporate or administrative services to the Partnership and / or any of its subsidiaries; and
(xxxviii)    any other costs, fees and expenses, as reasonably determined by the Investment Manager in good faith, that may be authorized by this Agreement or as may be necessary or appropriate in managing the businesses of the Partnership (including in connection with the Partnership’s registration under the Exchange Act, if applicable).
(c)    The Investment Manager shall bear (without reimbursement) any Eligible Operating Expenses incurred through December 31, 2026 (the “Effective Date”), to the extent such Eligible Operating Expenses exceed 0.60% per annum of the NAV of the Partnership (which shall be determined on a pro rata basis on each month-end of each annual period) (the “Expense Threshold”); provided that the Expense Threshold shall be adjusted on a pro rata basis according to the actual number of days between the First Closing and December 31, 2026.
Section 2.08    Specified Persons.
(a)    The Partnership may (but is not required to) establish a committee (the “Advisory Committee”), consisting of such number of representatives of Unitholders whose membership shall be determined from time to time, and shall be subject to change, by the General Partner after consultation with the Investment Manager, to act on behalf of the Unitholders in the circumstances described herein; provided that no voting member of the Advisory Committee shall be an employee, officer, director, partner, consultant or Affiliate of Goldman Sachs (or a representative thereof). Notwithstanding the foregoing and for the avoidance of doubt, an employee of Goldman Sachs may serve as a non-voting member of the Advisory Committee, and the non-voting member appointed by Goldman Sachs will have the power and authority to, among other things, convene meetings of the Advisory Committee.
(b)    In addition to the foregoing, the Partnership may engage one or more Independent Persons to act in any capacity in which the Advisory Committee would be authorized to act in accordance with the terms of this Agreement; provided that (i) any such engagement will be on terms identified at the time of such engagement by the Partnership in its sole discretion, (ii) any expenses incurred in connection with the engagement of such Independent Person shall be borne by the Partnership and accordingly the Unitholders and (iii) the Partnership expects to indemnify each Independent Person in their capacity as such, as set forth in Section 2.05(b). A Specified Person, at the request of the General Partner and / or the Investment Manager, may consent or not consent to any transaction, or any fee paid to Goldman Sachs or any of its

Affiliates in respect of a transaction, in which the Partnership proposes to be an investor and which, as a result of the participation by Goldman Sachs or any of its Affiliates, requires consent under the Advisers Act, or as to which the General Partner and / or the Investment Manager otherwise determines to seek consent. A Specified Person may also be requested to (A) review and / or approve other matters, including possible conflicts of interest (including certain investment allocations) which the Investment Manager determines to present to such Specified Person; and (B) at the discretion of the Investment Manager, with respect to a limited subset of Investments, review and / or approve the nominees for boards of directors and undertake certain other major decisions with respect to actions proposed to be taken by certain Portfolio Assets. If the Investment Manager consults with a Specified Person with respect to any such transaction, and if such Specified Person gives its consent to the relevant transaction (and the Investment Manager acts pursuant to such grant of consent), then none of the Investment Manager or any of its Affiliates shall have any liability to the Partnership or any Unitholder for actions in respect of such matter taken in good faith by them, including actions in the pursuit of their own interests. A consent by any Specified Person or any Independent Person to any matter which requires the consent of a Majority in Interest or the Partnership, under the Advisers Act, other applicable law and / or this Agreement, or any other matter to which any Specified Person or any Independent Person has given its consent, shall be deemed to constitute, to the maximum extent permitted by applicable law, the consent of a Majority in Interest. Each Unitholder is deemed to have consented to the submission to a Specified Person of any consent otherwise required of the Partnership. In the discretion of the General Partner, any matter for which consent or approval of a Specified Person is required or that a Specified Person is authorized to waive may instead be consented to, approved or waived by a Majority in Interest or an Independent Person, which action shall be effective as if such consent, approval or waiver was given by such Specified Person (and vice versa).
(c)    If established, the Advisory Committee will meet on an ad hoc basis as needed. The General Partner (as delegated to the Investment Manager) shall use commercially reasonable efforts to coordinate any request to convene a meeting of the Advisory Committee within fifteen (15) Business Days following the request of at least a majority of the members of the Advisory Committee. Representatives of the Investment Manager may attend any such meeting. Forty percent (40%) of the voting members of the Advisory Committee (excluding, for the avoidance of doubt, any members that are required to be recused pursuant to Section 2.08(g)), as well as the non-voting representative of Goldman Sachs are required for a quorum for a meeting of the Advisory Committee. In all cases, the Advisory Committee shall act by a majority of its members present at any meeting (in accordance with Section 2.08(d)), and may choose to act by written consent of a majority of the entire Advisory Committee in lieu of a meeting (in each case, excluding any members that are required to be recused pursuant to Section 2.08(g)). Such written consent may be relayed via email or other electronic communication. If a single meeting of the Advisory Committee is impracticable, the Advisory Committee may hold a series of meetings which together will constitute a single meeting of the Advisory Committee.
(d)    Members of the Advisory Committee may participate in a meeting of the Advisory Committee by means of telephone or video conferencing so long as all persons participating in the meeting can hear and be heard. Any member of the Advisory Committee who is unable to attend a meeting of the Advisory Committee may with the consent of the General Partner grant in writing to another member of the Advisory Committee or any other Person (including representatives of Goldman Sachs) such member’s proxy to vote on any matter upon which action is taken at such meeting. The Advisory Committee shall conduct its business by such other procedures as a majority of its members consider appropriate.
(e)    No fees shall be paid by the Partnership to members of the Advisory Committee, but the Partnership shall (i) bear all reasonable and documented out-of-pocket expenses for travel, lodging and meal expenses for Advisory Committee members to attend an in-person meeting called and scheduled by the Investment Manager no more than once per year; provided that the Partnership shall bear such expenses of only a single representative of each Advisory Committee member, and (ii) provide reimbursement pursuant to Section 2.07.
(f)    Any member of the Advisory Committee may resign upon delivery of written notice from such member to the General Partner. Any vacancy on the Advisory Committee, created by such a resignation may be filled by the General Partner (in consultation with the Investment Manager).

(g)    No Specified Person Member shall owe any fiduciary duty to any Unitholder in respect of the activities of such Specified Person. Any such Specified Person Member, in determining to take or refrain from taking any actions, shall be permitted to take into consideration only the interests of the Specified Person Member and, in so doing, shall not be considered to have acted in bad faith; provided that, if an Advisory Committee member and / or the Unitholder represented by such member has a conflict of interest with the Partnership, any Other Investment Vehicles or any limited partner thereof in connection with the transaction being considered, then such Advisory Committee member shall be required to disclose the conflict and may be required to recuse itself from any vote related to such conflict. To the extent that any member of the Advisory Committee and / or the Unitholder represented by such member has a direct ownership interest in the Investment Manager, the General Partner (as delegated to the Investment Manager) shall disclose such interest to the Advisory Committee.
(h)    Each Specified Person Member shall be indemnified by the Partnership as set forth in Section 2.05(b). Notwithstanding anything to the contrary contained in this Agreement, (i) a Specified Person Member shall not constitute a general partner of the Partnership and (ii) none of the actions taken by any Specified Person Member or the Unitholders hereunder shall constitute participation in the control or conduct of the business of the Partnership within the meaning of the Delaware Act.
(i)    Each Unitholder that has a representative on the Advisory Committee (i) may discuss Partnership-related matters with other Unitholders that have representatives on the Advisory Committee and that have indicated a willingness to engage in such discussions, without being deemed to have breached its confidentiality obligations under Section 9.15 and (ii) acknowledges and agrees to the disclosure of its identity as a member of the Advisory Committee to the other Unitholders.
Section 2.09    Permitted Goldman Sachs Activities.
(a)    Nothing contained herein shall in any way preclude, restrict or limit the activities of Goldman Sachs, including (i) the making of any investment by Goldman Sachs in any investment opportunity that the Investment Manager has determined, in its good faith business judgment, that the Partnership will not pursue for its own account or the account of any other investment fund, (ii) the ability of Goldman Sachs to receive fees, allocations or other compensation of any kind from any activity, including activities in which the interests of the Partnership may be different from or adverse to the interests of Goldman Sachs or (iii) the ability of Goldman Sachs to form additional entities to make investments of any kind, including to make investments which may be, in whole or in part, identical or similar to investments made by the Partnership (including, without limitation, the investments made by Other Investment Vehicles (whether managed by AM Private, XIG or otherwise)).
(b)     The Investment Manager and / or the Sub-Investment Manager, as applicable, will determine in its discretion whether an investment opportunity is within the investment objectives of the Partnership. Certain Other Investment Vehicles will be given priority with respect to certain investment opportunities, as described in the Offering Memorandum. However, the Partnership may nonetheless invest alongside such Other Investment Vehicles in such investment opportunities. The methodology for the allocation of investment opportunities may vary over time and on a case-by-case basis, and would be determined by the relevant investment committee(s) or working group(s) thereof.
Section 2.10    Arrangements with Unitholders.
(a)    This Agreement, together with (i) the Subscription Booklets submitted in connection with the admission of each Unitholder to the Partnership and (ii) any special arrangement or similar agreement entered into with any Unitholder pursuant to Section 2.10(b), constitutes the entire understanding and agreement among the parties to this Agreement with respect to the subject matter hereof, and supersedes any agreements, arrangements or understandings (contractual or otherwise) between the Investment Manager or its Affiliates (on the one hand) and any Unitholder or its Affiliates (on the other hand), including any separately managed accounts established by the Investment Manager or its Affiliates with such Unitholder or its Affiliates (other than, in each case, any amendments to any such agreements with any Unitholder or its Affiliates entered into concurrently with the submission of such Unitholder’s Subscription

Booklet), with respect to the matters contemplated herein, and there are no agreements, understandings, restrictions, representations or warranties among the parties with respect to the subject matter hereof other than those set forth in this Agreement or provided for herein.
(b)    Notwithstanding any other provision of this Agreement or the provisions of any Unitholder’s Subscription Booklet, it is hereby acknowledged and agreed that, without the approval of any Unitholder or any other Person, each of the Investment Manager (on its own behalf and / or on behalf of the Partnership) and its sub-delegates, as applicable, has the right to partially or completely waive the Management Fees, Distribution Fees or Carried Interest to which the Investment Manager and / or Goldman Sachs is entitled in respect of a Unitholder’s Units or to impose different Management Fees, Distribution Fees or Carried Interest or compensation arrangements (including, but not limited to, Management Fees, Distribution Fees, Carried Interest or other fees or compensation that are higher, lower, calculated in a different manner or payable at different times) on a Unitholder’s Units (including by means of a rebate or the issuance of a new Class). In addition, notwithstanding the provisions of this Agreement or any Subscription Booklet, the Investment Manager and its Affiliates each has the right to enter into other agreements with a Unitholder (other than the General Partner) or prospective Unitholder that may affect the Unitholder’s economic or legal rights and obligations with respect to the Unitholder’s investment in the Partnership (including by providing different liquidity terms and information rights or waiving any indemnification payments to which the Management Indemnified Persons are entitled from the Unitholder (other than the General Partner) or by reimbursing such Unitholder for any indemnification payments owed by such Unitholder (other than the General Partner) in connection with its ownership of Units), regardless of the Class the Unitholder holds, without notice to other Unitholders. The parties hereto agree that any terms contained in any such other agreements to or with a Unitholder (other than the General Partner) shall govern with respect to such Unitholder notwithstanding any conflicting provisions of this Agreement or of such Unitholder’s Subscription Booklet and that the Investment Manager and its Affiliates will be under no obligation to make arrangements available on equal terms to other Unitholders or to notify Unitholders (other than the General Partner) thereof.
Section 2.11    Leverage.
(a)    The Partnership (and the General Partner, acting for and on behalf of the Partnership, in consultation with the Investment Manager) shall have the power and authority to enter into, make and perform financing transactions and related undertakings (including guarantees), and engage in all such financing activities and transactions, as the General Partner may deem necessary or advisable for or incidental to the carrying out of the Partnership’s objectives and purposes (collectively, “Financing”), including acting on its own or through or with any other financing vehicle (directly or indirectly):
(i)    to incur (or cause a Portfolio Asset to incur), for the purposes of obtaining financing in respect of the Investments, leveraging on Investments, funding any relevant costs and expenses incurred in respect of this Agreement or any other purpose of the Partnership permitted under this Agreement, indebtedness for borrowed money, including through credit arrangements, the issuance of notes and other evidence of indebtedness;
(ii)    to incur other obligations, including in connection with Derivative Financial Instruments, letters of credit and repurchase agreements, to make or arrange guarantees to support any such indebtedness or other obligations (including from Goldman Sachs) and incur reimbursement obligations in respect of any such guarantees;
(iii)    to pledge, encumber, grant a charge on, grant a security interest over or assign or otherwise make available to support any such Financing any or all assets of the Partnership or such financing vehicle, including Investments and the Partnership’s direct or indirect interests in Portfolio Assets and / or rights related thereto;
(iv)    to permit any such Financing to be structured such that the Partnership, its subsidiaries and any other financing vehicle could be jointly or jointly and severally responsible on a cross-guaranteed and / or cross-collateralized basis for the repayment thereof and / or the assets of such vehicles to be pledged on a joint or joint and several cross-guaranteed and / or cross-collateralized basis to secure indebtedness obtained for the benefit of such vehicles; and
(v)    to take all other actions as the General Partner deems necessary or appropriate in connection with the foregoing (collectively, clauses (i) through (v), “Credit Support”).
(b)    The Partnership will not directly incur Indebtedness that would exceed 30% of the gross asset value of the Partnership (the “Leverage Limit”); provided that (a) the Partnership will not be in violation of the foregoing as a result of any fluctuations in the Partnership’s gross asset value whether as a result of any distributions, repurchases, disposition of assets, fluctuations in the value of Investments or otherwise, (b) no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment) and (c) the Partnership may incur additional indebtedness for borrowed money that causes the indebtedness directly incurred by the Partnership to exceed the Leverage Limit to the extent the Investment Manager expects at the time of each such incurrence that such indebtedness shall be reduced to less than or equal to the Leverage Limit within 9 months from the date the Leverage Limit was initially exceeded.
For purposes of calculating compliance with the Leverage Limit set forth in this Section 2.11(b), “Indebtedness” shall only include loans for borrowed money and shall exclude deferred purchase price obligations relating to property or services, obligations to make investments (including, for the avoidance of doubt, obligations and commitments to fund loans), equity commitments (whether or not such equity commitments are for the specific purpose of repayment of obligations or otherwise), pledges of or grants of security interests in collateral, other forms of credit support, Derivative Financial Instruments (including obligations in connection with hedging transactions) or any other hedging activities or contingent reimbursement obligations for letters of credit that have not yet been honored (or any credit support provided by the Partnership, including in support of any of the foregoing obligations incurred by subsidiaries or investment vehicles of the Partnership) or any guarantees or credit support of the foregoing. Only recourse indebtedness of, or guarantees by, the Partnership shall be considered indebtedness of the Partnership. For the avoidance of doubt, Indebtedness of the Partnership does not include (A) indebtedness of subsidiary vehicles or other subsidiaries or investment vehicles of the Partnership (or any Other Investment Vehicle) except to the extent that the Partnership is liable for such indebtedness directly or as a guarantor with respect to a specific guarantee of indebtedness or (B) indebtedness incurred by the Partnership on a non-recourse basis. To the extent the Partnership, on the one hand, and G-PE Lux or other parties, on the other hand, are liable for the same Indebtedness (including liability as a guarantor), the applicable Indebtedness will be allocated among such entities for purposes of the Leverage Limit (and any similar limits in the governing documents of the other entities) in the Investment Manager’s discretion.
Section 2.12    Fees Payable to Goldman Sachs.
Each Unitholder acknowledges and consents to:
(a)    The Offset Fees described in Section 2.06(b) being credited against future Management Fees payable by the Partnership in respect of certain Classes to the Investment Manager;
(b)    The Offset Fees described in Section 2.06(b) attributable to Class A and other Classes, if any, that are not charged Management Fees being paid to Goldman Sachs and not being shared with Classes that are charged Management Fees and, for the avoidance of doubt, any such fees being for the benefit of Goldman Sachs;
(c)    AM Private employees, consultants or Industry Advisors receiving fees in connection with serving on boards of directors of Portfolio Assets; provided that only cash compensation paid to AM Private employees (but excluding consultants, whether the Value Accelerator Members, members of the Consulting Groups, Industry Advisors or other third parties) for such service will be shared with the Partnership and credited against future Management Fees payable by or on behalf of the applicable Classes to the Investment Manager (subject to Section 2.12(b));

(d)    XIG or Goldman Sachs employees receiving directors’ fees, managers’ fees, consulting fees, commitment fees, break-up fees and fees in connection with serving on advisory boards of Portfolio Assets or investment committees, in each case relating directly to XIG Investments or commitments; provided that such compensation (whether paid in cash or in securities, but net of unreimbursed expenses associated with the generation of such fees) paid to XIG or Goldman Sachs employees (but, in each case, excluding consultants, whether Value Accelerator Members, members of the Consulting Groups, Industry Advisors or other third parties) for such service will be shared with the Partnership and credited against future Management Fees payable by or on behalf of the applicable Classes to the Investment Manager (subject to Section 2.12(b));
(e)    Each Class’s allocable portion of the offsets described above will be calculated based on such Class’s indirect interest in the applicable Portfolio Asset, and the offsets attributable to Classes, if any, that are not charged Management Fees, will not be shared with Classes that are charged Management Fees and, for the avoidance of doubt, will be for the benefit of Goldman Sachs; and
(f)    The Partnership (as determined by the Investment Manager and / or the Sub-Investment Manager) may invest Liquidity Assets in one or more money market funds or similar investment vehicles advised or managed by Goldman Sachs, and each Unitholder acknowledges and agrees that Management Fees paid to the Investment Manager by the Partnership will not be reduced by any fees payable by the Partnership to Goldman Sachs as manager of such money-market funds, other than in certain specified cases, including as may be required by applicable law. In addition, the Partnership (as determined by the Investment Manager and / or the Sub-Investment Manager) may invest in one or more AM Private Investments or XIG Investments by making an Investment in one or more commingled, blind-pool investment funds managed by Goldman Sachs; provided that, unless the Investment is made as part of a Secondary Investment or joint venture in such a fund, the Partnership shall not bear management fees or carried interest payable to Goldman Sachs in excess of what it would have borne had the Partnership invested directly in the applicable AM Private Investments or XIG Investments.
Section 2.13    Investment Banking and Other Fees.
Each Unitholder acknowledges and consents that any other fees, including in connection with the provision of investment banking, restructuring, lending, financing, mergers and acquisitions, underwriting, placement, asset management, financial advisory, brokerage services and other services paid by the Partnership or Portfolio Assets, whether paid to Goldman Sachs or its Affiliates, will, in each case, be the property of Goldman Sachs and will not be shared with the Partnership or credited against future Management Fees payable by or on behalf of the Unitholders to the Investment Manager.
ARTICLE III
CLASSES; ADMISSION OF NEW UNITHOLDERS
Section 3.01    Classes .
(a)    Units may be divided into one or more different classes of Units (“Classes” and each a “Class”) in the sole discretion of the General Partner. In this Agreement, except when referred to under their separate Classes or where the context otherwise requires, the term “Units” shall mean all Classes. Unless the General Partner otherwise determines, the initial issue price per Unit of any Class shall be as set forth in the Offering Memorandum. Thereafter, any additional Units of such class will be issued at a price per Unit equal to the then NAV per Unit of such class immediately after the close of business on the applicable Subscription Date (after giving effect to any distributions, repurchases of Units (including any Early Exit Fee) and Carried Interest (including accruals thereof) as of such Subscription Date). Fractions of Units may be issued to one thousandth of a Unit (subject to any rounding to one thousandth of a Unit). Each Class may be subject to different terms and conditions, including potentially different fee, currency, dealing, transfer, information disclosure, liquidity arrangements, distribution policies, investor types, or any other criteria to be determined by the General Partner in its sole discretion. Each Unit within the same Class will carry equal rights and privileges with each other Unit of the same Class.

(b)    The General Partner is hereby authorized to cause the Partnership to issue the Classes with such terms, rights and obligations as determined by the General Partner in consultation with the Investment Manager. The terms applicable to each Class shall be as set forth in the Offering Memorandum and, to the extent there is any conflict between the terms of a particular Class set forth in the Offering Memorandum and the terms set forth in this Agreement, the terms set forth in the Offering Memorandum shall control with respect to such Class.
(c)    The General Partner, in consultation with the Investment Manager, may, at any time and from time to time, in its discretion, elect to raise additional capital for the Partnership from the Unitholders and from new subscribers on such terms and conditions as may be determined by the General Partner in its discretion (in consultation with the Investment Manager). In addition, the General Partner, in consultation with the Investment Manager may amend or vary the terms or characteristics of any existing Class. Should the General Partner decide to issue one or more Classes that are not listed in the Offering Memorandum, or to change any of the terms or characteristics of any existing Class, the Offering Memorandum will be revised or supplemented; provided that any amendments to the terms of existing Classes shall only be effective if amended by the General Partner in accordance with Section 9.03 of this Agreement.
Section 3.02    Conversion and Consolidation of Units.
No conversion of Units between the different Classes shall be permitted except as permitted by the General Partner (as delegated to the Investment Manager); provided that the General Partner in its sole discretion may consolidate two or more Classes by effectuating an exchange of Units of a Class into another existing Class or a newly created Class (each such consolidated Class, a “Consolidated Class”). In addition, the General Partner (as delegated to the Investment Manager) may convert Units of one Class or sub-class into Units of another Class or sub-class in certain circumstances as provided herein.
Section 3.03    Subscriptions.
(a)    Each person shall be admitted to the Partnership as a Unitholder of the Partnership upon (i) the completion by such Person of a Subscription Booklet and the acceptance thereof by the General Partner on behalf of the Partnership and (ii) the execution by or on behalf of such Person of a counterpart signature page to this Agreement. Each Unitholder has paid or conveyed by way of contribution to the Partnership in exchange for the issuance of Units cash and / or securities or other assets in the amount set forth in the books and records of the Partnership (the “Subscription”). Additional Subscriptions may be made by Unitholders only in accordance with the provisions of this Section 3.03. Admission of a new Unitholder shall not be a cause for dissolution or termination of the Partnership.
(b)    Any existing or prospective Unitholder may request to purchase additional or newly-issued Units by contributing cash, or in the General Partner’s sole discretion securities or other assets, to the Partnership on the last Business Day of each calendar month or at such other times as the General Partner may determine in its discretion (each such date, a “Subscription Date,” and each such request, a “Subscription Request”). The General Partner (or any other person to whom such powers have been delegated by the General Partner) may reject or accept Subscription Requests in whole or in part in its sole discretion, and in particular may determine in the best interests of Unitholders that part or all of a subscription request should be deferred to one or more later Subscription Dates.
(c)    The General Partner may declare additional or more frequent Subscription Dates in its sole discretion.
Section 3.04    Adjustment to Number of Units Issued.
If at any time the General Partner determines, in consultation with the Investment Manager, that an incorrect number of Units was issued to a Unitholder because the NAV of the Partnership or the applicable Class in effect on the date of issuance was incorrect under the Investment Manager’s valuation and determination of NAV policies and procedures, the General Partner may (in consultation with the

Investment Manager) implement such arrangements as it determines, in consultation with the Investment Manager, are required for an equitable treatment of such Unitholder, which arrangements may include repurchasing a portion of such Unitholder’s Units for no additional consideration or issuing new Units to such Unitholder for no consideration, as appropriate, so that the number of Units held by such Unitholder following such repurchase or issuance, as the case may be, is the number of Units that would have been issued at the correct NAV. In addition, the General Partner may, in consultation with the Investment Manager, authorize the correction of errors made in the processing of subscriptions of Units.
Section 3.05    Additional Classes.
From time to time, the Partnership may, in the sole discretion of the General Partner and without notice to the Unitholders (other than the General Partner), issue one or more additional Classes, including, without limitation, Classes that are subject to fee and compensation arrangements, liquidity and / or other terms (including with respect to lock-up periods and other repurchase terms) that are different from any Class then outstanding. The General Partner may, without the prior consent of or notice to the Unitholders, make appropriate revisions to or supplement the Offering Memorandum and this Agreement to the extent necessary or desirable to effect the issuance of Units of any such Class, including to account for different fee arrangements, liquidity and / or other terms (including with respect to lock-up periods and other repurchase terms) or the separate currency-related transactions engaged in with respect to such a Class.
Section 3.06    Original Unitholder.
This Agreement is being executed by the Original Unitholder, and such execution constitutes the withdrawal of the Original Unitholder as a Unitholder of the Partnership. By reason of such withdrawal, the Original Unitholder is not required to make any further contributions of capital to the Partnership and has no further right, interest or obligation of any kind whatsoever as a Unitholder of the Partnership. Such withdrawal shall be effective upon the admission of the first other Unitholder in accordance with Section 3.03.
ARTICLE IV
CLASS ACCOUNTS AND SUB-ACCOUNTS OF UNITHOLDERS AND OPERATION THEREOF
Section 4.01    Class Accounts.
(a)    The Partnership shall maintain a separate account on the books of the Partnership for each Class (a “Class Account”). Each Class Account with respect to a Class will be (i) increased by the amount of any Subscriptions in respect of such Class, (ii) decreased to reflect the repurchase of any Units of such Class and any Early Exit Fee charged in respect thereof, (iii) decreased to reflect the amount of distributions (other than in respect of the repurchase of Units) in respect of such Class (including any deemed distribution of taxes paid by the Partnership pursuant to Section 5.06 in respect of such Class), (iv) increased or decreased by such Class’s allocable share of the Net Capital Appreciation or Net Capital Depreciation of the net assets of the Partnership (as determined pursuant to Section 4.03) for each Accounting Period, (v) increased by such Class’s allocable share of the benefit of any Early Exit Fee pursuant to Section 5.02(d), (vi) decreased (or increased in the case of Class A Units) for any Carried Interest in respect of such Class pursuant to Section 4.01(d) and Section 4.04 and (vii) decreased for any Management Fee and / or any Distribution Fee in respect of such Class, if applicable, as determined pursuant to Section 2.06.
(b)    At the time of the conversion of any Class into any other Class pursuant to Section 3.02, the Class Account of the converted Class shall be reduced to zero, and the Class Account of the Class into which such Units were converted shall be increased by the balance of the Class Account of the converted Class immediately prior to the conversion.

(c)    A separate account shall also be established on the books and records of the Partnership for each Unitholder with respect to each Class held by such Unitholder (a “Sub-Account”). Each Unitholder’s Sub-Account with respect to a Class shall equal the Class Account of such Class multiplied by the Class Percentage with respect to such Class.
(d)    At the end of each annual or other period in which the Carry Recipients are entitled to receive Carried Interest from the Partnership in respect of a Class in accordance with this Agreement, the Net Capital Appreciation initially or previously allocated to such Class shall be debited from the Class Account of such Class and associated Sub-Accounts of the Unitholders of each such Class and credited to the Class Account of the Class A Units.
(e)    Class Accounts, Sub-Accounts and Unitholders’ Units (and corresponding accounts maintained for tax allocation purposes) will be appropriately adjusted for exchanges or conversions of Units of one Class for Units of another Class, including to take into account the fact that different fees and expenses may be borne by different Classes, and for other events and items as determined by the General Partner (in consultation with the Investment Manager), including taxes incurred on behalf of Unitholders or other expenses or liabilities that may be borne disproportionately. For the avoidance of doubt, in order to effect the foregoing as well as any other rights attaching to less than all Units, the Partnership may cancel or repurchase Units, issue Units in a separate sub-Class, series or sub-series, and may convert the Units held by any such Unitholders into a separate Class, sub-Class, series or sub-series of Units. Furthermore, the Partnership may consolidate Units of two or more Classes, sub-Classes, series or sub-series where separate tracking of such Units is no longer necessary or advisable (any such consolidation, a “Roll-Up”).
Section 4.02    Class Percentages.
A class percentage (a “Class Percentage”) shall be determined for each Unitholder for any given Class for each Accounting Period of the Partnership by dividing (i) the number of Units owned by such Unitholder within a given Class by (ii) the aggregate number of outstanding Units of such Class as of the beginning of such Accounting Period. The aggregate Class Percentages for each Class shall equal 100%.
Section 4.03    Allocation of Net Capital Appreciation or Net Capital Depreciation.
Any Net Capital Appreciation or Net Capital Depreciation, as the case may be, for an Accounting Period shall be allocated among the different Classes (excluding, for the avoidance of doubt, Class A Units) pro rata in accordance with the relative Class Accounts (determined prior to any year-to-date accrued Carried Interest) of each such Class as of the beginning of such Accounting Period, after giving effect to any subscriptions as of the beginning of such Accounting Period (but, for the avoidance of doubt, without reduction for any Management Fees or Distribution Fees paid or accrued during such Accounting Period).
Section 4.04    Carried Interest.
(a)    The Carry Recipients shall be entitled to receive carried interest (the “Carried Interest”) from the Partnership with respect to each Class subject thereto, which shall be accrued monthly and allocated to the Carry Recipients in respect of their Class A Units as of the last Business Day of each calendar year or upon any repurchase of Units (with respect to such repurchased Units); provided that (i) no Carried Interest shall be charged or accrued during the first six (6) months following the First Closing, and the last day of such six-month period shall be treated as the end of a Carried Interest period for purposes of calculating future Carried Interest, including that the Hurdle Amount calculation will reset, (ii) if the Investment Manager is removed in accordance with the terms of this Agreement (including Exhibit B attached hereto), the Carry Recipients shall be allocated any accrued Carried Interest in accordance with Section 2.04(d) hereof and (iii) immediately prior to the Partnership’s final liquidating distribution in connection with its dissolution, any accrued Carried Interest shall be allocated to the Carry Recipients as if the date of such final liquidating distribution were the last Business Day of a calendar year. Notwithstanding anything herein to the contrary, the Carried Interest shall be calculated and allocated separately in respect of each relevant Class (i.e., the Carried Interest in respect of a Class shall be based solely upon the Total Returns, Hurdle Amount and High Water Mark attributable to such Class) as follows:
(i)    First, if the Total Return for the applicable annual or other period exceeds the sum of (A) the Hurdle Amount for such period and (B) the High Water Mark (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Carry Recipients equals 12.5% of the sum of (x) the Hurdle Amount for such period and (y) any amount allocated to the Carry Recipients pursuant to this Section 4.04(a)(i); and
(ii)    Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits shall be allocated to the Carry Recipients.
(b)    Any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods. For any annual or other relevant period, the Total Returns, Hurdle Amount and High Water Mark will be appropriately adjusted for any subscriptions, repurchases and distributions during, or in respect of, such period. For the avoidance of doubt, Carried Interest accruals will be included in the NAV per Unit at which subscriptions and repurchases are effected.
(c)    Notwithstanding anything to the contrary in this Agreement, the Carry Recipients’ right to receive Carried Interest and / or any tax distribution amounts with respect thereto may be implemented (in whole or in part, but in any event without duplication) at the level of one or more subsidiary vehicles of the Partnership and, in any such case, distributions and allocations which any Unitholder is otherwise entitled to receive from the Partnership will be appropriately reduced, and any other appropriate adjustments may be made to give effect to the foregoing.
(d)    Upon the allocation of the Carried Interest as of the last Business Day of the applicable calendar year or in connection with the repurchase of Units, the Partnership will either issue new Class A Units to the Carry Recipients with an aggregate NAV equal to the amount of the Carried Interest or increase the aggregate NAV of any outstanding Class A Units by such amount, or a combination thereof, at the option of the Carry Recipients. For the avoidance of doubt, Class A Units shall not be allocated any Net Capital Appreciation or Net Capital Depreciation or otherwise participate in the performance of the Partnership other than in respect of the Carried Interest. Carried Interest accruals will be included in the NAV per Unit at which subscriptions and repurchases are effected.
(e)    The General Partner may, in its discretion (as delegated to the Investment Manager), cause the Partnership to distribute Carried Interest to Carry Recipients by way of distributions in respect of, or by a repurchase or partial repurchase of their Class A Units. Any such repurchases of Class A Units may occur as of any date (including non-Repurchase Dates) and shall not be subject to any prior notice requirements, the Repurchase Cap or Early Exit Fee. The General Partner may, in its discretion (as delegated to the Investment Manager), also cause all or part of any Carried Interest amounts payable to one or more Carry Recipients (including by means of an Employee Fund or carry plan) to be paid by way of the issue of, or exchanging Class A Units into, Units of another Class which participates in the Net Capital Appreciation and Net Capital Depreciation of the Partnership and / or units or interests of one or more of the Partnership’s subsidiary vehicles.
(f)    Notwithstanding anything in this Section 4.04 to the contrary, cash of the Partnership not attributable to an allocation of Carried Interest may, at the discretion of the General Partner (in consultation with Goldman Sachs), be distributed to the Carry Recipients as an advance against future Carried Interest in amounts necessary for the Carry Recipients to pay tax with respect to income allocated to them by the Partnership (or a subsidiary thereof). All calculations of tax distribution amounts will be calculated based on certain assumptions as reasonably determined by Goldman Sachs and using the highest marginal tax rates applicable to individuals residing in New York, New York. Any such tax distributions shall reduce the NAV of the applicable Classes at the time of the distribution (other than for purposes of determining Total Returns) and will reduce the amount of any future Carried Interest in respect of the applicable Classes on a dollar-for-dollar basis.

(g)    Carry Recipients may elect to defer or waive the distribution of Carried Interest. Any amounts of Carried Interest deferred or waived by the Carry Recipients may be used by the Partnership for any purpose permitted by this Agreement. To the extent deferred or waived, the Carried Interest may subsequently be distributed to the Carry Recipients upon the election of the Carry Recipients. Without limiting the generality of the foregoing, any such deferral may be implemented by distribution of Carried Interest amounts (including by way of distributions or repurchases in respect of Class A Units as set forth above) in the form of a note (which, for the avoidance of doubt, shall reduce the NAV of the Class A Units by the principal amount thereof).
Section 4.05    Amendment of Carried Interest.
The Investment Manager reserves the right to partially or completely waive any Carried Interest arrangements, or to apply no such Carried Interest or Carried Interest that is greater or less than or in other ways different from the Carried Interest described in this Agreement, in respect of certain Unitholders (including Affiliates or personnel of Goldman Sachs), as may be agreed to by the Investment Manager and such Unitholders, and the Investment Manager may make appropriate amendments to or supplement this Agreement (including in connection with the creation of additional Class) if required to reflect any such arrangements without notice to or the consent of other Unitholders.
Section 4.06    Determination of Net Assets.
(a)    The Partnership’s Net Assets shall be determined as of the close of business on the last Business Day of each calendar month and any other Accounting Period-end (each, a “Valuation Day”) according to such procedures as may be established from time to time by the Investment Manager, in its sole discretion; provided that the General Partner (in consultation with the Investment Manager) may provide reserves for estimated accrued expenses, liabilities and contingencies.
(b)    The amount payable to a Unitholder or former Unitholder to repurchase part or all of such Unitholder’s or former Unitholder’s Units pursuant to Section 5.02 shall be treated as a liability of the Partnership, until paid, from (but not prior to) the beginning of the Accounting Period that begins immediately after the close of business on the Repurchase Date for such Units.
(c)    The amount to be received by the Partnership on account of any Subscriptions pursuant to Section 3.03 shall be treated as an asset of the Partnership from (but not before) the beginning of the Accounting Period that begins immediately after the close of business on the applicable Subscription Date.
(d)    Distributions (other than in connection with a repurchase of Units pursuant to Section 5.02) made pursuant to Section 5.05 and deemed tax distributions pursuant to Section 5.06 other than as of the beginning or end of an Accounting Period shall be treated as an advance and as an asset of the Partnership, through the end of the Accounting Period following the date of the distribution.
(e)    Without limiting the generality of Section 5.03, the Partnership may suspend the determination of Net Assets and NAV, the Partnership’s offering of Units and any distributions in respect of or repurchases of Units, for any period in the event the General Partner (in consultation with the Investment Manager) determines such suspension to be in the best interests of the Partnership and / or the Unitholders. No Units will be issued or repurchased (as applicable) during any such suspension, except as the General Partner (in consultation with the Investment Manager) determines is in the best interests of the Partnership and / or the Unitholders in order to address an applicable legal, tax or regulatory consideration. The General Partner shall promptly notify Unitholders of any such suspension, and the termination of any such suspension, by means of a written notice.
(f)    All values assigned to securities and other assets of the Partnership pursuant to this Section 4.06 shall be final and conclusive as to all of the Unitholders. The Partnership and the General Partner may consult with and rely upon valuations of the Partnership’s securities and other assets provided by the Administrator.

(g)    In no event will the Partnership or the General Partner incur any liability or responsibility to the Unitholders for any valuation determination made or other valuation action taken or omitted by it in good faith. In addition, neither the Partnership nor the General Partner will be liable to the Unitholders for errors in valuations as a result of any incorrect information provided by third parties.
Section 4.07    Determination of Net Asset Value.
The NAV of the Partnership shall be equal to the aggregate of the NAV of each Class. The NAV of a Class is equal to the balance of the Class Account with respect to such Class. The NAV per Unit of a Class shall be equal to the NAV of such Class divided by the number of outstanding Units of such Class. For the avoidance of doubt, (i) all calculations of NAV described herein shall be made according to such procedures as may be established from time to time by the Investment Manager, in its sole discretion, (ii) calculations of Transactional NAV, to the extent that they incorporate valuations of certain of the Partnership’s assets and liabilities, are not required to be prepared in accordance with U.S. GAAP and (iii) any valuation or other adjustments made to the Partnership’s assets and liabilities in connection with the determination of GAAP NAV are not required to be reflected in the calculation of the Transactional NAV for the applicable period. In addition, the determination of NAV may be suspended for any period in accordance with Section 4.06(e).
Section 4.08    Allocations.
(a)    The General Partner (or, by delegation, the Investment Manager) may make such allocations of items of income, gain, loss and expenses as it deems reasonably necessary to give economic effect to the provisions of this Agreement, and to ensure that allocations are in accordance with the Unitholder’s interests in the Partnership, as reasonably determined by the General Partner (or, by delegation, the Investment Manager) and taking into account such facts and circumstances as it deems reasonably necessary for this purpose. In furtherance of the foregoing, the General Partner (or, by delegation, the Investment Manager) in its discretion may allocate items of gross or net income and / or gross or net deduction to the extent it deems appropriate to achieve the desired allocations consistent with the foregoing or to the extent required by law, and may determine that an equitable method of allocation includes, without limitation, an allocation of most items of income pro rata based on the relative differences between amounts allocated to the Class Accounts maintained on the books of the Partnership and the aggregate amounts of items of income, gain, loss and expenses allocated to the relevant Class (including, for the avoidance of doubt, the Class A Units). Allocations for U.S. federal income tax purposes shall be made in a manner consistent with the foregoing and in accordance with each Unitholder’s interests in the Partnership. The General Partner (or, by delegation, the Investment Manager) shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its discretion and expects to take into account for these purposes the allocation principles detailed in Exhibit D attached hereto, as may be amended from time to time. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Unitholder’s distributive share thereof), the General Partner (or, by delegation, the Investment Manager) may reallocate the adjusted items among each Class (and items allocated to a Class may be allocated among the Sub-Accounts of the Unitholders of such Class) (as determined by the General Partner (or, by delegation, the Investment Manager)) as determined pursuant to such audit adjustment.
(b)    Notwithstanding the foregoing, any allocation to an Affiliated Unitholder or a Carry Recipient attributable, or otherwise related, to such Unitholder’s Units representing an equity interest (as opposed to an entitlement to Carried Interest) is intended to qualify as a “Capital Interest Allocation” within the meaning of U.S. Treasury Regulation Section 1.1061-3(c)(3), and the provisions of this Agreement relating to distributions and allocations shall be interpreted consistent with that intention. In accordance with the foregoing, (i) all such allocations to an Affiliated Unitholder or a Carry Recipient, and allocations to each other Unitholder attributable to contributions or otherwise relating to contributions by such Unitholder, shall be determined and calculated in a similar manner (within the meaning of U.S. Treasury Regulation Section 1.1061-3(c)(3)(ii)), (ii) all such allocations shall be determined and calculated separate and apart, within the meaning of U.S. Treasury Regulation Section 1.1061-3(c)(3)(ii)(B), from allocations in respect of Carried Interest to a Carry Recipient or allocations otherwise not attributable to or relating to contributions, and (iii) the Partnership shall consistently reflect the separately identified allocations described in clauses (i) and (ii) in its contemporaneous books and records.
Section 4.09    Determination by General Partner of Certain Matters; General Partner’s Discretion
(a)    All matters concerning the valuation of securities and other assets and liabilities of the Partnership, the allocation of profits, gains and losses among the Unitholders (including for tax purposes) and accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner (as delegated to the Investment Manager), whose determination shall be final, binding and conclusive as to all of the Unitholders.
(b)    To the fullest extent permitted by applicable law, whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” “judgment,” or under a similar grant of authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests and the interests of its Affiliates, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Unitholders, and its determination shall be final, binding and conclusive as to all of the Unitholders, or (ii) in its “good faith,” the General Partner shall act under such express standards and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein. Each Unitholder hereby agrees that, to the fullest extent permitted by law, any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decisions, in each case pursuant to the authority prescribed in this Section 4.09(b). In no way does this Section 4.09(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing under the Delaware Act. In addition, in no way shall this Section 4.09(b) constitute a waiver or limitation of the General Partner’s potential liability, or of any rights which a Unitholder or the Partnership may have, under applicable securities laws or other laws which may not be waived, including fiduciary duties, if any, owed by the General Partner to the Partnership under the Advisers Act.
ARTICLE V
REPURCHASES AND DISTRIBUTIONS
Section 5.01    Repurchases and Distributions in General.
(a)    No Unitholder shall be entitled (i) to receive distributions from the Partnership, except as provided in Section 5.05 and Section 7.02; or (ii) to have any of its Units repurchased by the Partnership, except as provided in Section 5.02 and Section 6.01 or upon the consent of, or as may be required by, and upon such terms as may be determined by, the General Partner (as delegated to the Investment Manager). In no event shall a Unitholder be entitled to demand to receive property other than cash.
(b)    Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner (as delegated to the Investment Manager) on behalf of the Partnership, shall not be required to make a distribution to any Unitholder in respect of its Units if such distribution would violate the Delaware Act or other applicable law.
Section 5.02    Repurchases.
(a)    Subject to this Section 5.02, Section 5.03 and Section 6.02, Unitholders will be offered the opportunity to submit requests for the repurchase of all or any portion of their Units (such Unit repurchase plan, the “Unit Repurchase Plan”) and the Partnership will repurchase Units as of the close of business on the last Business Day of each calendar quarter or such other dates as the General Partner may determine in its discretion, as delegated to the Investment Manager (each, a “Repurchase Date”); provided that RSD Units shall not be repurchased during a period of two (2) years from the Second Closing (such period, the “Class RSD Lock-Up Period”). Repurchase requests (each, a “Repurchase Request”) must be submitted using the Partnership’s then-current Repurchase Request form and received by the Partnership in good order (as determined by the General Partner in its discretion, as delegated to the Investment Manager) no later than 4:00 p.m. (Eastern Time) at least 30 calendar days prior to the applicable Repurchase Date (the “Repurchase Cut-Off Date”). Repurchase Requests received after the Repurchase Cut-Off Date will be deemed to have been submitted for the next Repurchase Date. Except as otherwise provided herein or permitted by the General Partner (as delegated to the Investment Manager), Repurchase Requests, once received with respect to a particular Repurchase Date, will be irrevocable following the applicable Repurchase Cut-Off Date.
(b)    Subject to any Early Exit Fee, repurchases of Units will be effected based upon the NAV per Unit of the applicable Class as of the relevant Repurchase Date after giving effect to the allocation of Net Capital Appreciation or Net Capital Depreciation, Carried Interest (including accruals thereof) and any distributions as of such Repurchase Date but before giving effect to any subscriptions as of such Repurchase Date. For the avoidance of doubt, (i) repurchase proceeds will be calculated net of the amount of any distributions owed to the applicable Unitholder as of such Repurchase Date in respect of the repurchased Units, but the Partnership will (unless otherwise determined by the General Partner in its sole discretion) make any such distributions separately to the applicable Unitholder in cash, regardless of whether such Unitholder has elected to participate in the DRIP (including in respect of distributions owed in respect of such repurchased Units) and (ii) any Carried Interest accrued in respect of Units being repurchased shall be allocated to the Carry Recipients as of the applicable Repurchase Date. The Partnership shall endeavor to pay the proceeds of any Unit repurchases (less any Early Exit Fee, withholding taxes or similar items) within sixty (60) calendar days of the Repurchase Date, without interest. Unless otherwise noted herein, a distribution in respect of a repurchase may be made in cash, in-kind or a combination thereof, as determined by the General Partner in its sole discretion (as delegated to the Investment Manager). Each Unitholder whose Repurchase Request has been accepted will continue to be a Unitholder until the applicable Repurchase Date, and will cease to be a Unitholder following such date only to the extent all of such Unitholder’s Units have been repurchased.
(c)    Notwithstanding the repurchase terms set forth herein, the General Partner (as delegated to the Investment Manager) may permit repurchases on shorter notice periods and at such other times, in other amounts and upon other terms (including with respect to repurchase fees), subject to any conditions that it may impose in its discretion and may waive certain repurchase restrictions or requirements for one or more Unitholders (and not other Unitholders) or all Unitholders on a Repurchase Date or otherwise, including, without limitation, the Repurchase Cap, Early Exit Fee and / or notice requirements.
(d)    Notwithstanding the foregoing, except as otherwise set forth herein (including in Section 5.02(e)) or in the Offering Memorandum or with respect to any Units issued pursuant to the DRIP, any Units being repurchased which have been held by Unitholders for less than two (2) years will be subject to an early exit fee of 5% of the NAV of such Units (the “Early Exit Fee”), which shall reduce the repurchase proceeds payable to the applicable Unitholder. For purposes of determining the applicability of the Early Exit Fee, the repurchase of a Unitholder’s Units shall be considered to be made on a “first-in, first-out” basis (i.e., first with respect to the Units initially issued to such Unitholder, then with respect to the Units next issued to such Unitholder, and so on). Any Early Exit Fee shall be applied for the benefit of the Partnership and the Unitholders as a whole (other than any Units repurchased as of the applicable Repurchase Date), such that it is allocated among the Class Accounts in the same manner as Net Capital Appreciation or Net Capital Depreciation for the Accounting Period ending on the applicable Repurchase Date, but after first giving effect to any repurchases of Units as of such Repurchase Date. For the avoidance of doubt and without limiting the foregoing, the Net Capital Appreciation resulting from an Early Exit Fee will be included in Total Return for the applicable period.
(e)    Notwithstanding anything to the contrary herein, any GS Regulatory Repurchase (including by any Employee Fund) or repurchase of Class G Units may be effected at any time determined by Goldman Sachs, without notice to the Unitholders, and shall be without regard to any repurchase limitations (including the Repurchase Cap), restrictions (including the Early Exit Fee) or notice requirements otherwise set forth herein, including at a time when there are outstanding Repurchase Requests from other Unitholders, so long as the repurchase is being made with funds in excess of reserves that the Investment Manager determines are adequate for the needs of the Partnership.
(f)    The General Partner (as delegated to the Investment Manager) may generate liquidity to satisfy Repurchase Requests by any permissible activities of the Partnership which may include using, without limitation, (i) the Partnership’s liquidity reserve, (ii) the Partnership’s credit facility (if any), (iii) Subscriptions from Unitholders or (iv) income or monetization proceeds from Investments; provided that the Partnership is under no obligation to take any of the above actions and shall not be required to sell Investments (other than Liquidity Assets) to fund repurchases.
(g)    Notwithstanding anything herein to the contrary, in the event that any potential tax liabilities are not accrued for or otherwise reflected in the NAV at which a repurchase is effected, the Partnership reserves the right (but shall have no obligation) to (i) take measures to allocate the burden of the tax liability among Unitholders and / or former Unitholders such that the liability (or a portion thereof) is borne by the Unitholders and / or former Unitholders in proportion to their respective interests in the Partnership for the period in which the liability was incurred or attributable; (ii) hold back a portion of a Unitholder’s repurchase proceeds equal to their repurchased Units’ pro rata portion of an estimate of what such tax liabilities would be (without any discount based on the probability of such amount being paid) until such time as such potential tax liabilities are paid (in which case such held-back amounts shall be used to pay such tax liabilities and any excess distributed to the applicable Unitholder) or are determined to no longer be potential liabilities (in which case the Partnership shall use commercially reasonably efforts to distribute such held-back amounts to the applicable Unitholder); (iii) require a Unitholder whose Units were repurchased to return such portion of the Unitholder’s repurchase proceeds to the Partnership in the event that such potential tax liabilities are realized (and each Unitholder and former Unitholder hereby agrees to do so); and / or (iv) to the extent a Unitholder retains a portion of its Units following the repurchase, compulsorily repurchase without consideration a number of Units held by such Unitholder having a NAV equal to the Unitholder’s share of the applicable tax liabilities.
(h)    If at any time after a repurchase of Units (including in connection with any withdrawal of a Unitholder from the Partnership pursuant to Article VI) the General Partner determines in its sole discretion (as delegated to the Investment Manager) that the amount paid to such Unitholder or former Unitholder pursuant to such repurchase was materially incorrect (including because the NAV at which the Unitholder or former Unitholder purchased such Units or at which a repurchase was effected was materially incorrect under the Partnership’s valuation and determination of NAV policies and procedures), the Partnership will pay to such Unitholder or former Unitholder any additional amount that it determines such Unitholder or former Unitholder would have been entitled to receive had the repurchase been effected at the correct NAV, without interest. In addition, if the General Partner determines in its sole discretion (as delegated to the Investment Manager) that such Unitholder received an excess payment in respect of such repurchase, the General Partner, in its sole discretion (as delegated to the Investment Manager), may (but is under no obligation to) adjust such Unitholder’s Units to account for the amount of such excess payment (including by compulsorily repurchasing without consideration a number of Units held by such Unitholder having a NAV equal to the amount of such excess payment), without interest. Further, if the General Partner determines (as delegated to the Investment Manager) that a Unitholder or former Unitholder received an excess payment in respect of such repurchase, the General Partner, in its sole discretion (as delegated to the Investment Manager), may (but has no obligation to) seek repayment of distributed amounts from Unitholders or former Unitholders in the amount of any such excess payment, without interest. If the General Partner (as delegated to the Investment Manager) determines to seek payment from a Unitholder or former Unitholder, such Unitholder or former Unitholder will be required to pay the Partnership the amount of such excess payment. In addition, the General Partner may, in its sole discretion (as delegated to the Investment Manager), authorize the correction of errors made in the processing of repurchases of Units.

Section 5.03    Limitation on Repurchases.
(a)    The right of any Unitholder to have some or all of its Units repurchased by the Partnership pursuant to the provisions of Section 5.02 is subject to the provision by the General Partner (in consultation with the Investment Manager) for all Partnership liabilities in accordance with the Delaware Act, and for reserves for estimated accrued expenses, liabilities and contingencies in accordance with Section 4.06, even if such reserves are not required by U.S. GAAP.
(b)    Aggregate repurchases requested by Unitholders as of any Repurchase Date shall be limited to 3% per calendar quarter of the NAV of the Partnership as of the immediately preceding Repurchase Date (determined after giving effect to any repurchases and distributions, but not giving effect to any subscriptions, as of such preceding Repurchase Date) (the “Repurchase Cap”). Notwithstanding the foregoing, the General Partner, as delegated to the Investment Manager, shall have the discretion to accept and service Repurchase Requests in excess of, and / or to waive, the Repurchase Cap if and to the extent that sufficient projected liquidity is available for this purpose and the General Partner (as delegated to the Investment Manager) determines it to be in the best interests of both Unitholders who have requested the repurchase of their Units and Unitholders who have not requested the repurchase of their Units.
(c)    Notwithstanding anything herein to the contrary, the General Partner (as delegated to the Investment Manager) shall have the discretion to accept or reject Repurchase Requests in full or in part in accordance with the terms of this Article V, and to determine in the best interests of the Unitholders as a whole and subject to the provisions hereof, whether and to what extent to fulfil repurchases, and the timing of such fulfilment.
(d)    The General Partner, as delegated to the Investment Manager, is permitted to make exceptions to, modify, suspend (entirely or partially), or terminate the Unit Repurchase Plan if, in its reasonable judgement it deems such an action to be in the best interests of the Partnership and the Unitholders. In making the foregoing determinations, the General Partner (as delegated to the Investment Manager) shall have regard to the overall projected liquidity position of the Partnership and whether such actions are in the best interests of the Partnership and of both Unitholders who have requested the repurchase of their Units and Unitholders who have not requested the repurchase of their Units. For the avoidance of doubt, no Units will be repurchased during any suspension of the Unit Repurchase Plan or any suspension of the determination of NAV, except as the General Partner (in consultation with the Investment Manager), determines is in the best interests of the Partnership and / or the Unitholders in order to address an applicable legal, tax or regulatory consideration (or in the case of a partial suspension of the Unit Repurchase Plan). The General Partner shall promptly notify Unitholders of any such exception, modification, suspension (and the termination of any such suspension), or termination of the Unit Repurchase Plan by means of a written notice.
(e)    In the event that, as a result of the Repurchase Cap or any suspension or other determination by the General Partner (as delegated to the Investment Manager), only a portion of the Repurchase Requests with respect to a Repurchase Date are accepted, all such Repurchase Requests shall be reduced pro rata based on the aggregate NAV of the Units in each Unitholder’s Repurchase Request, to the extent necessary to not exceed the Repurchase Cap or other relevant limit. The portion of any such Repurchase Requests that are not accepted must be resubmitted for the next Repurchase Date. In the event that repurchases are suspended entirely, Repurchase Requests that are not accepted as a result of such suspension must be resubmitted for the next Repurchase Date following the lifting of the suspension.
Section 5.04    Mandatory Repurchase.
(a)    The Partnership may mandatorily repurchase (in whole or in part) the Units of any Unitholder as of any date if the General Partner or the Investment Manager determine that such repurchase would be in the interest of the Partnership, including without limitation, if the General Partner or the Investment Manager determine that the continued participation of a Unitholder is likely to, (a) require registration of the Units under any securities laws applicable to the Partnership or the Units to be repurchased, (b) cause the Partnership to fail to qualify for an exemption from regulation, or otherwise to be required to be registered as an investment company under the Investment Company Act, (c) result in the assets of the Partnership being or continuing to be treated as “plan assets” subject to Title I or ERISA or Section 4975 of the Code (or comparable law or regulation), (d) result in any other material adverse tax, regulatory or other consequences to any Unitholder or the Partnership or its affiliates including (without limitation) the Partnership’s failing to comply with any relevant Tax Reporting Regime or being subject to withholding tax under such Tax Reporting Regime, (e) result in any violation of other applicable laws or regulations, including ERISA, (f) result in any material adverse consequence to the Partnership’s investment activities, (g) result in the Partnership being treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (h) cause any indebtedness or other obligations incurred by the Partnership being deemed an extension of credit in the form of a personal loan to or for any Sarbanes-Oxley Insider or that would otherwise violate Sarbanes-Oxley.
(b)    In addition, the Partnership may mandatorily repurchase (in whole or in part) the Units of any Unitholder for “cause” if the General Partner or the Investment Manager determine that (i) there is any material breach of such Unitholder’s representations, warranties or covenants in this Agreement or in the Subscription Booklet or related documents executed by such Unitholder (including any obligation to make a payment or a return of capital); (ii) the Unitholder ceases to be treated as a U.S. Person (as defined in Section 7701(a)(30) of the Code for U.S. federal income tax purposes); (iii) the Unitholder or any beneficial owner of the Unitholder (x) engages in illegal conduct or gross misconduct which the General Partner or the Investment Manager determines could result in reputational harm to the Partnership, Goldman Sachs or its affiliates, (y) is convicted of, or pleads nolo contendere to, a felony or a serious misdemeanor or (z) illegally or fraudulently obtains the funds with which such Unitholder seeks to invest; (iv) there is any breach of such Unitholder’s obligation to keep information confidential in accordance with this Agreement; (v) the Unitholder ceases to be an Eligible Investor; (vi) the Unitholder becomes, or is determined to be, a Tax-Exempt Owner; or (vii) any purported transfer of Units by a Unitholder is not in compliance with this Agreement, as determined by the Investment Manager. The General Partner and the Investment Manager will, to the extent practicable and consistent with legal, regulatory, tax and internal policy considerations, use commercially reasonable efforts to provide notice to any Unitholder of a mandatory repurchase for cause.
(c)    A BHC Unitholder may require the Partnership to repurchase the portion of its Units having an aggregate NAV in excess of 33.33% of the NAV of the Partnership if, in the opinion of counsel reasonably satisfactory to the General Partner (in consultation with the Investment Manager), the continued holding by such BHC Unitholder of such portion of its Units would give rise to a violation of the BHCA or the regulations promulgated thereunder. Notwithstanding anything to the contrary herein, in such case, such repurchase shall be effective as of the next Repurchase Date that is at least thirty (30) days’ following the applicable notice given by such BHC Unitholder. For the avoidance of doubt, such repurchase shall be considered a mandatory repurchase of Units and will not be subject to the Repurchase Cap or the Early Exit Fee.
(d)    Without limiting the foregoing, the Partnership may, mandatorily repurchase (in whole or in part) the Units held by, on behalf or for the account or benefit of Unitholders who do not meet the requirements for Eligible Investors. The Partnership may also mandatorily repurchase (in whole or in part) Units in order to effectuate any Roll-Up.
(e)    In exercising the mandatory repurchase rights contemplated by this Section 5.04(e), the Partnership will notify the Unitholder of the reasons which justify the mandatory repurchase of Units, the aggregate NAV of Units to be repurchased and the indicative Valuation Day on which the mandatory repurchase will occur. Mandatory repurchase proceeds shall be determined and paid in generally the same manner as voluntary repurchase proceeds as set forth in Section 5.02(b).
(f)    To the extent the Partnership requires the mandatory repurchase of any Units of a Unitholder, such repurchase will not be subject to the Repurchase Cap or the Early Exit Fee, unless otherwise determined by the General Partner (in consultation with the Investment Manager) in its discretion.
Section 5.05    Distributions.

(a)    The General Partner (as delegated to the Investment Manager) may make distributions in cash or in-kind or a combination thereof (i) in connection with repurchases of Units or in connection with a Unitholder’s complete withdrawal from the Partnership pursuant to ARTICLE VI, and (ii) at any time to all of the Unitholders of a Class on a pro rata basis in accordance with such Unitholders’ Class Percentages. For the avoidance of doubt, the Partnership shall not be required to make distributions pro rata among the Classes, and may make distributions in respect of certain Classes and not others and / or disproportionately among the applicable Classes. The amount and timing of any distributions will be at the discretion of the General Partner (as delegated to the Investment Manager) and shall be subject to holdbacks in respect of reserves.
(b)    Except as otherwise set forth in this Agreement or unless otherwise determined by the General Partner (as delegated to the Investment Manager), all cash distributions to Unitholders (other than cash distributions in respect of Class A Units) pursuant to this Section 5.05 are subject to the terms of the DRIP in effect as of the date hereof and set forth in Exhibit C to this Agreement. Such cash distributions will automatically be reinvested under the DRIP unless Unitholders have elected in their Subscription Booklet to opt-out of the DRIP, or otherwise have elected to withdraw from the DRIP pursuant to the procedures set out in Exhibit C to this Agreement, and receive such distributions in cash. For the avoidance of doubt, unless otherwise determined by the General Partner in its sole discretion, cash distributions owed to a repurchasing Unitholder as of the applicable Repurchase Date, in respect of repurchased Units, will not be reinvested under the DRIP and will instead be made in cash pursuant to Section 5.02(b). The General Partner (as delegated to the Investment Manager) may, without the consent of the Unitholders, amend, modify, revise or restate the DRIP from time to time.
(c)    In-kind distributions (including distributions in respect of repurchases) may be made by the Partnership by, among other things (i) distributing securities or other assets held by the Partnership directly to the Unitholders, (ii) distributing to Unitholders the right to receive net proceeds ultimately realized on specific securities or other assets held by the Partnership (e.g., through issuance of a certificate or note or distribution of interests in a special purpose vehicle or liquidating trust), or (iii) otherwise providing Unitholders with an economic interest in securities or other assets held by the Partnership. In connection with any such distribution, the General Partner (as delegated to the Investment Manager) may transfer directly or indirectly (through a participation agreement or otherwise) the Partnership’s interests in Partnership assets into a special purpose vehicle, liquidating trust or similar entity. Interests in such entity may then be distributed by the Partnership to Unitholders. The General Partner (as delegated to the Investment Manager) may select the assets to be distributed to Unitholders. For the avoidance of doubt, in-kind distributions will not be reinvested pursuant to the DRIP.
(d)    Assets distributed in-kind in connection with a repurchase will ordinarily be valued as of the applicable Repurchase Date, although the General Partner (as delegated to the Investment Manager) may determine to value assets distributed in kind as of the date such distribution is made or as of any other date. If a distribution is made in-kind, the Investment Manager shall determine the fair market value of the property distributed and adjust the Class Accounts and Sub-Accounts of all Unitholders upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant to Section 4.03. Each such distribution shall reduce the Class Accounts of the applicable Classes (and the Sub-Account of the distributee Unitholders) by the fair market value thereof.
(e)    Any costs incurred in connection with a distribution in-kind may be borne by the Unitholders receiving such distribution in-kind or in any other way which the General Partner (as delegated to the Investment Manager) determines in its discretion to be fair to all Unitholders.
Section 5.06    Withholding Taxes.
If the Partnership is required to withhold, or directly or indirectly incurs or accrues, Taxes (including estimates therefor) in respect of certain or all Unitholders (or that relate to a predecessor interest in the Partnership or to a transfer of such Unitholder’s interests in the Partnership) (including in respect of all Unitholders but at different rates), the Partnership may withhold such amounts and make such payments to such taxing authorities as are necessary to ensure compliance with such tax laws. In addition, the General Partner (as delegated to the Investment Manager) may determine, in its sole discretion, (i) to treat the amount of any such Taxes (including estimates therefor) incurred or accrued by the Partnership on behalf of, or otherwise properly allocable to, a Unitholder (including as a result of the status of a Unitholder (or class of Unitholders) or the treatment or characterization for applicable tax purposes of any entity, payment or instrument by a Unitholder (or class of Unitholders)) paid to a governmental authority as a deemed distribution to such Unitholder (which, in the General Partner’s discretion (as delegated to the Investment Manager), may be deemed distributed and / or treated as a distribution in repurchase of Units (for no consideration) pursuant to Section 5.04 as of a month-end following the payment or accrual of such Taxes), and to the extent actual distributions were not reduced by, and Units were not repurchased in respect of, such amounts, future distributions to such Unitholder are expected to be reduced accordingly, (ii) to allocate the burden of such Taxes (including estimates therefor) among the Unitholders or the applicable Class or Classes pro rata in accordance with the NAV of their Units or in accordance with the NAV of the Units held in respect of the direct or indirect investment that gave rise to such Taxes, or (iii) to allocate the burden of such Taxes (including estimates therefor) among the Unitholders or the applicable Class or Classes in such other manner as the General Partner (as delegated to the Investment Manager) may otherwise determine in its sole discretion. The General Partner (as delegated to the Investment Manager) may, in its sole discretion (but is under no obligation to), require a Unitholder (or former Unitholder) to reimburse the Partnership, the Investment Manager, Goldman Sachs and / or the other Unitholders for any taxes withheld or directly or indirectly incurred in respect of such Unitholder (or former Unitholder) (including any interest and penalties thereon) to the extent such Taxes exceed the NAV of such Unitholder’s Units. Each Unitholder hereby agrees to indemnify and hold harmless the Partnership, the Investment Manager, Goldman Sachs and the other Unitholders from and against any such Taxes and any liability in respect of Taxes that are otherwise properly allocable to such Unitholder (including as a result of the status of a Unitholder (or class of Unitholders) or the treatment or characterization for applicable tax purposes of any entity, payment or instrument by any Unitholder (or class of Unitholders)), as well as for any Taxes or other costs that the Partnership may suffer as a result of (i) a misrepresentation as to such Unitholder’s tax status and ownership structure pursuant to Section 9.16 and (ii) any breach of such Unitholder’s covenant to notify the Partnership of any changes to its tax status and ownership structure pursuant to Section 9.16. Such indemnity may be resolved through the repurchase of Units for no consideration pursuant to Section 5.04. A Unitholder’s or former Unitholder’s obligation to indemnify the Partnership, the Investment Manager, Goldman Sachs and the other Unitholders for any such Taxes will survive the complete repurchase of the Unitholder’s Units and the dissolution, liquidation, winding up and termination of the Partnership, and to the extent unpaid, such indemnity will accrue with interest calculated at a rate equal to the six-month SOFR (or such other commercially reasonable rate as determined by the General Partner in its sole discretion) + 5% per annum, compounded monthly (but not in excess of the highest rate per annum permitted by law).
ARTICLE VI
WITHDRAWAL, ECONOMIC SANCTIONS, DEATH, DISABILITY
Section 6.01    Repurchase, Death, etc. of Unitholders.
The repurchase, death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Unitholder shall not, in and of itself, dissolve the Partnership. Subject to the restrictions set forth in Section 1.06(a), the legal representatives or successors of such Unitholder shall succeed as assignee to the Unitholder’s interest in the Partnership upon the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of such Unitholder, but shall not be admitted as a substituted Unitholder without the consent of the General Partner. In the event of the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Unitholder, the legal representatives or successors of such Unitholder shall promptly provide written notice of such event to the Partnership. The partnership interest of such Unitholder shall continue at the risk of the Partnership’s business until the last day of the calendar month following the calendar month in which the General Partner received written notice of such event (or such earlier date as determined by the General Partner in its sole discretion). At the end of such period, the General Partner may, in its sole discretion (i) take no action, (ii) admit the legal representatives or successors of such Unitholder as Unitholders; provided that the General Partner determines in its sole discretion that such legal representatives or successors are qualified to become Unitholders or (iii) compulsorily repurchase such Unitholder’s Units in accordance with the repurchase provisions set forth in ARTICLE V.
Section 6.02    Economic and Other Sanctions.
Notwithstanding anything in this Agreement to the contrary, in the event that the General Partner determines in its sole discretion that a Unitholder is subject to any U.S. sanctions related to or administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other trade, economic or other sanctions imposed by the United Nations or any other applicable governmental or regulatory authority, the General Partner (in consultation with the Investment Manager) may, in its discretion, without prior notice to any Unitholder, take such actions as it determines appropriate in its discretion to comply with applicable law, including (i) blocking or freezing accounts or other interests of the applicable Unitholder, (ii) where permitted by the applicable sanctions law, requiring the applicable Unitholder’s Units to be repurchased on such terms as the General Partner (in consultation with the Investment Manager) may determine in its discretion, and delaying the payment of any repurchase proceeds, without interest, until such time as such payment is permitted under applicable law, (iii) excluding the applicable Unitholder from distributions made to other Unitholders, and (iv) excluding the applicable Unitholder from voting on any matter upon which Unitholders are entitled to vote under this Agreement, and excluding the NAV of such Unitholder’s Units for purposes of determining the Unitholders entitled to vote on or required to take any action under this Agreement. Notwithstanding anything in this Agreement to the contrary, in connection with taking any such actions and / or upon the lifting of any such sanctions, the Investment Manager may make such adjustments to the NAV of any Class, allocations of Net Capital Appreciation and Net Capital Depreciation and distributions as it determines appropriate in its sole discretion.
ARTICLE VII
DURATION AND DISSOLUTION OF THE PARTNERSHIP
Section 7.01    Duration.
(a)    The Partnership shall be dissolved upon the earliest to occur of (i) the determination by the General Partner (in consultation with the Investment Manager); (ii) a vote of a Majority in Interest pursuant to Section 7.01(b); (iii) the termination, bankruptcy, insolvency, dissolution or withdrawal by the General Partner, other than by assignment of the General Partner’s interest as provided in Section 1.06(c); (iv) at any time there are no partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Delaware Act; or (v) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Delaware Act, (each, a “Dissolution Event”). Upon the occurrence of a Dissolution Event, voluntary Repurchase Requests and distributions in respect thereof shall not be accepted or made except that timely Repurchase Requests received prior to the occurrence of a Dissolution Event generally are expected to be honored (subject to any limitations provided herein, including the Repurchase Cap). As a result, Unitholders that make timely Repurchase Requests prior to a Dissolution Event (“Repurchasing Unitholders”) are generally expected to receive a portion or all of their repurchase payments in respect of their repurchased Units prior to any distributions being made to other Unitholders. Distributions in respect of the liquidation of the Partnership generally shall be made in accordance with the NAV of a Unitholder’s respective Units after giving effect to any such repurchases by Repurchasing Unitholders. The General Partner (as delegated to the Investment Manager) reserves the right under certain circumstances to determine to treat all Unitholders (including Repurchasing Unitholders) in a similar manner following the occurrence of a Dissolution Event, in which case distributions generally shall be made to all Unitholders in accordance with the NAV of the Unitholders’ respective Units. The General Partner (as delegated to the Investment Manager) may make such a determination in its discretion.
(b)    Dissolution of the Partnership by the Unitholders:

(i)    For purposes of this Agreement
(A)    The term “Meeting Request” shall mean a written request from Unitholders holding (as of the date of such request) at least twenty percent (20%) of the Units (based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner)) to the General Partner requesting that the General Partner call a meeting for the purpose of dissolving the Partnership; provided that no such meeting shall be called if, prior to such meetings, a Majority in Interest request in writing not to hold such meeting.
(B)    The term “Dissolution Record Date” shall mean with respect to a meeting at which the dissolution of the Partnership is to be considered, a date selected by the General Partner (in consultation with the Investment Manager), which is no later than 15 days following the date on which the General Partner receives a Meeting Request.
(ii)    Upon the written request of Unitholders representing at least one percent (1%) of the Units (based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner)), solely for purposes of soliciting other Unitholders in connection with making a Meeting Request, the General Partner shall use commercially reasonable efforts to send to all other Unitholders a solicitation to make a Meeting Request, subject to the General Partner’s right to impose reasonable conditions upon any such solicitation.
(iii)    Upon receipt by the General Partner of a Meeting Request, the General Partner (in consultation with the Investment Manager) shall set a Dissolution Record Date and shall schedule a meeting of the Unitholders for no later than 60 days after the Dissolution Record Date for the purpose of voting on the dissolution of the Partnership (such meeting, the “Dissolution Meeting”). The quorum for such meeting shall require attendance, in person or by proxy, of Unitholders holding at least a majority of the Units based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner) as of the Dissolution Record Date. If a quorum is not achieved for the meeting, the meeting shall be cancelled and no vote shall be held. The dissolution of the Partnership by the Unitholders may only be voted upon at a meeting properly called in accordance with this Section 7.01(b) and will be approved only upon the affirmative vote of Unitholders holding at least a majority of the Units based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner).
(iv)    In the event of such an affirmative vote in favor of dissolution of the Partnership, (A) the General Partner (as delegated to the Investment Manager) shall seek to liquidate the Partnership as soon as reasonably practicable, and (B) the Partnership shall be dissolved and terminated in accordance with the provisions of Section 7.02.
Section 7.02    Dissolution.
(a)    Upon the occurrence of a Dissolution Event, the Partnership shall cease to engage in further business except to the extent necessary to wind up its affairs in an orderly manner, perform existing contracts in furtherance thereof and preserve the value of the Partnership’s assets (which may include making additional or follow-on Investments, or contributing additional capital to existing Investments, for such purpose), in each case, as determined by the General Partner (as delegated to the Investment Manager) or any applicable Liquidation Agent in its sole discretion. The Partnership shall terminate upon the filing of a Certificate of Cancellation of the Certificate of Formation with the Secretary of State of the State of Delaware by the General Partner or an authorized person of the Partnership designated by the General Partner following the satisfaction of the Partnership’s liabilities and the distribution of the Partnership’s assets in accordance with the Delaware Act and Section 7.02(b) below.
(b)    Upon the occurrence of a Dissolution Event, Partnership assets shall be applied in the following manner and order:
(i)    to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or by the making of reasonable provision for the payment thereof); and
(ii)    to the Unitholders in the proportion of their respective Sub-Accounts.
(c)    Following the occurrence of a Dissolution Event, the General Partner (as delegated to the Investment Manager) may take any actions necessary or advisable to liquidate the Partnership’s assets, including the designation of one or more liquidating trustees (including one or more partners, members or officers of the Investment Manager), who shall have full authority to wind up and liquidate the business of the Partnership and to make final distributions as provided in this Section 7.02 (each, a “Liquidation Agent”). The appointment of any Liquidation Agent may be revoked or a successor or additional Liquidation Agent or Liquidation Agents may be appointed at any time by an instrument in writing signed by the General Partner (as delegated to the Investment Manager). Any such Liquidation Agents may receive reasonable compensation, as determined by the General Partner (as delegated to the Investment Manager), for the provision of such services, which compensation will be paid out of the remaining assets of the Partnership. For the avoidance of doubt, the Management Fee shall continue to be paid until the final distribution of the Partnership’s assets is made.
ARTICLE VIII
TAX RETURNS; REPORTS TO UNITHOLDERS
Section 8.01    Independent Auditors.
The financial statements of the Partnership shall be audited by PricewaterhouseCoopers, or such other certified public accountants of similar standing selected by the General Partner, as of the end of each Fiscal Year.
Section 8.02    Filing of Tax Returns.
The General Partner shall prepare and file, or cause the accountants of the Partnership to prepare and file, a federal information tax return in compliance with Section 6031 of the Code, and any required state and local income tax and information returns for each tax year of the Partnership. Each Unitholder agrees that, except with the specific consent of the General Partner, such Unitholder will treat Partnership items on their own returns, and will file such returns, in a manner that is consistent with the elections made by the Partnership and the positions taken by the Partnership on the Partnership’s returns.
Section 8.03    Tax Matters.
(a)    The Partnership shall appoint the Investment Manager (or another designee) as the “partnership representative” and shall, to the extent required or allowed by U.S. Treasury Regulations or other official guidance promulgated under or with respect to Subchapter C of Chapter 63 of the Code, appoint a “designated individual” of the Partnership, each within the meaning of Section 6223 of the Code and any analogous or similar designation under any state, local or non-U.S. laws (such partnership representative or designated individual, as applicable, the “Partnership Representative”). The General Partner and the Partnership Representative are specifically directed and authorized to take whatever steps the General Partner or the Partnership Representative, as applicable, deems necessary or desirable to perfect such designation on behalf of the Partnership, including filing any forms or documents with the applicable taxing authority and taking such other actions as may from time to time be required under applicable tax law and, upon the request of the General Partner or the Partnership Representative, as applicable, the Unitholders shall take any further action, including executing any forms or statements required, in connection therewith. Each Unitholder does hereby further agree that, in connection with any U.S. federal, state, or local or non-U.S. tax audit or proceeding affecting the Partnership, the Partnership Representative shall be authorized to act for, and any action taken by the Partnership Representative, including any settlement or closing agreement entered into by the Partnership Representative in respect of the Partnership and any Unitholder, will be binding upon the Unitholders. All expenses incurred in connection with any such audit or proceeding shall be borne by the Partnership. Each Unitholder does hereby agree that such Unitholder will not independently act with respect to tax audits or proceedings affecting the Partnership, unless previously authorized to do so in writing by the General Partner, which authorization may be withheld in the complete discretion of the General Partner, and hereby waives any rights it has under the Code and the Treasury Regulations, and the comparable laws of any state or local or non-U.S. jurisdiction, to receive any notice of or to participate in any tax audit or proceeding affecting the Partnership. Each Unitholder hereby agrees that such Unitholder will, upon request by the Partnership, the General Partner, or the Partnership Representative, provide any information or documentation, execute any forms or documents (including a power of attorney or settlement or closing agreement) and take any further action requested by the General Partner in connection with any tax matter (including in connection with a tax audit or proceeding) affecting the Partnership.
(b)    A Unitholder’s obligations to comply with the requirements of this Section 8.03 shall survive such Unitholder’s ceasing to be a Unitholder of the Partnership and / or the dissolution, liquidation, winding up and termination of the Partnership, and, for purposes of this Section 8.03, the Partnership shall be treated as continuing in existence.
Section 8.04    Adjustments.
If the Partnership receives a notice of final partnership adjustment from the U.S. Internal Revenue Service or other applicable taxing authority, the Partnership Representative may, as determined in its sole discretion and with respect to any applicable year, cause the Partnership to (i) elect the application of Section 6226 of the Code, and any similar elections under state, local or non-U.S. law, with respect to any imputed underpayment arising from such adjustment, and (ii) furnish to each Unitholder (or former Unitholder) a statement of such Unitholder’s (or former Unitholder’s) share of any adjustment to income, gain, loss, deduction or credit (as determined in the notice of final partnership adjustment).
Section 8.05    Financial and Tax Reports to Unitholders and Former Unitholders.
(a)    The Partnership shall prepare and send, or cause its accountants to prepare and send, to each Unitholder and, to the extent necessary, to each former Unitholder (or its legal representatives) (i) annual audited financial statements no later than 180 days after the end of the Partnership’s Fiscal Year, (ii) unaudited semi-annual financial statements no later than 90 days after the end of the relevant semi-annual period of each Fiscal Year and (iii) such Unitholder’s or former Unitholder’s IRS Schedule K-1 after the close of each taxable year of the Partnership. For the avoidance of doubt, the Partnership shall utilize the GAAP NAV for the preparation of the reports described in clause (i) above, which is expected to differ from the Transactional NAV of the Partnership, as more fully described in the Offering Memorandum.
(b)    The Partnership shall use commercially reasonable efforts to prepare and send, or to cause its accountants to prepare and send, to each Unitholder and, to the extent necessary, to each former Unitholder (or its legal representatives), a summary of such Unitholder’s Sub-Account(s) in respect of each Class for which it is a Unitholder (including an unaudited statement of the NAV of its Units as determined at the end of each relevant quarter) for each of the first three fiscal quarters of each Fiscal Year of the Partnership no later than 60 days after the end of the relevant quarterly period of each Fiscal Year.

(c)    Each Unitholder acknowledges that the General Partner’s ability to provide Unitholders with the above-listed financial reports may depend on the information the General Partner and the Investment Manager receive (directly or indirectly) from the Portfolio Assets and any Underlying Funds or the managers thereof, and when the General Partner or the Investment Manager receives such information.
Section 8.06    Partnership Status of Partnership.
The General Partner intends for the Partnership to be treated as a partnership for U.S. federal income tax purposes. Notwithstanding anything herein to the contrary, neither the Partnership nor the General Partner shall make an election (i.e., check-the-box) under Treasury Regulations Section 301.7701-3 for the Partnership to be classified for U.S. federal income tax purposes as an association taxable as a corporation.
ARTICLE IX
MISCELLANEOUS
Section 9.01    General.
This Agreement (i) shall be binding on the permitted transferees, assigns, executors, administrators, estates, heirs and legal successors and representatives of the Unitholders and (ii) may be executed, through the use of separate signature pages or supplemental agreements in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart; provided, however, that each such counterpart shall have been executed by the General Partner and that the counterparts, in the aggregate, shall have been signed by or on behalf of all of the Unitholders.
Section 9.02    Power of Attorney.
Each of the Unitholders (other than the General Partner) hereby constitutes and appoints the General Partner, and each Person succeeding as the General Partner under this Agreement, and each Person who is or shall hereafter become a manager or general partner of the General Partner or successor General Partner, in each case under this Section 9.02 (as delegated to the Investment Manager and / or the Sub-Investment Manager), each acting singly, as its true and lawful representative and attorney-in-fact, in its name, place and stead to:
(a)    make, execute, sign, acknowledge, swear to and file: (i) any amendments to the Certificate of Limited Partnership of the Partnership as may be required under the Delaware Act; (ii) any duly adopted amendment or supplement to this Agreement; (iii) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the dissolution, winding-up and termination of the Partnership (including, but not limited to, a Certificate of Cancellation of the Certificate of Formation); and (iv) any business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind whatsoever necessary, desirable or convenient to accomplish the business, purpose and objectives of the Partnership, or required by any applicable federal, state, local or non-U.S. law and in connection with any state tax filings of the Partnership;
(b)    effect any amendment to this Agreement adopted in accordance with its terms;
(c)    facilitate the transfer of Units pursuant to Section 1.06;
(d)    file, prosecute, defend, settle or compromise litigation, other claims or arbitration on behalf of the Partnership;
(e)    make, execute, sign and file any and all documents necessary or incidental to achieve the purposes of the Partnership pursuant to Section 1.05; and

(f)    subscribe for interests in any special purpose vehicle established in connection with an in-kind distribution by the Partnership in such amounts and at such times as are determined by the General Partner in its sole discretion, and otherwise to take such actions as the General Partner deems necessary or advisable in order to effectuate the investment in a special purpose vehicle, including to execute and deliver on behalf of such Unitholder any governing document or subscription agreement with respect to such Unitholder’s investment in such special purpose vehicle.
The power of attorney hereby granted by each of the Unitholders (other than the General Partner) is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Unitholder; provided, however, that such power of attorney shall terminate upon the substitution of another Unitholder for all of such Unitholder’s interest in the Partnership or upon the complete withdrawal of such Unitholder from participation in the Partnership.
Section 9.03    Amendments to Partnership Agreement.
(a)    Prior to the First Closing, this Agreement may be changed or amended by the General Partner and the Investment Manager, in each case, by mutual agreement. On or following the First Closing, this Agreement may be changed or amended by the General Partner and the Investment Manager, in each case, with the consent of a Majority in Interest. Without the consent of the Unitholders, however, the General Partner in cooperation and consultation with the Investment Manager may re-domicile the Partnership and / or modify or amend this Agreement to: (i) reflect the admission of Unitholders to the Partnership, the percentage of Units in a given Class held by a Unitholder and changes in the number of Units held by the Unitholders, including changes necessary as a result of an incorrect calculation of the Partnership’s NAV; (ii) reflect a change in the name of the Partnership; (iii) correct or supplement any conflicting provisions of, or clarify any ambiguities contained in, this Agreement, and delete or add provisions as may be required by applicable law or regulations, in each case, as determined by the General Partner in consultation with the Investment Manager; (iv) make any change that would not reasonably be expected to materially and adversely affect the rights and obligations of the Unitholders as a whole under this Agreement, as determined by the General Partner in consultation with the Investment Manager prior to the adoption of such amendment; (v) change the amount of the Management Fee, Carried Interest or other fees or performance-based allocations or compensation with respect to any Class, but only with respect to Units issued after the effective date of such modification or amendment; (vi) make a change that is necessary or advisable, as determined by the General Partner in consultation with the Investment Manager, to satisfy any requirements, conditions or guidelines contained in any opinion, directive, statute, order, law, ruling or regulation of a government, governmental entity or self-regulatory organization, so long as such change is made in a manner that minimizes to the extent practicable, as determined by the General Partner in consultation with the Investment Manager, any adverse effect on the Unitholders, or that is required or contemplated by this Agreement; (vii) create or effect the issuance of one or more new Classes, including Classes that are subject to terms and conditions that may differ from, and may be more favorable than, those attributable to existing classes or series of Units (including, without limitation, with respect to fees and repurchase rights) and to reflect any change in the characteristics of existing Classes; (viii) make a change in any provision of this Agreement that requires any action to be taken by or on behalf of the General Partner, the Investment Manager or the Partnership pursuant to the requirements of applicable law if the provisions of applicable law are amended, modified or revoked so that the taking of such action is no longer required; (ix) prevent the Partnership, the Investment Manager or the General Partner from in any manner being deemed an “investment company” subject to the provisions of the Investment Company Act; (x) conform this Agreement to the disclosure contained in the Offering Memorandum; (xi) make a change that is necessary or advisable, as determined by the General Partner in consultation with the Investment Manager, for Goldman Sachs or the Partnership to comply with and / or reduce, eliminate, or otherwise modify the impact on, or applicability to, Goldman Sachs or any of its Affiliates, or any fund organized, offered, and / or managed by Goldman Sachs (including the Partnership), of any current or future laws (including as related to taxes), rules (including as related to regulatory capital rules and any future interpretations that are issued), legal requirements, guidelines or any regulatory restrictions or any interpretation thereof that might otherwise be applicable to Goldman Sachs or the Partnership; (xii) make a change that is necessary or advisable, as determined by the General Partner in consultation with the

Investment Manager, in connection with any assignment or Transfer by the General Partner of any of its rights or obligations as General Partner or its Units in the Partnership (in whole or in part); (xiii) make any changes necessary or advisable, as determined by the General Partner in its sole discretion, to permit the appointment of an investment manager to manage the Partnership’s investments and the payment of all or any portion of the Management Fee to an investment manager; (xiv) make any changes necessary or advisable, as determined by the General Partner in consultation with the Investment Manager, to implement investments in New Issues and / or change the method of allocating profits and losses attributable to investments in New Issues as determined by the General Partner in consultation with the Investment Manager; (xv) make a change that is necessary or advisable, as determined by the General Partner in consultation with the Investment Manager, to qualify the Partnership as a limited partnership or other entity in which the Unitholders have limited liability under the laws of any state, or ensure that the Partnership will not be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (xvi) make a change that is necessary or advisable, as determined by the General Partner in consultation with the Investment Manager, to address adverse changes in the tax law or interpretations thereof applicable to the Partnership; (xvii) make any other modifications or amendments; provided that any such modification or amendment does not become effective until after any Unitholders whose rights will be materially and adversely affected by such amendment (if any) have been given written notice of such modification or amendment and have had the right following receipt of such notice to request the repurchase of their Units and any such requested repurchase have become effective; (xviii) make any modifications or amendments that the General Partner, in consultation with the Investment Manager, deems necessary or advisable in connection with the Partnership’s registration under the Exchange Act; or (xix) amend, modify, revise or restate the DRIP.
(b)    Notwithstanding the foregoing, this Agreement (i) may, for legal, regulatory or other purposes, be amended by the General Partner to reduce or eliminate the voting or approval rights of any Unitholder hereunder with the consent of only the affected Unitholder and (ii) may not be amended by the General Partner to modify the Management Fee without the consent of the Investment Manager.
(c)    If, in the discretion of the Investment Manager, there is a material change in law that affects the tax treatment of the Carried Interest, the Unitholders agree that the Investment Manager may restructure or redomicile the Partnership and / or restructure the method by which the Carried Interest is allocated, distributed or otherwise paid, or make any other changes to this Agreement or any other relevant agreements in connection therewith, in a manner intended to reduce or eliminate any adverse impact of any such change in law while preserving the intended economic arrangement among the Unitholders, so long as any such changes do not, as reasonably determined by the Investment Manager, materially adversely impact the Unitholders in the aggregate.
(d)    Upon a Unitholder’s written request, the General Partner (as delegated to the Investment Manager) shall provide to such Unitholder a copy of any amendment to this Agreement.
(e)    The consent of any Unitholder to a proposed amendment to this Agreement or any other matter on which a Unitholder is entitled to grant or withhold its consent or approval, or vote, will be deemed to have been given if such Unitholder does not respond within twenty (20) days to written notice of such proposed amendment or other matter.
Section 9.04    Instruments.
The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to carry on the Partnership created by this Agreement or to effectuate its purposes.
Section 9.05    No Personal Liability for Return of Capital.
The General Partner shall not be personally liable for the return or repayment of all or any portion of any Subscription amount or other capital contribution or profits of any Unitholder, it being expressly agreed that any such return of any Subscription amount or other capital contribution or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership and in accordance with the terms of this Agreement.
Section 9.06    Choice of Law.
Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Delaware. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act, and the rights and duties of the parties hereunder shall be interpreted in accordance with the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed, so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.
Section 9.07    Venue; Waiver of Trial by Jury.
The parties expressly agree that all actions and proceedings brought by a party against a Unitholder or the Partnership in connection with the Partnership’s business or affairs (including a breach of this Agreement by a party hereto) shall be brought in and be subject to the jurisdiction of a court of the State of Delaware, a court of the State of New York located in the City of New York or the United States District Court for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of such courts in respect of any such action or proceeding. Each Unitholder (other than the General Partner) hereby designates and appoints the General Partner as its agent for service of process in the State of New York. The parties hereto irrevocably waive to the fullest extent permitted by law any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York located in the City of New York or of the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.
Section 9.08    Express Third-Party Beneficiaries.
Goldman Sachs and the Investment Manager are intended, express third-party beneficiaries of each of Sections 1.08, 2.01, 2.02, 2.03, 2.04, 2.05, 2.07, 2.08, 2.09, 2.11, 2.13, 3.03, 4.03, 4.06, 4.09(b), 5.01, 5.04, 5.06, 6.02, 8.03, 9.02, 9.03, 9.08, 9.10, 9.15, 9.16 and 9.18 (the “TPB Provisions”), and shall be entitled, without any action or consent required on the part of any of the Partnership, the General Partner or any Unitholder, to the rights, benefits and remedies of, and to rely upon and enforce, the TPB Provisions to the same extent as if a party to this Agreement. Without limiting the prior sentence, and notwithstanding anything herein to the contrary, including Section 9.03, no TPB Provisions (including, for purposes of those provisions, the defined terms used therein) may be amended without the consent of the Investment Manager. Other than the TPB Provisions with respect to Goldman Sachs and the Investment Manager, the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Unitholders in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Partnership or any Unitholder, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third-party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) against the Partnership or any Unitholder.
Section 9.09    Notices.
Notwithstanding anything herein to the contrary or in any other document or agreement relating to a Unitholder’s investment in the Partnership, each notice or report relating to this Agreement or otherwise required to be provided to Unitholders or potential Unitholders shall be in writing and delivered in person or by registered, certified or electronic mail (including via electronic signature and transmission). All notices to the Partnership shall be addressed to Goldman Sachs & Co. LLC, for so long as it is the Investment Manager, 200 West Street, New York, New York 10282, Attention: David Plutzer. All notices addressed to a Unitholder shall be addressed to such Unitholder at the address set forth in the Unitholder’s Subscription Booklet or otherwise listed in the books and records of the Partnership or Goldman Sachs. Any Unitholder may designate a new address by notice to that effect given to the Partnership. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when sent by registered, certified or electronic mail to the proper address or delivered in person.
Section 9.10    Grantors of Revocable Trusts.
Each Unitholder that is a revocable trust agrees that, if the trustee of such revocable trust and the grantor of such revocable trust are the same Person, the trustee’s execution of this Agreement and any other documents executed in connection with the Partnership shall bind such Person in his or her capacity both as trustee and as grantor of such revocable trust.
Section 9.11    Each Interest in the Partnership Is a Security.
The Partnership, each Unitholder and any other party hereto expressly agree that (i) each interest in the Partnership, including, without limitation, the Units and the interests of the Goldman Sachs in the Partnership, shall constitute a “security” within the meaning of (A) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware (the “DEUCC”) and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995, (ii) this Agreement establishes the terms of the interests in the Partnership, and (iii) interests in the Partnership shall not be represented or evidenced by certificates. The issuer’s jurisdiction (within the meaning of Section 8-110 of the DEUCC) with respect to the Partnership shall be the State of Delaware. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the DEUCC, such provision of Article 8 of the DEUCC shall be controlling. The Partnership shall maintain books for the purpose of registering the transfer of Units. Notwithstanding any provision of this Agreement to the contrary, a transfer of Units shall not be effective until registration of such transfer in the books of the Partnership.
Section 9.12    Goodwill and Use of Name.
No value shall be placed on the name or goodwill of the Partnership. The Partnership acknowledges that it adopted its name through the permission of Goldman Sachs and its Affiliates, and agrees to the use of the name “G-Private Equity LP” or any name containing any combination of the foregoing only so long as the Investment Manager serves as the Investment Manager of the Partnership, unless otherwise agreed to by the Investment Manager. The Partnership further agrees that, in the event that Goldman Sachs & Co. LLC no longer serves as investment manager of the Partnership, the Partnership will immediately take any steps reasonably requested by Goldman Sachs to ensure that the Partnership is not identified as having a relationship with Goldman Sachs. The Partnership agrees to indemnify and hold harmless the General Partner, the Investment Manager and their respective Affiliates to the fullest extent permitted by law from and against any and all costs, losses, claims, damages or liabilities, joint or several, including attorneys’ fees and disbursements, which may arise out of the Partnership’s use or misuse of the name “G-Private Equity LP,” any name containing “Goldman Sachs,” “GS” or any other derivative thereof or out of any breach or failure to comply with this Section 9.12.
Section 9.13    Headings.
The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

Section 9.14    Pronouns.
All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.
Section 9.15    Confidentiality.
(a)    Subject to the exception in the next sentence, each Unitholder (other than the General Partner) agrees to keep confidential all communications between the General Partner, the Investment Manager, the Sub-Investment Manager and / or any of their respective Affiliates, on the one hand, and such Unitholder, on the other hand, and any other non-public information regarding the Unitholders, the Partnership, the Investments (including any subsidiary company) or the affairs of the Partnership generally, including (i) any information regarding any other Unitholder (including the identity of the Unitholder); (ii) any information, financial or otherwise, regarding the Partnership, including quarterly and annual reports, financial results, market projections and other information provided to the Unitholders as part of the Partnership’s ongoing reporting obligations and investor communications; (iii) any information or materials provided or made know to a Unitholder in its capacity as a member of the Advisory Committee; (iv) any information, financial or otherwise, regarding any existing, past or prospective Investment or Portfolio Asset (all such communications and any such information, whether obtained from the General Partner, the Partnership or any other source, collectively, the “Confidential Information”). Each Unitholder (other than the General Partner) agrees that, without the prior written consent of the General Partner (which may be withheld by the General Partner), the Unitholder shall (x) maintain in strict confidence and not disclose any Confidential Information to any Person who is not an officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or any other advisor who is involved in such Unitholder’s investments, except to the extent such information is required by applicable law to be reflected in the Unitholder’s tax filings, and (y) not use Confidential Information for any purpose, including contacting other Unitholder, other than the preparation of such Unitholder’s tax returns and evaluation of the performance of the Unitholder’s investment in the Partnership. Without limiting the generality of the foregoing, each Unitholder agrees that it shall not use Confidential Information in contravention of applicable securities laws, including in respect of any direct or indirect purchase or sale of any publicly-traded securities (or derivatives thereof) while in possession of material non-public information. Each Unitholder (other than the General Partner) shall first advise any such officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or other advisor involved in such Unitholder’s investments of the confidential nature of such information prior to the disclosure of any such information. Each Unitholder (other than the General Partner) further agrees that the General Partner may refuse a Unitholder’s request to furnish any correspondence, documents or other Confidential Information to any Person who is not an officer, employee, accountant, consultant, attorney, portfolio administrator, tax advisor or any other advisor who is involved in such Unitholder’s investments. In the event disclosure of any such information is permitted by the General Partner or the exceptions set forth above, such Unitholder is responsible for the compliance by any such recipient with the foregoing restrictions. Each Unitholder (other than the General Partner) acknowledges and agrees that monetary damages would not be a sufficient remedy for any breach of this Section 9.15 by a Unitholder or its representatives and that, in addition to any other remedies available to the Partnership in respect of any such breach, the Partnership shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, without the obligation of posting a bond or other security.
(b)    Each Unitholder (other than the General Partner) acknowledges that the other Unitholders are relying on such Unitholder to maintain the confidentiality of any information relating to such other Unitholders, the Partnership, any existing, past or prospective Investment and Portfolio Asset, the affairs of the Partnership generally and any other Confidential Information. Accordingly, the Unitholders (other than the General Partner) hereby acknowledge and agree that to the fullest extent permitted by Section 17-305(f) of the Delaware Act, the rights of a Unitholder to obtain information from the General Partner and the Partnership shall be restricted to only those rights provided for in this Agreement, and that any other rights provided under Section 17-305(a) of the Delaware Act shall not be available to the Unitholders or applicable to the Partnership, except as otherwise provided by the General Partner. The General Partner and the Partnership may also keep confidential and not disclose to any or all Unitholders (other than the General Partner) any Confidential Information. Notwithstanding anything in this Agreement to the contrary, any information to be provided or disclosed to a Unitholder may be adjusted, such that the data that identifies any other Unitholder and any existing, past or prospective Investment or Portfolio Asset is not disclosed to the Unitholder. Each Unitholder (other than the General Partner) acknowledges and agrees that the Confidential Information shall be deemed non-public, confidential and proprietary in nature and shall constitute trade secrets under applicable law with respect to the Partnership and its Investments, the disclosure of which could have adverse effects on the Partnership, its Investments and Portfolio Assets and that the General Partner may withhold some or all information which would otherwise be provided to such Unitholder under the terms of this Agreement and shall be entitled to terminate the interest of any Unitholder that discloses Confidential Information in a manner not expressly permitted in this Section 9.15.
(c)    Each Unitholder (other than the General Partner) who is subject to FOIA, or any comparable law or regulation of any other jurisdiction (including any non-U.S. jurisdiction), acknowledges that the Partnership shall have the right not to provide to such Unitholder Confidential Information or any portion thereof, including Confidential Information provided by the Partnership to other Unitholders, or take such other actions to prevent disclosure as it deems appropriate if the General Partner determines that the disclosure of such information could adversely affect the Partnership.
(d)    Each Unitholder (other than the General Partner) (x) acknowledges that the General Partner may release confidential information about such Unitholder and, if applicable, any underlying beneficial owners of such Unitholder (i) if the General Partner reasonably determines that such release is in the best interest of the Partnership, including in light of applicable laws and regulations concerning money laundering and similar activities, (ii) if required by any law or regulation of any jurisdiction applicable to the Partnership, (iii) in connection with any incurrence of any Financing, or (iv) in connection with preparing for or the making of any Investment, and (y) agrees to provide the General Partner with any additional information that the General Partner deems necessary to ensure compliance with any laws or regulations applicable to the Partnership or its business.
(e)    In the event a Unitholder (other than the General Partner) (or its representatives) is requested to disclose any Confidential Information (i) to any governmental regulatory body having jurisdiction over the Unitholder, (ii) in response to any court order, subpoena, civil investigative demand or similar process, or (iii) in connection with any disclosure obligation under any law or regulation of any jurisdiction applicable to the Unitholder (including FOIA or any comparable law or regulation of any other jurisdiction (including any non-U.S. jurisdiction)), the Unitholder shall provide written notice to the General Partner promptly after such request and prior to responding, unless such notice is prohibited by applicable law, so that the General Partner may seek a protective order or other appropriate remedy (and such Unitholder agrees to cooperate with the General Partner in connection with seeking such order or other remedy). In the event that such protective order or other remedy is not obtained, such Unitholder (other than the General Partner) agrees to furnish only that portion of the information that it determines, after consultation with counsel, is legally required, and to exercise best efforts to obtain assurance that confidential treatment will be accorded such information. No such notice shall be required with respect to disclosure to a governmental regulatory body pursuant to periodic regular regulatory examinations. In addition, upon receipt by the General Partner of written notice from any such Unitholder (other than the General Partner) of such public disclosure request, the General Partner (x) may facilitate the sale or transfer or may repurchase the interest of such Unitholder or (y) may withhold some or all information which would otherwise be provided to such Unitholder under the terms of this Agreement if, in the case of either clause (x) or clause (y), the General Partner reasonably determines that the disclosure of such information could adversely affect the Partnership.
(f)    Each Unitholder (other than the General Partner) understands and acknowledges that the Partnership, the General Partner and Goldman Sachs make no representation or warranty as to the accuracy or completeness of that portion of the Confidential Information provided to the Unitholder which is provided to the Partnership by any unaffiliated third party, including any Investment or Portfolio Asset (“Third-Party Information”), and that to the extent the Partnership provides any such Third-Party Information to any Unitholder, each Unitholder (other than the General Partner) acknowledges and agrees that such information is provided for informational purposes only. The Partnership, the General Partner and Goldman Sachs shall have no liability to any Unitholder or any other Person resulting from reliance on or use of the Third-Party Information.
(g)    Notwithstanding anything contained in this Agreement to the contrary, except as reasonably necessary to comply with applicable securities laws, each Unitholder may disclose to any and all Persons the tax treatment and tax structure of, and all tax strategies relating to, the Partnership, the Unitholder’s ownership of an interest in the Partnership, and any Partnership transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the Unitholder relating to such tax treatment, tax structure and tax strategies. For this purpose, “tax structure” means any facts relevant to the U.S. federal, state or local income tax treatment of the Partnership, the Unitholder’s ownership of an interest in the Partnership, and any Partnership transaction, and does not include information relating to the identity of the Unitholders, any Investment, any Portfolio Asset or any of their respective Affiliates. Nothing in this Section 9.15 shall be deemed to require the General Partner to disclose to any Unitholder any information that the General Partner is permitted or is required to keep confidential in accordance with this Agreement or otherwise.
(h)    For the avoidance of doubt, nothing included in this Agreement or any related document or agreement shall impede an individual from communicating directly with a regulatory or law enforcement authority about any possible violation of law or regulation.
Section 9.16    Unitholder Representations.
(a)    Each Unitholder (other than the General Partner), by executing this Agreement, represents and warrants that (i) its Units have been acquired by it for its own account, or for the account of a commingled pension trust or other institutional investor previously specified in writing to the Partnership with respect to which it or a fiduciary has full investment discretion, for investment and not with a view to resale or distribution thereof, (ii) it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act), (iii) it is a “qualified purchaser” (within the meaning of Section 2(a)(51) of the Investment Company Act and the rules promulgated thereunder), (iv) it is a U.S. Person (within the meaning of Section 7701(a)(30) of the Code for U.S. federal income tax purposes) that is not a Tax-Exempt Owner, (v) it has carefully reviewed Section V: “Risks and Potential Conflicts of Interest” of the Offering Memorandum, and understands and consents to the existence of potential conflicts of interest relating to Goldman Sachs, including those described in such Section of the Offering Memorandum, and to the operation of the Partnership subject to these conflicts, (vi) in making its decision to invest in the Partnership such Unitholder has relied solely upon the Offering Memorandum, the advice of its own tax, legal or other advisors and independent investigations made by such Unitholder prior to becoming a Unitholder, (vii) it is fully aware that the investors’ share of losses from the Partnership is borne solely by the investors in the Partnership and not by Goldman Sachs and (viii) it is fully aware that, in agreeing to admit it as a Unitholder, the General Partner and the Partnership are relying upon the truth and accuracy of these representations and warranties. Each Unitholder, by executing this Agreement, agrees to promptly notify the Partnership of any change to its status that affects the foregoing representations.
(b)    Each Unitholder (other than the General Partner), by executing this Agreement, represents and warrants that it is fully aware that (i) the Partnership is expected to be a “covered fund” (as defined under the Volcker Rule) and thus, Goldman Sachs is prohibited from owning more than three percent (3%) of the outstanding ownership interests of the Partnership or providing liquidity to the Partnership to make up any shortfall; (ii) any losses in the Partnership will be borne solely by Unitholders and not by Goldman Sachs or any of its Affiliates; therefore, Goldman Sachs’ losses in the Partnership will be limited to losses attributable to the ownership interests in the Partnership held by Goldman Sachs and any Affiliate in its capacity as a Unitholder in the Partnership (if any) or as beneficiary of a restricted profit interest held by Goldman Sachs, or any Affiliate (if any); (iii) it should read the Offering Memorandum before investing in the Partnership; and (iv) the ownership interests in the Partnership are not insured by the Federal Deposit Insurance Corporation, and are not deposits, obligations of, or endorsed or guaranteed in any way, by any banking entity.
Section 9.17    FCC Representations and Covenants.

Each Unitholder, other than an Affiliated Unitholder and the General Partner, hereby acknowledges, covenants and agrees that it will not be materially involved, directly or indirectly, in the management or operation of the media or carrier-related activity of the Partnership or any Media Company and that neither it nor any of its directors, officers, partners, members or greater than five percent (5%) voting or equity holders will:
(a)    act as an employee of the Partnership or any Media Company (directly or through the officers, directors, partners, members or Affiliates of such Unitholder) if such Unitholder’s functions (or those of its officers, directors, partners, members or Affiliates), directly or indirectly, relate to the media or carrier enterprises of the Partnership or any Media Company;
(b)    serve, in any material capacity, as an independent contractor or agent with respect to the media or carrier enterprises of the Partnership or any Media Company;
(c)    communicate with the Partnership, the management of any Media Company or with the General Partner on matters pertaining to the day-to-day operations of any Media Company or the Partnership;
(d)    vote to admit any additional or replacement General Partner to the Partnership unless such additional or replacement General Partner has been approved by the General Partner(s) then existing;
(e)    perform any services for the Partnership or any Media Company materially relating to its media or carrier activities; or
(f)    become actively involved in the management or operation of any Media Company or the media or carrier businesses of the Partnership.
Notwithstanding the foregoing limitations, a Unitholder may with the consent of the General Partner have or establish a direct relationship with, or obtain an interest in, a Media Company other than through, by or on behalf of the Partnership which would otherwise be proscribed by paragraph (b), (c) or (f) of this Section 9.17; provided that, such Unitholder acknowledges that it may be deemed thereby to have an attributable interest in such Media Company as provided in the rules, regulations and policies of the FCC as a result of such interest or relationship; and provided, further, that such Unitholder agrees that it shall (i) be responsible for ensuring its own compliance with the Communications Act, and all applicable FCC Rules; (ii) provide the General Partner with such information reasonably requested by the General Partner to ensure that the Partnership and any Media Company remain in compliance with the Communications Act and the FCC Rules; and (iii) take any and all action necessary or reasonably requested by the General Partner, including divesting or transferring all or part of its interest in the Partnership, to ensure that the Partnership and any Media Company (x) remain in compliance with the Communications Act and the FCC Rules, or (y) are not precluded from holding or acquiring an interest in any other business.
The foregoing provisions of this Section 9.17 are designed to ensure, to the extent possible, that the Unitholders (other than the General Partner) will not be deemed to hold an attributable interest in a Media Company. Accordingly, such provisions shall be read to preclude the Unitholders (other than the General Partner) from engaging in any activity which is inconsistent with the insulation criteria of the FCC, as such may be amended, modified or clarified from time to time and the General Partner is authorized to amend the provisions of this Section 9.17 as may be deemed necessary to ensure that this Agreement insulates the Unitholders from attribution pursuant to the FCC Rules and for purposes of the foreign ownership restrictions set forth in Section 310(b) of the Communications Act. Unitholders, however, are not precluded by this Section 9.17 from engaging in any activity which the FCC would deem consistent with its insulation criteria and the non-attributable status of such Unitholder.

Section 9.18    Revocation of Agency Cross Transaction Consent.
Pursuant to the Subscription Booklets executed by Unitholders (other than the General Partner), to the extent permitted by applicable law, the Investment Manager is authorized by such Unitholders to enter into, on behalf of the Partnership, agency cross transactions (i.e., a transaction in which Goldman Sachs acts as broker for both the Partnership and another Goldman Sachs account in connection with the purchase or sale of securities) and by delivery of the Subscription Booklet, each Unitholder consents to any such agency cross transactions. Such Unitholders may revoke consent to agency cross transactions at any time. Upon receipt by the General Partner of written revocation notices from a Majority in Interest (each, a “Revocation Notice”), revocation will be deemed effective for agency cross transactions involving the Partnership. In the event that the General Partner subsequently obtains consent of a Majority in Interest (including because of additional subscriptions, repurchases or withdrawals of Revocation Notices) to resume engaging in agency-cross transactions, Goldman Sachs may resume engaging in agency cross transactions involving the Partnership.
Section 9.19    BHCA Provisions.
(a)    If a BHC Unitholder and its Affiliates in the aggregate hold for their own account Units that are determined at the time of admission to the Partnership of that BHC Unitholder or any of such Affiliates to equal in excess of 4.99% of the NAV of the Partnership’s Units taken into account for the purpose of determining whether the requisite percentage of the NAV of the Partnership’s Units has consented to, approved, adopted, or taken any action hereunder or under the Investment Management Agreement; such BHC Unitholder (together with its Affiliates) will not be permitted to vote the amount in excess of 4.99%, except on any proposal on which “nonvoting securities” are permitted to vote under 12 C.F.R. § 225.2(q)(2), including such matters that may “significantly and adversely” affect the rights or preference of a BHC Unitholder. In all other instances, solely for the purposes of such determination, the General Partner shall deem such excess to have been apportioned pro rata among all other Unitholders entitled to participate in such determination, other than any other BHC Unitholder to the extent such apportionment would cause such other BHC Unitholder (together with any Affiliates) to exceed 4.99%.
(b)    Any unaffiliated assignee or transferee of all or any portion of a BHC Unitholder’s interest shall be treated as an Affiliate of the transferring BHC Unitholder for the purposes of Section 9.19(a), unless such Unit is transferred: (i) to the General Partner; (ii) to the public in an offering registered under the Securities Act; (iii) in a transaction pursuant to Rule 144 or Rule 144A under the Securities Act in which no Person acquires more than two percent (2%) of the NAV of the Partnership’s Units; or (iv) in a single transaction to a third party who acquires at least a Majority in Interest without regard to the transfer of such BHC Unitholder’s Units.
(c)    Notwithstanding the foregoing, any BHC Unitholder may elect on or before its admission to the Partnership not to be governed by this Section 9.19 by notifying the General Partner in writing that, as a result of a change in law, rule, regulation or interpretation thereof or for such other reason as may be specified in such notice, such BHC Unitholder acquiring or controlling more than 4.99% of the total NAV of the Partnership’s Units (which shall be the “voting securities” under the Regulation Y of the BHCA) would not cause the Partnership to become subject to Section 4 of the BHCA as applied to such BHC Unitholder. Any such notice shall be accompanied by such evidence of such change of law or other reason as the General Partner may reasonably request, including if so requested by the General Partner, a written opinion of counsel reasonably acceptable to the General Partner and such BHC Unitholder. Any such election by a BHC Unitholder may be irrevocably rescinded at any time by providing the Partnership with written notice.
(d)    Except as provided in this Section 9.19, any Unit of a Class which is held by a BHC Unitholder shall be identical in all regards to all other Units of the applicable Class.
Section 9.20    Election of the Board of Directors of the General Partner.
(a)    At the First Closing, each Unitholder (other than the General Partner) agrees that its execution of a Subscription Booklet will constitute its vote to ratify and elect each of the Directors designated by the General Partner on or prior to the First Closing, unless such Unitholder has notified the Partnership by written notice in the Subscription Booklet or delivery concurrently therewith (a “Director Disapproval Notice”), that it is withholding or withdrawing its vote to approve and elect one or more of the Directors. In the event a Majority in Interest at the time of the First Closing withholds or withdraws their vote to ratify and elect one or more of the Directors, the General Partner shall procure that (i) such Director(s) shall cease to serve on the Board and (ii) the remaining Director(s) who were ratified and elected to the Board shall appoint a replacement Director (which may be from the same Service Company) to serve on the Board in respect of such vacancy.
(b)    Upon each Subscription Date (following the First Closing), any Unitholder newly admitted to the Partnership at such Subscription Date shall be treated as casting a vote to ratify and re-elect each of the then-sitting Directors unless such Unitholder has delivered a Director Disapproval Notice. In the event that a Majority in Interest at the time of such Subscription Date deliver Director Disapproval Notices in respect of one or more Director(s) at such Subscription Date, such Director(s) will cease to serve on the Board, and the remaining Director(s) shall appoint a replacement Director to serve on the Board in place of such vacancy. If at any time there are no remaining Directors, the Investment Manager will appoint one Director, and that Director will select at least two other Directors. There will be no requirement to seek approval of the Unitholders regarding the appointment of any replacement. In addition, in the event that the Partnership registers under the Exchange Act, the Board (upon the recommendation of the Investment Manager, with the consent of a Majority in Interest), may appoint replacement Directors who will manage the General Partner following such registration; provided that following such appointment, no approval of the Unitholders will be required to ratify or elect any subsequent replacement Directors.
(c)    Neither the Board nor the General Partner shall be required to seek approval of the Unitholders regarding the appointment of any replacement Director(s).
(d)    The General Partner covenants to the Partnership that, so long as it acts as general partner of the Partnership, the General Partner shall maintain the power and authority under its governing documents to remove a Director immediately upon being notified of or becoming aware of any matter with respect to the Director that triggers disqualification under Rule 506(d) of the Securities Act.
Section 9.21    Feeder Funds.
The Unitholders (other than the General Partner) acknowledge that the General Partner, the Investment Manager and / or their respective Affiliates, as well as third parties, may from time to time establish one or more Feeder Funds for legal, tax, regulatory or other purposes, and such Feeder Funds may be admitted as Unitholder. Notwithstanding anything in this Agreement to the contrary, the General Partner may, in its discretion, (a) take appropriate action to treat each Feeder Fund on a “look-through” or proportionate basis such that, for such purposes of this Agreement that the General Partner determines to be appropriate in its discretion (including the provisions of this Agreement relating to consent and / or voting, withdrawal and sanctions (and related definitions)), references to a Feeder Fund and / or a Feeder Fund’s interests are interpreted and applied separately to each such Feeder Fund’s Feeder Fund Investors and / or the indirect Units in the Partnership held by each such Feeder Fund Investor, (b) create and maintain notional sub-accounts with respect to the indirect Units in the Partnership held by each Feeder Fund Investor (including for purposes of Management Fees, Distribution Fees, Carried Interest, Early Exit Fees and other economic terms of this Agreement) and / or (c) apply and / or interpret this Agreement and take any actions the General Partner determines to be necessary in order to give effect to the foregoing or to apply the foregoing on a class, rather than Feeder Fund Investor, basis (e.g., to establish correspondence between Classes at the Partnership level and classes of interests at the Feeder Fund level).
*signature page follows*

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

GENERAL PARTNER:

G-PRIVATE EQUITY GP ADVISORS LLC

By:	/s/ Paul Bothner
Name: Paul Bothner
Title: Director

UNITHOLDERS (OTHER THAN THE GENERAL PARTNER):

By:	G-PRIVATE EQUITY GP ADVISORS LLC,
as agent and attorney-in-fact for each Unitholder

By:	/s/ Paul Bothner
Name: Paul Bothner
Title: Director

ORIGINAL UNITHOLDER:
solely for the purpose of Section 3.06

GS MBD Fund Initial Investor LLC

By:
Name:
Title:
[Signature Page – A&R LPA – G-Private Equity LP]

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

GENERAL PARTNER:

G-PRIVATE EQUITY GP ADVISORS LLC

By:
Name:
Title:

UNITHOLDERS (OTHER THAN THE GENERAL PARTNER):

By:	G-PRIVATE EQUITY GP ADVISORS LLC,
as agent and attorney-in-fact for each Unitholder

By:
Name:
Title:

ORIGINAL UNITHOLDER:
solely for the purpose of Section 3.06

GS MBD Fund Initial Investor LLC

By:	/s/ William Y. Eng
Name: William Y. Eng
Title: Vice President
[Signature Page – A&R LPA – G-Private Equity LP]

Exhibit A
[***]

Exhibit A-1

Exhibit B
Removal of the Investment Manager
Summary of Terms

Removal of the Investment Manager
The Investment Manager may be removed in accordance with the following provisions:
A Majority in Interest may vote at a meeting duly called for such purpose (a “Removal Meeting”) to remove the Investment Manager and appoint a successor investment manager (the “Successor Investment Manager”).
Upon the effective removal of the Investment Manager, without any further action, its status as Investment Manager will be terminated (a “Termination Action”) at the time specified in “Timing of Replacement of the Investment Manager” below.
The Investment Manager expects to suspend the making of new Investments, from the date of a Removal Meeting Request (as defined below) (the “Suspension Date”). Following the Suspension Date and throughout the period during which new Investments are suspended in accordance with this Summary of Terms, the Investment Manager shall be permitted to dispose of Investments solely to the extent such disposition (or series of dispositions) are, in the Investment Manager’s good faith judgment, in the interest of the Partnership taking into account such suspension (and any associated circumstances).
If the Unitholders do not affirmatively vote to remove the Investment Manager in accordance with this Summary of Terms, then the Investment Manager shall remain in place and shall not be restricted in making new investments and may otherwise manage the Partnership in the ordinary course in accordance with the Agreement. If the Unitholders affirmatively vote to remove the Investment Manager and a Successor Investment Manager is appointed in accordance with this Summary of Terms, the Successor Investment Manager shall not be restricted in making new investments and may otherwise manage the Partnership in the ordinary course in accordance with the Agreement. Following an affirmative vote in favor of removing the Investment Manager, Goldman Sachs shall remain the Investment Manager unless and until a Successor Investment Manager has been duly appointed; provided that notwithstanding anything herein to the contrary, Goldman Sachs will be removed as the Investment Manager on the 60th calendar day following an affirmative vote to remove the Investment Manager regardless of whether the Successor Investment Manager has been appointed.

Meeting of Unitholders
To be duly held, the Removal Meeting must be requested in writing by Unitholders representing at least twenty percent (20%) of the Units (based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups,

Exhibit B-1

Sanctioned Unitholders and the General Partner)) (a “Removal Meeting Request”); provided that no such meeting shall be called if, prior to such meeting, a Majority in Interest request in writing not to hold such meeting. At any meeting called pursuant to this paragraph, a quorum will require attendance in person or by proxy, as applicable, a Majority in Interest. Meetings that do not have a proper quorum will be cancelled and no votes will be held. The Unitholders’ right to vote to remove the Investment Manager in accordance with this Summary of Terms may only be exercised at meetings properly called in accordance with this Summary of Terms. Unitholders may participate in a Removal Meeting by means of telephone or video conferencing so long as all persons participating in the Removal Meeting can hear and be heard.

Assistance with Calling of Meeting
The General Partner will assist Unitholders seeking to call a meeting as follows: Unitholders representing at least one percent (1%) of the Units (based on the NAV of the outstanding Units (excluding for purposes of calculating such percentage, any Units held by Affiliated Unitholders, Unitholders that are Value Accelerator Members, Industry Advisors and / or members of the Consulting Groups, Sanctioned Unitholders and the General Partner)) may send a written request, which must state that such Unitholders are seeking to hold a meeting solely for the purposes described above. Upon receipt of this request, the General Partner will send to the Unitholders a request to hold such a meeting, subject to the right of the General Partner to impose reasonable conditions upon the request.

Steps to Replace Investment Manager
1.A vote at a Removal Meeting must specify a Successor Investment Manager, which must (i) not be affiliated with Goldman Sachs, and (ii) have agreed in writing to serve, if elected, as the Successor Investment Manager.
2.On the date on which the Investment Manager’s removal becomes effective, the Affiliated Unitholders may, at their option, have their respective Units repurchased by the Partnership without regard to any repurchase limitations (including the Repurchase Cap restrictions (including the Early Exit Fee)) or notice requirements otherwise described in the Agreement, including at a time when there are outstanding Repurchase Requests from other Unitholders, so long as the repurchase is being made with funds in excess of reserves that the General Partner determines is adequate for the needs of the Partnership. The price for such interests will be their fair value, as of the Termination Action, as determined by a nationally recognized independent valuation agent selected by the Investment Manager, as adjusted for contributions and distributions in respect of such Units between the date of the Termination Action and the date of removal. The fees of the valuation agent will be borne by the Partnership. In addition, the Class A Units will be allocated any accrued Carried Interest with respect to all Units as of the date of such termination as if such date of termination were the last Business Day of a calendar year.
3.On the date on which the Investment Manager’s removal becomes effective, the General Partner must deliver various certifications,

Exhibit B-2

including (i) to the removed Investment Manager, an instrument on behalf of the Partnership certifying that the removed Investment Manager has no continuing liability relating to its past service except to the extent it would not have been covered by indemnification under the Agreement and (ii) to the Affiliated Unitholders who are Transferring their interests, an instrument certifying that they have no further liability with respect to the sold interests except to the extent they would not have been covered by indemnification under the Agreement. If the Successor Investment Manager does not comply with the conditions described above on or before the twentieth (20th) Business Day following the delivery of the valuation report by the valuation agent, the sale of interests will not occur.
4.On the date on which the Investment Manager’s removal becomes effective, the Delegation Agreement and the appointment of the Sub-Investment Manager shall automatically terminate.

Timing of Replacement of the Investment Manager
1.The Removal Meeting shall be held as promptly as practicable, but in any event within forty-five (45) days following the Removal Meeting Request.
2.The removal of the Investment Manager will be effective on the sixtieth (60th) calendar day following a vote in favor of replacing the Investment Manager, regardless of whether a Successor Investment Manager has been appointed.

Indemnification
The removed Investment Manager will have no liability or obligation arising out of its past service as the Investment Manager, except for such conduct that would not entitle the Investment Manager to indemnification under Section 2.05 of the Agreement. The removed Investment Manager and its Affiliates are entitled to the indemnification and exculpation rights provided in Section 2.05 of the Agreement for the Investment Manager and its Affiliates to the same extent as if the Investment Manager had not been removed.

Amendment
Notwithstanding anything to the contrary, the General Partner, in its sole discretion, may modify, amend or waive any of the provisions of this Summary of Terms, so long as such amendment or waiver does not adversely affect the right of the Unitholders to cause the removal of the Investment Manager.
In addition, following the removal of the Investment Manager, the provisions of the Agreement may not be modified, amended or waived in any way that (i) adversely affects the removed Investment Manager without the prior written consent of the removed Investment Manager or (ii) adversely affects the rights of any Affiliate of the removed Investment Manager under the provisions described in this Summary of Terms without the prior written consent of such Affiliate.

Change of Name
On the date on which the Investment Manager is removed, each Partnership will be required to change its name to remove any mention of “Goldman Sachs,” “GS,” or any other designation that is a trademark, service mark or copyright of Goldman Sachs.

Exhibit B-3

Goldman Sachs Investment
Following the date on which the vote of the Unitholders to remove the Investment Manager becomes effective, Goldman Sachs, any Employee Fund and / or any Affiliated Unitholders (a) will be under no obligation to invest concurrently with or into any Partnership Investments, (b) may require a repurchase (in whole or in part) of their Units and (c) may, at their option, Transfer their respective Units to a third party, including to Affiliates of the Successor Investment Manager.

Exhibit B-4

Exhibit C
Distribution Reinvestment Plan
This Distribution Reinvestment Plan (the “DRIP”) has been adopted by G-Private Equity LP (the “Partnership”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in its Amended and Restated Agreement of Limited Partnership (as amended, restated or otherwise modified from time to time, the “Partnership Agreement”).
1.    Distribution Reinvestment. As agent for the Unitholders who elect to participate in the DRIP or who are automatically enrolled pursuant to the terms of a subscription for Units (the “Participants”), the General Partner (as delegated to the Investment Manager) will apply all cash distributions made in respect of the Units held by each Participant (the “Distributions”), to the purchase of additional Units of the same Class for such Participant. For the avoidance of doubt, the holders of Class A Units will not be automatically enrolled, or permitted to elect to participate, in the DRIP in respect of such Class A Units, and the terms of the DRIP set forth herein will not apply to cash distributions made to the holders of Class A Units.
2.    Effective Date. The effective date of this DRIP shall be the date of the First Closing of the Partnership.
3.    Procedure for Participation. Any Unitholder may elect to become a Participant by completing and executing a Subscription Agreement for Units (which shall provide for automatic enrollment unless such Unitholder opts out), an enrollment form or any appropriate authorization form as may be available from the Partnership. Participation in the DRIP will begin with the next Distribution made after acceptance of a Participant’s subscription, enrollment or authorization (subject to the notice period for changes described below). Units will be purchased under the DRIP as of the Subscription Date occurring on or immediately following the effective date of the applicable Distribution (notwithstanding that payments in respect of distributions that are not reinvested pursuant to the DRIP may be made later). Participants must provide at least 10 Business Days’ prior written notice to the General Partner of any change to their participation in the DRIP.
4.    Suitability. Upon each reinvestment, each Participant shall automatically be deemed to have reaffirmed, restated and re-acknowledged the agreements, acknowledgments, representations, warranties and other obligations set forth in such Participant’s Subscription Booklet. Each Participant agrees that if such Participant at any time fails to meet the then-current suitability requirements for making an investment in the Partnership or cannot make the other representations or warranties as set forth in the Partnership’s most recent applicable Offering Memorandum or Subscription Agreement, enrollment form or other authorization form, such Participant will promptly so notify the Partnership in writing.
5.    Purchase of Units. Under the DRIP, distributions in respect of Units are reinvested in Units of the same Class as of the Subscription Date occurring on or immediately following the effective date of the applicable Distribution for a purchase price equal to the NAV per Unit of such Class as of such Subscription Date (determined in the same manner as subscriptions). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP. Participants in the DRIP may purchase fractional Units to one thousandth of a Unit so that 100% of the Distributions will be used to acquire Units (subject to any rounding to one thousandth of a Unit). However, a Participant will not be able to acquire DRIP Units and such Participant’s participation in the DRIP will be terminated to the extent that a reinvestment of such Participant’s Distributions in Units would cause the percentage ownership or other limitations contained in the Partnership Agreement or the Offering Memorandum to be violated. Units issued pursuant to the DRIP shall not be subject to the Early Exit Fee.
6.    Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON INCOME ALLOCATED TO THE PARTICIPANT IN RESPECT OF ITS UNITS. EACH UNITHOLDER OF THE PARTNERSHIP WILL BE
Exhibit C-1

REQUIRED TO REPORT ON ITS U.S. FEDERAL INCOME TAX RETURN, AND WILL BE TAXED UPON, ITS ALLOCABLE SHARE OF EACH ITEM OF THE PARTNERSHIP’S INCOME, GAIN, LOSS, DEDUCTION AND CREDIT FOR EACH TAXABLE YEAR OF THE PARTNERSHIP ENDING WITH OR WITHIN THE UNITHOLDER’S TAXABLE YEAR. UNITHOLDERS MUST REPORT THESE ITEMS REGARDLESS OF THE EXTENT TO WHICH, OR WHETHER, THEY RECEIVE AND / OR REINVEST CASH DISTRIBUTIONS FROM THE PARTNERSHIP FOR SUCH TAXABLE YEAR. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN SECTION V: “RISKS AND POTENTIAL CONFLICTS OF INTEREST—NAV ACCRUALS AND UNCERTAIN TAX POSITIONS” OF THE OFFERING MEMORANDUM.
7.    Reports. On a monthly basis, to the extent a distribution was made during such month, the Partnership shall provide each Participant a statement of account, which will include a description, as to such Participant, of: (i) the distributions reinvested during the month; (ii) the number and Class of Units purchased pursuant to the DRIP during the month; (iii) the per-Unit purchase price for such Units; and (iv) the total number of Units purchased on behalf of the Participant under the DRIP. On an annual basis, tax information with respect to income earned on Units under the DRIP for the calendar year will be provided to each applicable participant.
8.    Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty, by delivering at least 10 Business Days’ prior written notice to the Partnership. This notice must be received by the Partnership at least 10 Business Days prior to the effective date of a Distribution in order for a Participant’s termination to be effective for such Distribution. Any transfer of Units by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Units. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Unitholder in cash.
9.    Amendment, Suspension or Termination by the Partnership. The General Partner, in consultation with the Investment Manager, may amend, modify, revise or restate any aspect of the DRIP from time to time and any such amendment shall not be considered a material adverse change to the rights and obligations of the Unitholders; provided that the DRIP cannot be amended to eliminate a Participant’s right to terminate participation in the DRIP and that notice of any material amendment must be provided to Participants at least 10 Business Days’ prior to the effective date of that amendment. The General Partner, in consultation with the Investment Manager, may suspend or terminate the DRIP for any reason at any time.
10.    Liability of the Partnership. None of the Partnership, the General Partner or the Investment Manager shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability with respect to the time and the prices at which Units are purchased or sold for a Participant’s account.
Exhibit C-2

Exhibit D
1.    Definitions. Capitalized terms not otherwise defined shall have the meanings given to them in the Amended and Restated Agreement of Limited Partnership of G-Private Equity LP (the “Onshore LPA”). For the purposes of this Exhibit:
“Disparity” shall mean the amount of the difference between a Class’s Adjusted Class Account and Adjusted Tax Basis.
“Disparity Items” shall mean the Partnership’s items of income, gain and loss that Investment Managers, as delegated by the General Partner, determine (in their reasonable discretion and in consultation with the Partnership’s tax advisors) contribute to the Disparity as listed on Appendix A, as may be amended from time to time in the reasonable discretion of the Investment Manager as delegated by the General Partner, in consultation with the Partnership’s tax advisors.
“NAV Adjustment Items” shall mean any items other than Disparity Items (e.g., NAV Adjustment Items are expected to include management fees, fund level expenses, carried interest, bank interest payments, and other items, that, as determined in the discretion of the Investment Managers, do not impact the Disparity in respect of a Class).
“Residual Items” shall mean that portion of each Disparity Item that remains to be allocated at the moment that every Class’s Disparity has been reduced to zero.
2.    Capital Accounts. The General Partner does not intend to maintain capital accounts under 704(b) and the Treasury Regulations thereunder. The General Partner (or, by delegation, the Investment Manager) intends to rely on the “partner’s interest in the partnership” rules under the Code and applicable Treasury Regulations for purposes of allocating items of Partnership income, gain and loss.
3.    NAV Adjustment Items, Adjusted NAV Account and Adjusted Tax Basis. All NAV Adjustment Items shall be allocated among the Classes in a manner identical or similar to the manner in which such items were treated for purposes of determining the Class Account of each Class. The General Partner (or, by delegation, the Investment Manager) shall establish and maintain for each Class an “Adjusted NAV Account” equal to the cumulative NAV Adjustment Items allocated to such Class as of a given date as described in clause 4(c) below; provided, however, that to the extent Units of a Class have been redeemed, the Adjusted NAV Account of such Class shall be reduced by a portion of the cumulative NAV Adjustment Items so allocated as of the date of redemption corresponding to the percentage of the Class Account of such Class redeemed as of such date. The General Partner (or, by delegation, the Investment Manager) shall also determine an “Adjusted Tax Basis” for each Class which shall be equal to the cumulative Disparity Items allocated to such Class pursuant to paragraphs 4(a) and (b) below; provided, however, that to the extent Units of a Class have been redeemed, the Adjusted Tax Basis of such Class shall be reduced by that portion of the cumulative Disparity Items so allocated as of the date of redemption corresponding to the percentage of the Class Account of such Class redeemed as of such date.
4.    Allocations for Tax Purposes.
a.    Disparity Items shall be allocated among the Classes pro rata based on the Disparity in respect of each such Class, until such time as the Disparity in respect of each Class has been reduced to zero (but not below).
b.    Residual Items shall be allocated in proportion to the direct or indirect net contributions to the Partnership made in respect of each Class. Tax items corresponding or similar to NAV Adjustment Items shall be allocated in the same or a similar manner to the manner in which they were treated for purposes of determining the Class Account of each Class.
Exhibit D-1

c.    Other items shall be allocated pro rata to each Class’s change in Adjusted NAV Account for the relevant year.
d.     Any amounts allocated to a Class shall be further allocated to each Sub-Account of such Class on a pro rata basis or otherwise as determined by the General Partner (or, by delegation, the Investment Manager) in its discretion.
e.    The General Partner (or, by delegation, the Investment Manager) may, in its discretion, allocate items of gross or net income and/or gross or net deduction to the extent it deems appropriate to achieve the desired allocations consistent with the foregoing or to the extent required by law.
f.    The General Partner (or, by delegation, the Investment Manager) shall allocate the income and loss of the Partnership for applicable tax purposes in a manner so as to give economic effect, to the maximum extent possible, to the economic entitlements and allocations set forth in the Onshore LPA and the Private Placement Memorandum, and in accordance with applicable tax principles.
g.    For any item otherwise to be allocated pursuant to this clause 4 that is not determinable or, in the General Partner’s (or, by delegation, the Investment Manager’s) reasonable discretion, should not be determined, on a monthly basis, the annual amount of such item shall be apportioned to each month on a days over days basis and allocated to the Classes for each such month in which each such item would be allocated for the applicable month under paragraphs 4(a) through 4(d).
h.    The Partnership does not intend to revalue, book up, or book down any assets, Class Accounts or Adjusted NAV Accounts in connection with any contributions to and distributions by the Partnership.
i.    The General Partner’s (or, by delegation, the Investment Manager’s) determination of allocations shall be binding upon all parties. Nothing in this Section 4 is intended to affect distributions under the Onshore LPA.
5.    Modifications to Allocations. The General Partner (or, by delegation, the Investment Manager) may, in consultation with its tax advisors, make allocations and/or distributions in a manner other than as described above, including disproportionate allocations of gain or loss and/or disproportionate distributions to the extent required under applicable laws, rules and regulations, or deemed advisable or necessary by the General Partner (or, by delegation, the Investment Manager), in all cases in a manner determined to be consistent with each Unitholder’s interest in the Partnership as described in Section 4.08 of the Onshore LPA.
Exhibit D-2

Appendix A
[***]
Exhibit D-3